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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250117

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

0.00% Convertible Senior Notes due 2025	$2,000,000,000	$218,200.00

Class A Ordinary Shares, par value US$0.000005 per share	—(2)	—(3)

(1)
Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended.

(2)
Includes an indeterminate number of Pinduoduo Inc.'s Class A ordinary shares represented by American depositary shares ("ADSs"), each representing four Class A ordinary shares, issuable upon conversion of the 0.00% convertible senior notes due 2025 (the "Notes"). The initial conversion rate of the Notes is 5.2459 ADSs per $1,000 principal amount of the Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount of Class A ordinary shares whose offer and sale are registered hereby includes an indeterminate number of Class A ordinary shares represented by ADSs that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes.

(3)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no separate registration fee is required for the Class A ordinary shares represented by ADSs issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes.

Prospectus Supplement
(to Prospectus dated November 16, 2020)

US$1,750,000,000

Pinduoduo Inc.

0.00% Convertible Senior Notes due 2025
Convertible into American Depositary Shares,
each currently representing four Class A ordinary shares

             We are offering US$1,750,000,000 principal amount of our 0.00% Convertible Senior Notes due 2025 (the "notes").

             The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on December 1, 2025.

             Holders may convert their notes at their option prior to the close of business on the business day immediately preceding June 1, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of our American Depositary Shares ("ADSs"), each representing as of the date of this prospectus supplement four Class A ordinary shares of Pinduoduo Inc., par value US$0.000005 per share, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five-business-day period after any ten-consecutive-trading-day period (the "measurement period") in which the "trading price" (as defined below) per US$1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day; (3) if we call the notes for a tax or optional redemption, at any time prior to the close of business on the second business day immediately preceding the related redemption date; or (4) upon the occurrence of specified corporate events. On or after June 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, ADSs, or a combination of cash and ADSs, at our election, as described in this prospectus supplement.

             The conversion rate will initially be 5.2459 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$190.63 per ADS). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or following our delivery of a notice of a tax or optional redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or such notice of tax or optional redemption, as the case may be.

             We may not redeem the notes prior to December 6, 2023 except under the circumstances described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction." On or after December 6, 2023, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately prior to the date we provide notice of redemption and (ii) the trading day immediately preceding the date we send such notice. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest, if any, to, but excluding, the optional redemption date (unless the optional redemption date falls after a special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record as of the close of business on such special interest record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). No sinking fund is provided for the notes.

             Holders have the right to require us to repurchase for cash all or part of their notes on December 1, 2023 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest to, but excluding, the repurchase date. In addition, if we undergo a fundamental change, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

             The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equal in right of payment to any of our unsecured indebtedness that is not so subordinated (including the obligations under our 0% Convertible Senior Notes due 2024), will rank effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to all indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) of our subsidiaries and consolidated affiliated entities.

             For a more detailed description of the notes, see "Description of the Notes" beginning on page S-89.

             Concurrently with this offering, we are offering 28,700,000 ADSs (or up to 33,005,000 ADSs if the underwriters of that offering fully exercise their over-allotment option), pursuant to a separate prospectus supplement and accompanying prospectus (the "ADS Offering"). This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs being offered in the concurrent ADS Offering. The completion of this offering is not contingent on the completion of the concurrent ADS Offering (nor is the completion of the ADS Offering contingent on the completion of this offering).

             There is currently no public market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Our ADSs are listed on the Nasdaq Global Select Market under the symbol "PDD." The last reported sale price of our ADSs on the Nasdaq Global Select Market on November 16, 2020 was US$142.03 per ADS.

             Investing in the notes involves risks. See "Risk Factors" beginning on page S-23 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference therein for a discussion of certain risks and important factors you should consider before investing in the notes.

             Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Price to public	US$1,000.00	US$1,750,000,000

Underwriting discounts	US$11.00	US$19,250,000

Proceeds, before expenses, to us	US$989.00	US$1,730,750,000

             We have granted the underwriters an option to purchase up to an additional US$250,000,000 in aggregate principal amount of the notes on the same terms and conditions as set forth above within 30 days of the date of this prospectus supplement at the public offering price, less the underwriting discount.

             The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about November 20, 2020.

Goldman Sachs (Asia) L.L.C.	BofA Securities	China Renaissance

Prospectus Supplement dated November 17, 2020

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

        Section 309B(1) Notification—In connection with Section 309B of the Securities and Futures Act, Chapter 389 of Singapore, as modified or amended from time to time (the "SFA") and the Securities and Futures (Capital Markets Products) Regulations 2018 (the "CMP Regulations 2018), we have determined, and hereby notify all persons (including relevant persons (as defined in Section 309A(1) of the SFA)) that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in the accompanying prospectus from time to time in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes by us and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. The base prospectus was included in the registration statement on Form F-3 (No. 333-250117) that we filed with the SEC on November 16, 2020 and may have been updated since that time with additional information that is incorporated by reference. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        If the description of the offering of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "active buyers" in a given period are to user accounts that placed one or more orders (i) on our Pinduoduo mobile app or (ii) through social networks or access points in that period, regardless of whether the products and services are actually sold, delivered or returned;

  •
  "active merchants" in a given period are to merchant accounts that had one or more orders shipped to a buyer on our Pinduoduo mobile platform in that period, regardless of whether the buyer returns the merchandise or the merchant refunds the purchase price;

  •
  "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "ADSs" are to our American depositary shares, each of which represents four Class A ordinary shares, par value US$0.000005 each;

  •
  "annual spending per active buyer" in a given year are to the quotient of total GMV in that year divided by the number of active buyers in the same year;

  •
  "China" or the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Hong Kong, Macau and Taiwan;

  •
  "GMV" are to the total value of all orders for products and services placed on our Pinduoduo mobile platform, regardless of whether the products and services are actually sold, delivered or returned. Buyers on our platform are not charged for shipping fees in addition to the listed price of merchandise. Hence, merchants may embed the shipping fees in the listed price. If embedded, then the shipping fees are included in our GMV. As a prudential matter aimed at eliminating any influence on our GMV of irregular transactions, we exclude from our calculation of GMV transactions in certain product categories over certain amounts and transactions by buyers in certain product categories over a certain amount per day;

  •
  "monthly active users" are to the number of user accounts that visited our Pinduoduo mobile app during a given month, which does not include those that accessed our platform through social networks and access points;

S-iii

  •
  "our platform" or "Pinduoduo mobile platform" are to our Pinduoduo mobile app and a variety of related features, functionalities, tools and services that we provide to buyers and merchants via Pinduoduo mobile app and through social networks and access points;

  •
  "Pinduoduo," "we," "us," "our company" and "our" are to Pinduoduo Inc., its subsidiaries and its consolidated affiliated entities;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "shares" or "ordinary shares" refers to our Class A and Class B ordinary shares, par value US$0.000005 per share;

  •
  "total orders" are to the total number of orders for products and services placed on our Pinduoduo mobile platform, regardless of whether the products and services are actually sold, delivered or returned; and

  •
  "US$," "U.S. dollars," "$," and "dollars" are to the legal currency of the United States.

        Our reporting currency is the Renminbi because our business is mainly conducted in China and the majority of our revenues are denominated in Renminbi. This prospectus supplement contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.7896 to US$1.0000, the exchange rate on September 30, 2020 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions. On November 6, 2020, the noon buying rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB6.6080 to US$1.0000.

        Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option in this offering and no exercise by the underwriters of the over-allotment option in the concurrent ADS Offering.

        Market data and certain industry forecasts used in or incorporated into this prospectus supplement were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of that document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus

S-iv

constitutes an offer, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        Discrepancy, if any, in a table included in this prospectus supplement between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-v

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in the accompanying prospectus may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

  •
  our growth strategies;

  •
  our future business development, financial conditions and results of operations;

  •
  the trends in the e-commerce industry in China;

  •
  our expectations regarding demand for and market acceptance of our products and services;

  •
  our expectations regarding our relationships with buyers and merchants;

  •
  competition in our industry; and

  •
  relevant government policies and regulations relating to our industry.

        These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and the accompanying prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        This prospectus supplement contains certain data and information that we obtained from various government and private publications. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Statistical data in these publications also include projections based on a number of assumptions. The e-commerce industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our notes. In addition, the rapidly evolving nature of the e-commerce industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus supplement and accompanying prospectus relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. You should read carefully this entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the documents incorporated by reference herein or therein. In addition, any reference to or description of our concurrent ADS Offering herein is wholly subject to the other prospectus supplement pursuant to which such ADSs are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase the ADSs. This prospectus supplement contains estimates and information concerning our industry, including market position, market size and growth rates of the markets in which we participate, that are based on publicly available industry publications and reports. Our industry involves a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of this prospectus supplement and "Item 3. Key Information—D. Risk Factors" in our annual report on Form 20-F for the fiscal year ended December 31, 2019, or 2019 Annual Report, which is incorporated by reference in the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Our Business

        We are an innovative and fast-growing "new e-commerce" platform that provides buyers with value-for-money merchandise and fun and interactive shopping experiences. Our Pinduoduo mobile platform offers a comprehensive selection of attractively priced merchandise, featuring a dynamic social shopping experience that leverages social networks as an effective and efficient tool for buyer acquisition and engagement. As a result of our innovative business model, we have been able to quickly expand our buyer base and establish our brand recognition and market position. We are one of the leading Chinese e-commerce players in terms of GMV and the number of total orders, and the second largest platform in terms of buyer base. Our GMV in the twelve-month period ended September 30, 2019 and 2020 was RMB840.2 billion and RMB1,457.6 billion (US$214.7 billion), respectively, representing an increase of 73.5%.

        We pioneered an innovative "team purchase" model on our platform. Buyers can access our platform and make team purchases by either visiting our platform directly or through popular social networks, such as Weixin and QQ. They are encouraged to share product information on such social networks, and invite their friends, family and social contacts to form a shopping team to enjoy the more attractive prices available under the "team purchase" option. As a result, buyers on our platform actively introduce us and the products available on our platform to their friends, family and social contacts, some of whom may be new to our platform. New buyers in turn further refer our platform to their broader family and social networks, generating low-cost, effective and organic traffic and frequent interactions and leading to the exponential growth of our buyer base. The number of active buyers on our platform in the twelve-month period ended September 30, 2020 reached 731.3 million, representing an increase of 36.4% from 536.3 million in the twelve-month period ended September 30, 2019. The average monthly active users for our mobile app were 643.4 million in the third quarter of 2020, representing an increase of 49.8% from 429.6 million in the same quarter of 2019.

        Our large and highly active buyer base has helped attract merchants to our platform, and the scale of our sales volume has encouraged merchants to offer even more competitive prices and customized products and services to buyers, thus forming a virtuous cycle. In 2019, we had 5.1 million active merchants on our platform, offering a broad range of product categories.

        Our "team purchase" model has transformed online shopping into a dynamic social experience. We have consciously built our platform to resemble a "virtual bazaar" where buyers browse and explore a full spectrum of products while interacting with one another. In contrast to the conventional search-

based "inventory index" model, our platform brings out the fun and excitement of discovery and shopping. This embedded social element has fostered a highly engaged user base. In May 2018, to further provide a fun experience for users of our platform, we launched Duo Duo Orchard, an engaging in-app game that allows users to plant and grow a virtual tree on our platform to win prizes in the form of real fruits.

        Not only is the "team purchase" model an efficient tool for user engagement and expansion, it also helps us understand our users better so that we could help improve the supply chain efficiency of the retail market. We can channel user preferences to merchants so that they can adjust their production and sales plans accordingly. As a result, upstream suppliers can be better informed of consumer demand and transformed by the "C2M" (Consumer-to-Manufacturer) model.

        We leveraged our platform and developed the "Internet + Agriculture" initiative to facilitate direct sales between small-scale farmers and consumers. By making recommendations to consumers based on our understanding of their preferences in product variety and price, we are able to aggregate demand, thereby generating large volumes of orders for our farmer merchants. The large demand helps the farmers to be less dependent on distributors and makes it possible for them to sell directly to consumers, thereby improving the overall supply chain efficiency and reducing cost. Through such an initiative, consumers end up getting fresher and safer products for a lower price, while farmers earn more, which can be reinvested in their farming equipment and practices to further improve production efficiency and quality. In 2019, we recorded RMB136.4 billion (US$20.1 billion), or 13.6%, of our GMV from agricultural and related products. We continue to see significant growth potential in agriculture and plan to make investments in technology and form strategic partnerships across China's agriculture value chain covering production, distribution, quality control and safety, and branding and marketing. We work with local governments and academia to facilitate modernization of farming practices and improve production efficiency in rural China through our "Duo Duo Farm" initiative. We also fund agriculture technology research with the objective of improving food production, quality control, and safety. The Smart Agriculture Competition that we launched in May 2020 demonstrated how technology can work alongside traditional practices to shorten growth cycle, reduce labor requirements, and ensure more consistent quality. In August 2020, we started Duo Duo Maicai, a feature in our app that allows users to order groceries and related products online and collect goods the next day at nearby designated local outlets. We will continue to invest in agriculture value chains to generate more savings and efficiency for consumers through agriculture e-commerce.

        We have experienced substantial growth since our inception in 2015. We currently generate revenues primarily from online marketplace services. Our revenues grew from RMB1,744.1 million in 2017 to RMB13,120.0 million in 2018, and further to RMB30,141.9 million (US$4,439.4 million) in 2019. Our revenues for the nine months ended September 30, 2020 was RMB32,944.2 million (US$4,852.2 million), representing an increase of 70.3% from RMB19,349.2 million for the same period in 2019. We incurred net loss of RMB525.1 million, RMB10,217.1 million and RMB6,967.6 million (US$1,026.2 million) in 2017, 2018 and 2019, respectively, and we incurred net loss of RMB5,216.0 million and RMB5,803.4 million (US$854.7 million) in the nine months ended September 30, 2019, and 2020, respectively.

Our Industry

        The total retail sales of consumer goods (including catering services) in China increased from RMB36.6 trillion (US$5.4 trillion) in 2017 to RMB41.2 trillion (US$6.1 trillion) in 2019, according to the National Bureau of Statistics of China, or NBS, representing a compound annual growth rate, or CAGR, of 6.1%. Meanwhile, online shopping continues to be embraced by more and more consumers in China. According to China Internet Network Information Center, or CNNIC, China's online shopping population grew from 533 million at the end of December 2017 to 749 million out of 932 million mobile internet users as of June 2020. As a result, online e-commerce has grown at a much faster rate. According to NBS, online retail sales of physical goods increased from RMB5.5 trillion (US$0.8 trillion) in 2017 to RMB8.5 trillion (US$1.3 trillion) in 2019, representing a CAGR of 25.5%.

        We believe that the following trends are driving the continued growth of China's e-commerce industry and are reshaping its future form. First, mobile shopping has become the dominant form of online retail in China, as consumers increasingly use their fragmented time to browse and shop anywhere, anytime. Second, the extensive logistics infrastructure and wide adoption of mobile payment have made mobile shopping increasingly efficient and convenient. Third, lower-tier cities in China have become an increasingly important market for e-commerce due to the rising spending power and a desire for a better standard of living. Fourth, there is a massive base of small and micro enterprises which could benefit from more direct access to consumers.

        Fueled by these powerful trends, a new form of e-commerce, which is referred to as "new e-commerce," is emerging. We believe that "new e-commerce" has the following key characteristics:

  •
  Spontaneous shopping.  The convenience of mobile shopping and payment presents an opportunity for merchants to continuously connect with consumers and enable consumers to make purchases. This creates a multitude of new consumption scenarios and greatly enables consumers to shop anywhere, anytime.

  •
  Deepened understanding of users.  The development and integration of technologies such as big data analytics and machine learning have enabled e-commerce platforms to understand their user behaviors and preferences more deeply. Instead of a search-based model where consumers type in keywords to find the products they desire, products are directly displayed and recommended to them, resulting in higher buyer engagement.

  •
  Social element in shopping behavior.  Young generations in China are native users of mobile internet and social networks and are familiar with using internet in nearly every aspect of their lives, including sharing information and experiences and socializing, which has permeated into their shopping behavior.

  •
  Enhanced supply chain management.  The massive volume of data generated from a large number of transactions could be utilized to allow manufacturers to achieve more efficient manufacturing and inventory planning and to substantially reduce intermediary costs incurred.

        In addition, China has a massive agricultural market that we are addressing. According to NBS, China's gross output value of agriculture reached RMB6,606.6 billion (US$973.0 billion) in 2019. However, China's agricultural market is highly fragmented and dispersed among small rural production sites that work independently from one another. In addition, small-scale farmers in China also rely heavily on distributors to market and distribute their products, while distributors typically apply multiple rounds of price mark-ups before products finally reach consumers. The multiple layers of distribution tend to prolong product delivery time, increase product spoilage rates and reduce shelf life. The inefficiency in agricultural production and distribution has led to China's active promotion of innovation in agriculture business and distribution, in particular, encouraging e-commerce platforms to develop agricultural e-commerce.

Our Strengths

        We believe that the following strengths contribute to our success and differentiate us from our competitors:

  •
  innovative "new e-commerce" platform with rapid growth;

  •
  value-for-money merchandise with a strong focus on quality control;

  •
  highly active buyer base cultivated by a fun and interactive shopping experience;

  •
  strong commitment to technology; and

  •
  experienced management team with extensive technology and operational background.

Our Strategies

        We intend to pursue the following growth strategies:

  •
  increase our buyer base and engagement;

  •
  expand merchandise choices and offerings;

  •
  enhance user trust, grow brand recognition and continue to adhere to strict quality control;

  •
  further improve technology and distributed AI capabilities;

  •
  develop an open, logistics technology platform;

  •
  promote transformation of China's agriculture value chain;

  •
  pursue select strategic investment and expansion opportunities; and

  •
  attract and retain talent.

Recent Developments

        On July 1, 2020, our board of directors appointed Mr. Lei Chen as chief executive officer, effective immediately. Mr. Zheng Huang, our chairman of the board of directors and former chief executive officer, remained as chairman of the board of directors. Mr. Chen is one of our company's founding members and had served as our chief technology officer since 2016 prior to his new appointment.

        Concurrently, Mr. Jianchong Zhu was appointed as general counsel, and Mr. Jing Ma as vice president of finance, both with immediate effect.

        Mr. Zhu had served as our senior vice president since 2018 before the new appointment. Prior to joining our company, Mr. Zhu was a partner in the Beijing office of White & Case LLP. From 2010 to 2017, he was an associate and then counsel in Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Zhu received his bachelor's degree in English language and literature from Tsinghua University, and his juris doctor's degree from University of California Hastings College of the Law.

        Mr. Ma had 17 years of finance-related experience in the Chanel group before he joined our company in July 2020. At Chanel, Mr. Ma held a number of roles, including most recently the corporate director of Chanel China Company Limited, the chief financial officer of Chanel Hong Kong Limited and Chanel Macau Limitada, and the regional treasurer of Chanel Limited (Regional Headquarter) responsible for all treasury matters across Greater China and APAC countries. Mr. Ma received his bachelor's degree in chrematistics from Shanghai University of Finance & Economics, his MBA degree from Fudan University and his EMBA degree from China European International Business School.

        On July 22, 2020, we held our 2020 annual general meeting, where the shareholders re-elected Mr. Zheng Huang, Mr. Haifeng Lin, Mr. Nanpeng Shen, Mr. Qi Lu, Mr. George Yong-Boon Yeo and Mr. Anthony Kam Ping Leung as directors, and elected Mr. Lei Chen as a new director.

        In July 2020, 13.4% equity interest in Hangzhou Aimi Network Technology Co., Ltd., or Hangzhou Aimi, was transferred to Mr. Jianchong Zhu. At the same time, Mr. Zhu entered into the contractual arrangements with Hangzhou Weimi Network Technology Co., Ltd., our wholly-owned subsidiary, and Hangzhou Aimi.

Concurrent ADS Offering

        Concurrently with this offering, pursuant to a separate prospectus supplement and the accompanying prospectus, we are offering 28,700,000 ADSs (or up to 33,005,000 ADSs if the underwriters in that offering exercise their over-allotment option in full). We refer to this offering as the ADS Offering. The net proceeds of the concurrent ADS offering, after deducting underwriting discounts and estimated expenses payable by us, is expected to be approximately US$3,540.9 million (or approximately US$4,072.0 million if the underwriters in the ADS Offering exercise their over-allotment option in full). This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs being offered in the concurrent ADS Offering. Neither the completion of this offering nor the concurrent ADS Offering is contingent on the completion of the other, so it is possible that this offering occurs and the ADS Offering does not, and vice versa. We cannot assure you that the concurrent ADS Offering will be completed on the terms described above, or at all.

Corporate History and Structure

        We commenced our commercial operations in 2015 through Hangzhou Aimi, and Shanghai Xunmeng Information Technology Co., Ltd., or Shanghai Xunmeng, in parallel. In June 2016, to streamline the operations of these two companies, Hangzhou Aimi obtained 100% equity interest in Shanghai Xunmeng, and Shanghai Xunmeng became a wholly-owned subsidiary of Hangzhou Aimi.

        We incorporated Walnut Street Group Holding Limited under the laws of the Cayman Islands as our offshore holding company in April 2015 to facilitate offshore financing. In the same month, we established HongKong Walnut Street Limited, or Walnut HK, our wholly-owned Hong Kong subsidiary, and Walnut HK established a wholly-owned PRC subsidiary, Hangzhou Weimi Network Technology Co., Ltd., or Hangzhou Weimi. Walnut HK established two additional wholly-owned PRC subsidiaries, Walnut Street (Shanghai) Information Technology Co., Ltd. (formerly known as Shanghai Pinduoduo Network Technology Co., Ltd.) and Shenzhen Qianhai Xinzhijiang Information Technology Co., Ltd., in January 2018 and April 2018, respectively, which, together with Hangzhou Weimi, are referred to as our WFOEs in this prospectus supplement. In July 2018, we renamed our company as Pinduoduo Inc.

        Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet and other related business, Hangzhou Weimi later entered into a series of contractual arrangements with Hangzhou Aimi, which we refer to as our VIE in this prospectus supplement, and its shareholders. We depend on these contractual arrangements with our VIE, in which we have no ownership interests, and its shareholders to conduct most aspects of our operation. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China. The shareholders of our VIE may have potential conflicts of interest with us.

        Under PRC laws and regulations, our PRC subsidiaries may pay cash dividends to us out of their respective accumulated profits. However, the ability of our PRC subsidiaries to make such distribution to us is subject to various PRC laws and regulations, including the requirement to fund certain statutory funds, as well as potential restriction on currency exchange and capital controls imposed by the PRC government.

        As a result of our direct ownership in our WFOEs and the variable interest entity contractual arrangements, we are regarded as the primary beneficiary of our VIE. We treat it and its subsidiaries as our consolidated affiliated entities under U.S. GAAP, and have consolidated the financial results of these entities in our consolidated financial statements in accordance with U.S. GAAP.

        The following diagram illustrates our corporate structure, including our principal subsidiaries and our VIE and its principal subsidiary, as of the date of this prospectus supplement:

Note:

(1)
Messrs. Lei Chen and Jianchong Zhu hold 86.6% and 13.4% equity interests in Hangzhou Aimi, respectively. They are employees of our company and have entered into a series of contractual arrangements with Hangzhou Weimi, pursuant to which Hangzhou Weimi has control over and is the primary beneficiary of Hangzhou Aimi.

Summary of Risk Factors

        Investing in the notes involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in the notes. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the "Risk Factors" section of this prospectus supplement.

Risks Related to Our Business and Industry

        Risks and uncertainties related to our business and industry include, but are not limited to, the following:

  •
  Our limited operating history makes it difficult to evaluate our business and prospects. We cannot guarantee that we will be able to maintain the growth rate that we have experienced to date.

  •
  If we fail to anticipate buyer needs and provide products and services to attract and retain buyers, or fail to adapt our services or business model to changing buyer needs or emerging industry standards, our business may be materially and adversely affected.

  •
  Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

  •
  Our merchants use a variety of third-party logistics service providers and e-waybill systems. Service interruptions, failures, or constraints of these logistics service providers or any disruptions or malfunctions of the e-waybill systems could severely harm our business and prospects.

  •
  We face intense competition, and if we fail to compete effectively, we may lose market share, buyers and merchants.

  •
  If we fail to maintain and expand our relationships with merchants, our revenues and results of operations will be harmed.

  •
  Any change, disruption, discontinuity in the features and functions of major social networks could severely limit our ability to continue growing our buyer base, and our business may be materially and adversely affected.

Risks Related to Our Corporate Structure

        Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

  •
  If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

  •
  We face uncertainties with respect to the implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

  •
  The rights and functions of the Pinduoduo Partnership, once effective, may impact your ability to appoint executive directors and nominate the chief executive officer of the company, and the interests of the Pinduoduo Partnership may conflict with your interests.

  •
  We rely on contractual arrangements with our VIE and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control.

  •
  Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

Risks Related to Doing Business in China

        We are also subject to risks and uncertainties related to doing business in China, including, but not limited to, the following:

  •
  Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

  •
  Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

  •
  We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

  •
  Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect our financial condition and results of operations.

  •
  The audit report included in our 2019 Annual Report is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs.

Risks Related to the Notes and this Offering

        In addition to the risks described above, we are subject to risks related to the notes and this offering, including, but not limited to, the following:

  •
  The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries and consolidated affiliated entities.

  •
  The notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries and consolidated affiliated entities.

  •
  Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

  •
  Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

  •
  Volatility in the market price and trading volume of our ADSs could adversely impact the trading price of the notes.

  •
  We may not have the ability to raise the funds necessary to settle conversions of the notes or the 2024 Notes in cash, to repurchase the notes or the 2024 Notes upon a fundamental change or upon a tax redemption or an optional redemption or on specified dates, and our future debt may contain limitations on our ability to pay cash upon conversion or upon required repurchase or redemption of the notes or the 2024 Notes.

Corporate Information

        Our principal executive offices are located at 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, People's Republic of China. Our telephone number at this address is

+86 21-52661300. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

        Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.pinduoduo.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the notes, see the section entitled "Description of the Notes" in this prospectus supplement that supplements and, to the extent that it is inconsistent, supersedes the information in the "Description of Debt Securities" section of the accompanying prospectus. For a more detailed description of our ADSs, if any, issuable upon conversion of the notes, see the sections entitled "Description of American Depositary Shares" and "Description of Share Capital" in the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled "Description of the Notes," the words "we," "our," "us," and "our company" refer to Pinduoduo Inc. and not to its consolidated subsidiaries or its consolidated affiliated entities.

Issuer	Pinduoduo Inc., an exempted company incorporated under the laws of the Cayman Islands.
Notes Offered

US$1,750,000,000 principal amount of 0.00% Convertible Senior Notes due 2025 (the "notes") plus up to an additional US$250,000,000 principal amount of the notes pursuant to the underwriters' over-allotment option.

Issue Price	100%.
Maturity	The notes will mature on December 1, 2025, unless earlier repurchased, redeemed or converted.
No Regular Interest; Special Interest

The notes will not bear regular interest, and the principal amount of the notes will not accrete. We will pay special interest, if any, at our election, as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of the Notes—Events of Default." Special interest, if any, will be payable semiannually in arrears on June 1 and December 1 of each year.

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding June 1, 2025, in integral multiples of US$1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the ADSs for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of the Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition") per US$1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day;

•

if we call the notes for a tax or optional redemption, at any time prior to the close of business on the second business day immediately preceding the related redemption date; or

•

upon the occurrence of specified corporate events described under "Description of the Notes—Conversion Rights—Conversion upon Specified Corporate Events."

On or after June 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert any and all of their notes, in integral multiples of US$1,000 principal amount, at their option at any time regardless of the foregoing circumstances.

The conversion rate for the notes is initially 5.2459 ADSs, each representing as of the date of this prospectus supplement four Class A ordinary shares of Pinduoduo Inc., par value US$0.000005 per share, per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$190.63 per ADS), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ADSs, the amount of cash and ADSs, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40-trading-day observation period (as described herein). See "Description of the Notes—Conversion Rights—Settlement upon Conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of the Notes—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change."

Moreover, if we elect to redeem the notes in respect of a change in tax law or otherwise at our option on or after December 6, 2023 when the last reported sale price of our ADSs meets certain conditions (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such redemption, as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us."

You will not receive any additional cash payment or additional ADSs representing accrued and unpaid special interest, if any, upon conversion of a note, except in limited circumstances. Instead, special interest, if any, will be deemed to be paid by the cash, ADSs or a combination of cash and ADSs paid or delivered, as the case may be, to you upon conversion of a note.

Repurchase of Notes by Us at the Option of the Holder

Holders of the notes have the right to require us to repurchase for cash all or part of their notes on December 1, 2023, (the "repurchase date") at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date. See "Description of the Notes—Repurchase of Notes by Us at the Option of the Holder."

Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction

If we have, or on the next special interest payment date would, become obligated to pay any additional amounts as a result of (i) any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations, as further described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," we may, at our option, redeem all but not part of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid special interest, if any, to, but excluding, the tax redemption date, including any additional amounts with respect to such redemption price.

Upon our giving a notice of redemption, a holder may elect not to have its notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in "Description of the Notes—Additional Amounts" after the redemption date.

Optional Redemption by Us

We may not redeem the notes prior to December 6, 2023 except under the circumstances described under "Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction." On or after December 6, 2023, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately prior to the date we provide notice of redemption and (ii) the trading day immediately preceding the date we send such notice. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest, if any, to, but excluding, the optional redemption date (unless the optional redemption date falls after a special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record as of the close of business on such special interest record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). No Sinking fund is provided for the notes. See "Description of the Notes—Optional Redemption by Us."

Fundamental Change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a special interest record date but on or prior to the special interest payment date to which such special interest record date relates, in which case we will instead pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record on such special interest record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased). See "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Additional Amounts

All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the redemption price, the repurchase price and the fundamental change repurchase price), payments of special interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion, will be made without withholding or deduction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holders of the notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required, subject to certain exceptions set forth under "Description of the Notes—Additional Amounts."

Ranking	The notes will be our general senior unsecured obligations and will rank:

•

senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•

equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including our outstanding 0.00% convertible senior notes due 2024 (the "2024 Notes");

•

effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally junior to all indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) of our subsidiaries and consolidated affiliated entities.

As of September 30, 2020, our total consolidated indebtedness was RMB8,277.9 million (US$1,219.2 million), including the 2024 Notes. As of September 30, 2020, our consolidated affiliated entities and their subsidiaries had RMB64,236.2 million (US$9,461.0 million) of indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option), our total consolidated indebtedness as of September 30, 2020 would have been US$2,969.2 million.

The indenture governing the notes will not limit the amount of debt that we, our consolidated subsidiaries and our consolidated affiliated entities may incur.

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately US$1,730.8 million or approximately US$1,978.0 million if the underwriters exercise their option to purchase additional notes in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering and the concurrent ADS Offering to further strengthen our balance sheet, providing us flexibility to fund our growth strategies that may include: expansion of our business operations, development of technology infrastructure, strategic investments in our supply chains and ecosystem, and future acquisitions and partnerships.

The foregoing represents our current intentions to use and allocate the net proceeds from this offering and the concurrent ADS Offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment grade, interest-bearing instruments or hold them as cash. See "Use of Proceeds."

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities and there is currently no public market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Taxation

For certain Cayman Islands, PRC and U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of the ADSs and Class A ordinary shares represented by such ADSs, see "Taxation."

Our ADSs

As of the date of this prospectus supplement, each ADS represents four Class A ordinary shares of Pinduoduo Inc., par value US$0.000005 per ordinary share, that are held on deposit with the custodian for Deutsche Bank Trust Company Americas, as depositary. Upon conversion of the notes, you will receive ADSs if we elect to settle conversion of notes through delivery of ADSs or a combination of cash and ADSs. As an ADS holder, you will not be treated as one of our shareholders, but you will have rights as provided in the deposit agreement. Under the deposit agreement, you may instruct the depositary to vote the Class A ordinary shares underlying your ADSs. You must pay applicable fees and expenses of the depositary for each cancellation of an ADS, or distribution of securities by the depositary or certain other depositary services as described under "Description of American Depositary Shares—Fees and Expenses" in the accompanying prospectus.

Nasdaq Global Select Market Symbol for the ADSs	The ADSs are listed on the Nasdaq Global Select Market under the symbol "PDD."
Concurrent ADS Offering

Concurrently with this offering, we are offering 28,700,000 ADSs (or up to 33,005,000 ADSs if the underwriters of that offering fully exercise their over-allotment option), pursuant to a separate prospectus supplement and accompanying prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs being offered in the concurrent ADS Offering. We cannot assure you that the concurrent ADS Offering will be completed or, if completed, on what terms it will be completed. The completion of this offering is not contingent on the completion of the concurrent ADS Offering (nor is the completion of the ADS Offering contingent on the completion of this offering).

We estimate that the net proceeds to us from the concurrent ADS Offering will be approximately $3,540.9 million (or approximately $4,072.0 million if the underwriters of the concurrent ADS Offering fully exercise their over-allotment option), after deducting the underwriting discounts and our estimated offering expenses.

See "The Concurrent ADS Offering."
Trustee	Deutsche Bank Trust Company Americas
Paying Agent, Transfer Agent, Conversion Agent and Registrar	Deutsche Bank Trust Company Americas

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following table presents the selected consolidated financial information for our company. The selected consolidated statements of comprehensive loss data for the years ended December 31, 2017, 2018 and 2019, selected consolidated balance sheet data as of December 31, 2018 and 2019 and selected consolidated statements of cash flow data for the years ended December 31, 2017, 2018 and 2019 have been derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated into the accompanying prospectus by reference. The selected consolidated statements of comprehensive loss data for the nine months ended September 30, 2019 and 2020, the selected consolidated balance sheet data as of September 30, 2020 and the selected consolidated statements of cash flow data for the nine months ended September 30, 2019 and 2020 are derived from our unaudited interim condensed consolidated financial statements for the same periods included in our current report on Form 6-K furnished to the SEC on November 16, 2020, including all exhibits thereto, which are incorporated into the accompanying prospectus by reference. The selected consolidated statements of comprehensive loss data for the year ended December 31, 2016, and the selected consolidated balance sheet data as of December 31, 2016 and 2017, and the selected consolidated cash flow data for the year ended December 31, 2016 have been derived from our audited consolidated financial statements not incorporated by reference in the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

        Our historical results are not necessarily indicative of results expected for future periods. You should read this selected financial data together with our audited consolidated financial statements for the years ended December 31, 2017, 2018 and 2019 and as of December 31, 2018 and 2019 and related notes included in our 2019 Annual Report, information under "Item 5. Operating and Financial Review and Prospects" of our 2019 Annual Report and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2019 and 2020 and as of September 30, 2020 and related notes included in our current report on Form 6-K furnished to the SEC on November 16, 2020, including all exhibits thereto, which are incorporated into the accompanying prospectus by reference.

        We ceased to be an emerging growth company ("EGC") under Jumpstart Our Business Startups Act ("JOBS Act") after December 31, 2018 and could no longer take advantage of the extended transition period for complying with new or revised accounting standards applicable to an EGC. As a result, we adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, effective January 1, 2018 using the modified retrospective approach. There were no changes made to our revenue recognition policy as a result of the adoption of Topic 606. We also changed the classification and presentation of restricted cash on the consolidated statements of cash flows for each of the three years in the period ended December 31, 2018 due to the adoption of ASU No. 2016-18, Statement of Cash Flows: Restricted Cash. For the years ended December 31, 2016 and 2017, the changes in restricted cash of nil and RMB9,370.8 million, respectively were previously reported within net cash used in operating activities in the statements of cash flows. We adopted ASU No. 2016-02: Leases on January 1, 2019 using the modified retrospective transition method. Right-of-use assets ("ROU assets") and lease liabilities (including current and non-current) for operating leases are presented on the face of the consolidated balance sheet as of December 31, 2019, while the consolidated balance sheet data for the years ended December 31, 2016, 2017 and 2018 have been prepared in accordance with ASC Topic 840, Accounting for Leases. We adopted ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective January 1, 2020 using the modified retrospective transition method. Upon adoption, we changed the impairment model to utilize a forward-looking current expected credit losses model in place of the incurred loss methodology for financial instruments measured at amortized cost.

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2016	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands, except for number of shares and per share (or ADS) data)
Selected Consolidated Statement of Comprehensive Loss Data:
Revenues
Online marketing services and others	—	1,209,275	11,515,575	26,813,641	17,126,942	29,424,626	4,333,779
Transaction services	48,276	531,416	1,604,415	3,328,245	2,222,218	3,519,530	518,371
Merchandise sales	456,588	3,385	—	—	—	—	—

Total revenues	504,864	1,744,076	13,119,990	30,141,886	19,349,160	32,944,156	4,852,150
Costs of revenues(1)	(577,870)	(722,830)	(2,905,249)	(6,338,778)	(4,301,341)	(7,752,517)	(1,141,823)
Gross (loss)/profit	(73,006)	1,021,246	10,214,741	23,803,108	15,047,819	25,191,639	3,710,327
Operating expenses
Sales and marketing expenses(1)	(168,990)	(1,344,582)	(13,441,813)	(27,174,249)	(17,901,713)	(26,482,073)	(3,900,388)
General and administrative expenses(1)	(14,793)	(133,207)	(6,456,612)	(1,296,712)	(951,030)	(1,101,727)	(162,267)
Research and development expenses(1)	(29,421)	(129,181)	(1,116,057)	(3,870,358)	(2,597,983)	(4,940,392)	(727,641)
Impairment of a long-term investment	—	(10,000)	—	—	—	—	—

Total operating expenses	(213,204)	(1,616,970)	(21,014,482)	(32,341,319)	(21,450,726)	(32,524,192)	(4,790,296)
Operating loss	(286,210)	(595,724)	(10,799,741)	(8,538,211)	(6,402,907)	(7,332,553)	(1,079,969)
Other income/(expenses)
Interest and investment gain, net	4,460	80,783	584,940	1,541,825	1,069,285	1,783,971	262,751
Interest expense	—	—	—	(145,858)	(6,150)	(479,190)	(70,577)
Foreign exchange gain/(loss)	475	(11,547)	10,037	63,179	76,416	76,191	11,222
Change in the fair value of warrant liability	(8,668)	—	—	—	—	—	—
Other (loss)/income, net	(2,034)	1,373	(12,361)	82,786	55,608	112,553	16,577

Loss before income tax and share of results of equity investees	(291,977)	(525,115)	(10,217,125)	(6,996,279)	(5,207,748)	(5,839,028)	(859,996)
Share of results of equity investees	—	—	—	28,676	(8,218)	35,642	5,249
Income tax expenses	—	—	—	—	—	—	—

Net loss	(291,977)	(525,115)	(10,217,125)	(6,967,603)	(5,215,966)	(5,803,386)	(854,747)
Net loss attributable to ordinary shareholders	(322,407)	(498,702)	(10,297,621)	(6,967,603)	(5,215,966)	(5,803,386)	(854,747)

Loss per share
Basic	(0.18)	(0.28)	(3.47)	(1.51)	(1.13)	(1.22)	(0.18)
Diluted	(0.18)	(0.28)	(3.47)	(1.51)	(1.13)	(1.22)	(0.18)
Shares used in loss per share computation
Basic	1,815,200	1,764,799	2,968,320	4,627,278	4,619,623	4,739,382	4,739,382
Diluted	1,815,200	1,764,799	2,968,320	4,627,278	4,619,623	4,739,382	4,739,382
Loss per ADS (each ADS representing four Class A ordinary shares)
Basic	(0.72)	(1.12)	(13.88)	(6.04)	(4.52)	(4.90)	(0.72)
Diluted	(0.72)	(1.12)	(13.88)	(6.04)	(4.52)	(4.90)	(0.72)
Weighted average number of shares
Basic	1,815,200	1,764,799	2,968,320	4,627,278	4,619,623	4,739,382	4,739,382
Diluted	1,815,200	1,764,799	2,968,320	4,627,278	4,619,623	4,739,382	4,739,382

(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2016	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Costs of revenues	276	796	3,488	23,835	16,579	22,368	3,294
Sales and marketing expenses	563	1,675	405,805	860,862	623,508	816,672	120,283
General and administrative expenses	1,477	108,141	6,296,186	786,641	562,118	714,515	105,237
Research and development expenses	1,748	5,893	136,094	886,368	556,829	1,126,258	165,880

Total	4,064	116,505	6,841,573	2,557,706	1,759,034	2,679,813	394,694

        The following table presents our selected consolidated balance sheet data as of the dates indicated:

	As of December 31,				As of September 30,
	2016	2017	2018	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheet Data:
Current assets:
Cash and cash equivalents	1,319,843	3,058,152	14,160,322	5,768,186	5,715,676	841,828
Restricted cash(1)	—	9,370,849	16,379,364	27,577,671	38,813,084	5,716,549
Receivables from online payment platforms	10,282	88,173	247,586	1,050,974	531,009	78,209
Short-term investments	290,000	50,000	7,630,689	35,288,827	39,859,089	5,870,609
Amounts due from related parties	92,647	442,912	1,019,033	2,365,528	3,449,126	508,001
Prepayments and other current assets	40,731	127,742	953,989	950,277	1,802,585	265,492
Non-current assets:
Other non-current assets	15,000	5,000	182,667	503,120	7,172,813	1,056,441
Property, equipment and software, net	2,248	9,279	29,075	41,273	46,509	6,850
Total assets	1,770,751	13,314,470	43,182,063	76,057,336	99,410,926	14,641,645
Current liabilities:
Payable to merchants	1,116,798	9,838,519	17,275,934	29,926,488	40,299,835	5,935,524
Merchant deposits	219,472	1,778,085	4,188,273	7,840,912	10,574,559	1,557,464
Total current liabilities	1,414,296	12,109,507	24,359,469	45,767,806	65,075,548	9,584,591
Total mezzanine equity	782,733	2,196,921	—	—	—	—
Total shareholders' (deficits)/equity	(426,278)	(991,958)	18,822,594	24,646,866	28,403,662	4,183,407

(1)
Restricted cash mainly represents cash received from buyers and reserved in a bank supervised account for payments to merchants.

        The following table presents our selected consolidated cash flow data for the periods indicated:

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2016	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Cash Flow Data:
Net cash generated from operating activities	879,777	9,686,328	7,767,927	14,820,976	5,222,963	13,250,058	1,951,521
Net cash (used in)/generated from investing activities	(307,301)	71,651	(7,548,509)	(28,319,678)	(16,857,806)	(11,735,064)	(1,728,387)
Net cash generated from financing activities	486,538	1,398,860	17,344,357	15,854,731	14,960,832	9,624,213	1,417,493
Exchange rate effect on cash, cash equivalents and restricted cash	20,397	(47,681)	546,910	450,142	500,402	43,696	6,436

Net increase in cash, cash equivalents and restricted cash	1,079,411	11,109,158	18,110,685	2,806,171	3,826,391	11,182,903	1,647,063
Cash, cash equivalents and restricted cash at beginning of the year/period	240,432	1,319,843	12,429,001	30,539,686	30,539,686	33,345,857	4,911,314

Cash, cash equivalents and restricted cash at end of the year/period	1,319,843	12,429,001	30,539,686	33,345,857	34,366,077	44,528,760	6,558,377

RISK FACTORS

        An investment in our notes involves risks. Before you decide to buy our notes, you should consider carefully all of the information in this prospectus supplement as well as the section titled "Risk Factors" included in the accompanying prospectus and all the documents incorporated herein by reference, including the factors set forth under "Item 3. Key Information—D. Risk Factors" in our 2019 Annual Report. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our notes could decline, and you could lose all or part of your investment. Please see "Where You Can Find More Information About Us" and, in the accompanying prospectus, "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.

Risks Related to Our Business and Industry

Our limited operating history makes it difficult to evaluate our business and prospects. We cannot guarantee that we will be able to maintain the growth rate that we have experienced to date.

        We commenced our commercial operations in 2015, and have a limited operating history. The number of our active buyers have grown exponentially to reach approximately 731.3 million in the twelve-month period ended September 30, 2020. Our revenues grew from RMB19,349.2 million in the nine months ended September 30, 2019 to RMB32,944.2 million (US$4,852.2 million) in the same period in 2020. However, our historical performance may not be indicative of our future growth or financial results. We cannot assure you that we will be able to grow at the same rate as we did in the past, or avoid any decline in the future. Our growth may slow down or become negative, and revenues may decline for a number of possible reasons, some of which are beyond our control, including decreasing consumer spending, increasing competition, declining growth of our overall market or industry, the emergence of alternative business models, changes in rules, regulations, government policies or general economic conditions. In addition, our online marketing services, from which we have generated almost all of our revenues since 2017, are a relatively new initiative and may not grow as quickly as we have anticipated. It is difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If our growth rate declines, investors' perceptions of our business, operating results and prospects may be materially and adversely affected and the market price of our ADSs could decline. You should consider our prospects in light of the risks and uncertainties that companies with a limited operating history may encounter.

If we fail to anticipate buyer needs and provide products and services to attract and retain buyers, or fail to adapt our services or business model to changing buyer needs or emerging industry standards, our business may be materially and adversely affected.

        The e-commerce market in which we operate as well as buyer needs and preferences are constantly evolving. As a result, we must continuously respond to changes in the market and buyer demand and preferences to remain competitive, grow our business and maintain our market position. We intend to further diversify our product and service offerings to add to our revenue sources in the future. New products and services, new types of buyers or new business models may involve risks and challenges we do not currently face. Any new initiatives may require us to devote significant financial and management resources and may not perform as well as expected. For example, the e-waybill system we launched in the first quarter of 2019, the livestreaming initiative we launched in January 2020 and the Duo Duo Maicai initiative we started in August 2020, each may require financial, personnel and other resources commitment over time and may not attract or retain enough users or otherwise perform in accordance with our expectations. Furthermore, we may have difficulty in anticipating buyer demand and preferences, and the products offered on our platform may not be accepted by the market or be rendered obsolete or uneconomical. Therefore, any inability to adapt to these changes may result in a failure to capture new buyers or retain existing buyers, the occurrence of which would materially and adversely affect our business, financial condition and results of operations.

        In addition, to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our platform. The internet and e-commerce markets are characterized by rapid technological evolution, changes in buyer requirements and preferences, frequent introductions of new products, features and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop and adapt to new technologies useful in our business, and respond to technological advances and emerging industry standards and practices, in particular with respect to mobile internet, in a cost-effective and timely way. We cannot assure you that we will be successful in these efforts.

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

        We believe that the recognition and reputation of our Pinduoduo or " " brand among our buyers, merchants and third-party service providers have contributed significantly to the growth and success of our business. Maintaining and enhancing the recognition and reputation of our brand are critical to our business and competitiveness. Many factors, some of which are beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

  •
  provide a superior shopping experience to buyers;

  •
  maintain the popularity, attractiveness, diversity, quality and authenticity of our product offerings;

  •
  maintain the efficiency, reliability and quality of the fulfillment and delivery services to our buyers;

  •
  maintain or improve buyers' satisfaction with our after-sale services;

  •
  increase brand awareness through marketing and brand promotion activities; and

  •
  preserve our reputation and goodwill in the event of any negative publicity on our consumer experience or merchant service, internet and data security, product quality, price or authenticity, performance measures, or other issues affecting us or other e-commerce businesses in China.

        Public perception that counterfeit, unauthorized, illegal, or infringing products are sold on our platform or that we or merchants on our platform do not provide satisfactory consumer services, even if factually incorrect or based on isolated incidents, could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established and have a negative impact on our ability to attract new buyers or retain our current buyers. In particular, we have been and may continue to be subject to negative publicity based on claims and allegations related to intellectual property. For example, the Office of the U.S. Trade Representative, or USTR, identified our platform as a "notorious market" in the 2019 and 2020 Annual Special 301 Reports. The USTR may continue to identify our platform as a notorious market in the future. The negative public perception resulted therefrom could damage our reputation, harm our business, diminish the value of our brand name and negatively affect trading price of our ADSs.

        If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our platform, products and services, it may be difficult to maintain and grow our buyer base, and our business and growth prospects may be materially and adversely affected.

Our merchants use a variety of third-party logistics service providers and e-waybill systems. Service interruptions, failures, or constraints of these logistics service providers or any disruptions or malfunctions of the e-waybill systems could severely harm our business and prospects.

        The merchandise on our platform are supplied and shipped directly from our merchants to our buyers. Our merchants use third-party logistics service providers to fulfill and deliver their orders. Interruptions to or failures in third-party logistics services could prevent timely and successful delivery of the ordered products to our buyers. As we do not directly control or manage the operations of these third-party logistics service providers, we may not be able to guarantee their performance. Any failure to provide satisfactory services to our buyers, such as delays in delivery, product damage or product loss during transit, may damage our reputation and cause us to lose buyers, and may ultimately adversely affect our results of operations. In addition, certain of these third-party logistics service providers may be influenced by our competitors when providing services to us. For example, if third-party logistics service providers raise the shipping rates for delivering products of merchants on our platform, our merchants may not be willing to bear the increased costs or be able to offer competitive prices for products on our platform. As a result, our business and prospects, as well as our financial condition and results of operations could be materially and adversely affected.

        If the third-party logistics service providers used by our merchants fail to deliver products to our buyers on time or deliver products in good conditions, our buyers may refuse to accept merchandise purchased on our platform and have less confidence in our platform. In such event, we cannot assure you that our merchants will be able to find alternative cost-efficient logistics service providers to offer satisfactory delivery services in a timely manner, or at all, which could cause our business and reputation to suffer or cause merchants to move to other platforms and have negative impact on our financial conditions.

        Most merchants use e-waybill systems to arrange and track shipment. While we launched our e-waybill system during the first quarter of 2019, the merchants on our platform are allowed to choose different e-waybill systems. Any disruptions or malfunctions of e-waybill systems used by our merchants could prevent the timely or proper delivery of products to consumers, which would damage our reputation, harm our business, diminish the value of our brand name.

We face intense competition, and if we fail to compete effectively, we may lose market share, buyers and merchants.

        The e-commerce industry in China is intensely competitive. We compete to attract, engage and retain buyers, merchants, and other participants on our platforms. Our current or potential competitors include (i) major e-commerce companies in China, (ii) major traditional and brick-and-mortar retailers in China, (iii) retail companies in China focused on specific product categories and (iv) major internet companies in China that do not operate e-commerce businesses now but may enter the e-commerce business area or are in the process of initiating their e-commerce businesses. These current or future competitors may have longer operating histories, greater brand recognition, better supplier or merchant relationships, stronger infrastructure, larger buyer bases or greater financial, technical or marketing resources than we do. Competitors may leverage their brand recognition, experience and resources to compete with us in a variety of ways, including making investments and acquisitions for the expansion of their product and service offerings. Some of our competitors may be able to secure more favorable terms from merchants, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to develop their IT systems and technology. Some of these competitors may also offer "team purchase" on their platforms or offer innovative purchase models that may turn out to be highly popular among buyers, and buyers may prefer them over our team purchase model. In addition, new and enhanced technologies may increase the competition in the market we operate in. Increased competition may reduce our profitability, market share, user base and brand recognition. There can be no assurance that we will be able to compete successfully against current or future competitors, and such competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.

If we fail to maintain and expand our relationships with merchants, our revenues and results of operations will be harmed.

        We rely on our merchants to offer merchandise that appeal to our existing and potential buyers at attractive prices. Our ability to provide popular products on our platform at attractive prices depends on our ability to develop mutually beneficial relationships with our merchants. For example, we rely on our merchants to make available sufficient inventory and fulfill large volumes of orders in an efficient and timely manner to ensure our user experience. To date, our buyers and merchants have been increasing in parallel as a result of the powerful network effects of our platform. However, we may experience merchant attrition in the ordinary course of business resulting from several factors, such as losses to competitors, perception that marketing on our platform is ineffective, reduction in merchants' marketing budgets, and closures or bankruptcies of merchants. In addition, we may have disputes with merchants with respect to their compliance with our quality control policies and measures and the penalties imposed by us for violation of these policies or measures from time to time, which may cause them to be dissatisfied with our platform. Their complaints may in turn result in negative impact on our public image and reputation. If we experience significant merchant attrition, or if we are unable to attract new merchants, our revenues and results of operations may be materially and adversely affected. In addition, our agreements with merchants also typically do not restrict them from establishing or maintaining business relationships with our competitors. We cannot assure you that merchants will continue to offer merchandise on our platform if they are pressured to use only one platform to market their products.

Any change, disruption, discontinuity in the features and functions of major social networks could severely limit our ability to continue growing our buyer base, and our business may be materially and adversely affected.

        Our success depends on our ability to attract and retain new buyers and expand our buyer base. Acquiring and retaining buyers on our platform is important to the growth and profitability of our business. We leverage social networks as a tool for buyer acquisition and engagement. Although buyers can access our platform and make team purchases directly through our Pinduoduo mobile app, we leverage social networks, such as Weixin and QQ, to enable buyers to share product information and their purchase experiences with their friends, family and other social contacts to generate effective and organic traffic and active interactions among buyers. A portion of our buyer traffic comes from such user recommendation or product introduction feature which buyers can share with friends or contacts through social networks. Due to the nature of our business model, which resembles a dynamic and interactive shopping experience, it is impracticable for us to accurately bifurcate and quantify the buyer traffic generated directly through our platform and through social networks. Therefore, during our daily operations, we focus more on the GMV on our platform as a whole and the seamless user experience across different access points, and believe that the final purchase destination cannot be used to reflect the significance of social networks and our Pinduoduo mobile app to our business operations.

        To the extent that we fail to leverage such social networks, our ability to attract or retain buyers may be severely harmed. If any of these social networks makes changes to its functions or support, such as charging fees for functions or support that is currently provided for free, or stops offering its functions or support to us, we may not be able to locate alternative platforms of similar scale to provide similar functions or support on commercially reasonable terms in a timely manner, or at all. Furthermore, we may fail to establish or maintain relationships with additional social network operators to support the growth of our business on economically viable terms, or at all. Any interruption to or discontinuation of our relationships with major social network operators may severely and negatively impact our ability to continue growing our buyer base, and any occurrence of the circumstances mentioned above may have a material adverse effect on our business, financial condition and results of operations.

We are dependent on app stores to disseminate our mobile apps.

        We offer our services mainly through our Pinduoduo mobile platform. Our mobile apps are offered via smartphone and tablet apps stores operated by third parties, such as Apple's App Store, which could suspend or terminate users' access to our mobile apps, increase access costs or change the terms of access in a way that makes our apps less desirable or harder to access. As a result, our ability to expand our user base may be hindered if potential users experience difficulties in or are barred from accessing our mobile apps. In the past, our mobile apps were taken down from certain third-party app stores for a short period of time. We cannot assure you that we will not experience such incident of similar nature in the future. The occurrence of the similar incident may adversely affect our brand and reputation, business, financial condition and results of operations.

Any disruption to our IT systems could materially affect our ability to maintain the satisfactory performance of our IT systems and deliver consistent services to our buyers and merchants.

        The proper functioning of our IT systems is essential to our business. The satisfactory performance, reliability and availability of our IT systems are critical to our success, our ability to attract and retain buyers and our ability to maintain and deliver consistent services to our buyers and merchants. However, our technology infrastructure may fail to keep pace with increased sales on our platform, in particular with respect to our new product and service offerings, and therefore our buyers may experience delays as we seek to source additional capacity, which would adversely affect our results of operations as well as our reputation.

        Additionally, we must continue to upgrade and improve our technology infrastructure to support our business growth. However, we cannot assure you that we will be successful in executing these system upgrades, and the failure to do so may impede our growth. We currently rely on cloud services and servers operated by external cloud service providers to store our data, to allow us to analyze a large amount of data simultaneously and to update our buyer database and buyer profiles quickly. Any interruption or delay in the functionality of these external cloud service and server providers may materially and adversely affect the operations of our business.

        We may be unable to monitor and ensure high-quality maintenance and upgrade of our IT systems and infrastructure on a real-time basis, and buyers may experience service outages and delays in accessing and using our platform to place orders. In addition, we may experience surges in online traffic and orders associated with promotional activities and generally as we scale, which can put additional demand on our platform at specific times. Our technology or infrastructure may not function properly at all times. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our platform or reduced order fulfillment performance could reduce the volume of products sold and the attractiveness of product offerings on our platform. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, mobile app slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill buyer orders. Any of such occurrences could cause severe disruption to our daily operations. As a result, our reputation may be materially and adversely affected, our market share could decline and we could be subject to liability claims.

We have incurred net losses in the past, and we may continue to incur losses in the future.

        We have incurred net losses since our inception. We incurred net loss of RMB5,803.4 million (US$854.7 million) in the nine months ended September 30, 2020, compared to net loss of RMB5,216.0 million in the nine months ended September 30, 2019. We cannot assure you that we will be able to generate net profits in the future. In addition, we expect our operating costs and expenses to increase in absolute amounts in the future due to: (i) the continued expansion of our business operations, buyer base and merchant network, (ii) the continued investment in technology infrastructure and network, (iii) our promotion and marketing efforts as we continue to enhance our brand recognition, retain and grow our buyer base, and increase our buyer activities, (iv) the launch of new services, and (v) the investment in new initiatives, which may incur upfront costs, change our existing revenue and cost structures, and affect our ability to achieve profitability.

        Our ability to achieve profitability depends on our ability to, among other things, increase our number of active buyers, grow and diversify our merchant base, and optimize our cost structure. We may not be able to achieve any of the above. In particular, our sales and marketing expenses increased substantially from RMB17,901.7 million in the nine months ended September 30, 2019 to RMB26,482.1 million (US$3,900.4 million) in the nine months ended September 30, 2020, as we invested in cultivating greater user recognition and engagement through online and offline advertising campaigns and promotions. If we continue to incur substantial sales and marketing expenses without being able to achieve the anticipated buyer and merchant growth, our operating results may be materially and adversely affected. As a result, we may fail to improve our operating margin, and may continue to incur net losses in the future. In addition, our ability to use our net losses to offset future taxable income may be subject to certain limitations, including limitations resulting from reorganization of our corporate structure and change of our primary operating entities. As such, we may not be able to fully utilize our net losses or at all, even if we were to achieve profitability.

We rely on certain key operating metrics to evaluate the performance of our business, and perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

        We rely on certain key operating metrics, such as GMV, to evaluate the performance of our business. Our operating metrics may differ from estimates published by third parties or from similarly titled metrics used by other companies due to differences in methodology and assumptions. If these metrics are perceived to be inaccurate by investors or investors make investment decisions based on operating metrics we disclosed but with their own methodology and assumptions or those published or used by third parties or other companies, our reputation may be harmed, which could negatively affect our business, and we may also face potential lawsuits or disputes.

We face risks related to natural disasters, health epidemics and other outbreaks, most notably those related to the outbreak of COVID-19, which could significantly disrupt our operations.

        We and our merchants are vulnerable to natural disasters, health epidemics, and other calamities. Any of such occurrences could cause severe disruption to the daily operations of us and our merchants and may even require a temporary closure of facilities and logistics delivery networks, which may disrupt our business operations and adversely affect our results of operations. In recent years, there have been outbreaks of epidemics in China and globally. For example, in early 2020, in efforts to contain the spread of COVID-19, the Chinese government took a number of actions, which included extending the Chinese New Year holiday, quarantining individuals suspected of having COVID-19, and asking residents in China to stay at home and to avoid public gathering, among other things. COVID-19 has also resulted in temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories across China, and put significant strain on merchandise shipping and delivery. Reduction in product offering on our e-commerce platform and delay in delivery caused by the impairment of manufacturing and delivery capacity of our merchants and service providers may damage our reputation and cause us to lose buyers, and adversely affect our results of operations. While the events related to the outbreak of and response to the COVID-19 may be temporary and many of the COVID-19 quarantine measures within China have since been significantly relaxed as of the date of this prospectus supplement, the duration of the business disruption and the financial impact resulting from the outbreak of COVID-19 will likely negatively affect our financial results for the remainder of 2020, and their impact on our financial performance for the period beyond 2020 cannot be reasonably estimated at this time. The extent to which the outbreak of COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of this outbreak and the actions to contain this outbreak or treat its impact, among others. In addition, our results of operations could be adversely affected to the extent that any epidemics or other catastrophic events, such as COVID-19, harm the Chinese economy in general.

Our success depends on the continuing efforts of our key employees. If we fail to hire, retain and motivate our key employees, our business may suffer.

        Our future success is significantly dependent upon the continued service of our key executives and other key employees. If we lose the services of any member of our management or key personnel, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. Our founder and chairman of the board of directors, Mr. Zheng Huang, our chief executive officer, Mr. Lei Chen, and other management members are critical to our vision, strategic direction, culture and overall business success. If there is any internal organizational structure change or change in responsibilities for our management or key personnel, the operation of our business and our business prospects may be adversely affected. Our employees, including members of our management, may choose to pursue other opportunities. If we are unable to motivate or retain key employees, our business may be severely disrupted and our prospects could suffer.

        The increasing scale of our business also requires us to hire and retain a wide range of capable and experienced personnel and technology talents who can adapt to a dynamic, competitive and challenging business environment. Competition for talents is intense, and the availability of suitable and qualified candidates in China is limited. Competition for talents could cause us to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, these individuals may not choose to join or continue to work for us. Any failure to attract or retain key management and personnel could severely disrupt our business and growth.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

        Our business has grown substantially since our inception, and we expect continued growth in our business, revenues and number of employees. We have significantly expanded our headcount and office facilities, and we anticipate that further expansion in certain areas and geographies will be required. This expansion increases the complexity of our operations and places a significant strain on our management, operational and financial resources. The expansion may cause additional risks and costs in relation to compliance, such as dealing with regulatory enforcement or labor disputes. We must continue to hire, train and effectively manage new employees. If our new hires perform poorly or if we are unsuccessful in hiring, training, managing and integrating new employees, our business, financial condition and results of operations may be materially harmed.

        In addition, we plan to further establish relationships with more merchants to increase the product offerings on our platform. Such expansion may require us to introduce new products and work with a variety of additional merchants to address the evolving needs of our buyers. We may have limited or no experience for certain new product offerings, and our expansion into these new product offerings may not achieve broad buyer acceptance. These offerings may present new and difficult technological or operational challenges, and we may be subject to claims if buyers are not satisfied with the quality of the products or do not have satisfactory experiences in general.

        To effectively execute our business strategies and manage the expected growth of our operations and personnel, we will need to continue to improve our transaction processing, technological, operational and financial systems, policies, procedures and controls. All of these endeavors involve risks and will require significant management, financial and human resources. For example, the e-waybill system that we launched in the first quarter of 2019, the livestreaming feature that we started in January 2020, and the Duo Duo Maicai initiative that we started in August 2020, each may require financial, personnel and other resources commitment over time, including recruitment of employees, development of new technologies, launch of additional promotional activities and investments in fulfillment infrastructure. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. If we are not able to manage our growth or implement our strategies effectively, or at all, our business and prospects may be materially and adversely affected. For example, we have developed an open, asset-light logistics technology platform. As the first pillar to such logistics technology platform, we launched our e-waybill system during the first quarter of 2019. Building on top of our e-waybill system, our aim is to build a platform that would provide technology solutions to our sizable and growing merchant base, and fundamentally improve their efficiencies and services to users as we deepen our relationships with them through C2M, cross-border e-commerce, and other initiatives. As a result of the development of this platform, we may incur additional costs and expenses, devote more management's attention to its operations and compliance and allocate additional resources in dealing with potential disputes relating to its operations and intellectual property rights.

We may incur liability for counterfeit, unauthorized, illegal, or infringing products sold or misleading information available on our platforms.

        Under our current marketplace model, all products offered on our platform are supplied by merchants, who are separately responsible for sourcing and coordinating delivery of the products that are sold on our platform. In 2019, we had 5.1 million active merchants on our platform, offering a broad range of product categories. We have been and may continue to be subject to allegations and lawsuits claiming that products listed or sold through our platform by third-party merchants are counterfeit, unauthorized, illegal, or otherwise infringe third-party copyrights, trademarks, patents or other intellectual property rights, or that content posted on our user interface contains misleading information on description of products and comparable prices. Although we have adopted strict measures to protect us against these potential liabilities, including but not limited to, proactively verifying the authenticity and authorization of products sold on our platform through working with brands and conducting offline investigations, blocking prior to product launch or immediately taking down any counterfeit or illegal products or misleading information found on our platform, closing higher-risk online stores, and freezing the accounts of merchants in violation of the platform policies, these measures may not always be successful or timely. For example, in January 2018, we were required by the relevant government authorities to strengthen supervision on the qualifications of the distributors of publications on our platform and to respond effectively to claims of copyright infringement. We have taken a number of measures in accordance with such requirements including the implementation of a comprehensive system in reviewing and tracking the qualification status of the relevant merchants. In August 2018, we met with the officials from the relevant governmental authorities to discuss the alleged sale of counterfeit and infringing products on our platform upon their request. Shortly after the meetings, we adopted a number of remediation measures including more rigorous policies of closure of stores and removal of listings with infringing products from our platform. We may implement further measures in an effort to eliminate infringing products on our platforms, including taking legal actions against merchants of counterfeit or infringing products, which may cause us to spend substantial additional resources or result in reduced revenues. In addition, these measures may not appeal to consumers, merchants or other participants on our platforms. A merchant whose account is suspended or terminated by us, regardless of our compliance with the applicable laws, rules and regulations, may have disputes with us and commence action against us for damages, make public complaints or engage in publicity campaigns against us. We may incur significant costs to defend against these activities, which could harm our business.

        In the event that counterfeit, illegal, unauthorized or infringing products are sold on our platform or infringing or misleading content is posted on our user interface, we could face claims or be imposed penalties. Counterfeit products sold on our platform may damage our reputation and cause buyers to refrain from making future purchases from us, which would materially and adversely affect our business operations and financial results. We have in the past received claims alleging the sales of defective, counterfeit or unauthorized items on our platform. For example, in July 2018, a complaint was filed against us in U.S. federal court alleging contributory trademark infringement and unfair competition based on certain allegedly counterfeit and unauthorized merchandise sold by merchants to U.S. consumers on our platform. In August 2019, the court granted our motion to dismiss the plaintiff's complaint and dismissed all claims against us on the ground that the court lacked personal jurisdiction. In February 2020, the court awarded us attorney's fees and costs due to the plaintiff's frivolous and problematic claims. Irrespective of the validity of such claims, we could incur significant costs and efforts in either defending against or settling such claims. If there is a successful claim against us in the United States, we might be required to pay substantial damages or be enjoined from permitting further sale of the relevant products or activities by certain merchants. Potential liabilities under PRC law for negligence in participating or assisting in infringement activities associated with counterfeit goods include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability.

        Moreover, the alleged sales of counterfeit products and third-party claims or administrative penalties related to them could result in significant negative publicity and our reputation could be severely damaged. For example, the Office of the U.S. Trade Representative, or USTR, identified our platform as a "notorious market" in the 2019 and 2020 Annual Special 301 Reports. The USTR may continue to identify our platform as a notorious market in the future. The negative public perception resulted therefrom could damage our reputation, harm our business, diminish the value of our brand name and negatively affect trading price of our ADSs.

        Some of our merchants interact and exchange information with our users through our livestreaming feature. As such communication is conducted in real time, we are unable to verify the information exchanged. Therefore, it is possible that users may engage in conversations or activities with illegal, obscene or infringing content that may be deemed unlawful under PRC laws and regulations on our platform. In addition, certain merchants may post and sell on our platform products that may not be sold via e-commerce platform under relevant PRC regulation, such as prescription drugs and foreign currencies. Failure to identify and remove such products and content from our platform may subject us to liability and administrative penalties. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

        Under our standard form agreements, we require our merchants to indemnify us for any losses we suffer or any costs that we incur due to any products sold by these merchants. However, we may not be able to successfully enforce our contractual rights and may need to initiate costly and lengthy legal proceedings in China to protect our rights.

        In addition to fraudulent transactions with legitimate buyers, merchants on our platform may engage in fictitious transactions with themselves or collaborate with third parties in order to artificially inflate their sales records and search results rankings. Such activity may frustrate other merchants by enabling the perpetrating merchants to be favored over legitimate merchants, and may harm buyers by misleading them to believe that a merchant is more reliable or trustworthy than the merchant actually is. We are also aware that certain merchants and users engage in fictitious transactions on e-commerce platforms to facilitate illegal activities such as online gambling. Fictitious transactions may result in inflated GMV, total orders and other key metrics. Although we have implemented strict measures to detect and penalize merchants who engaged in fictitious transactions on our platform, there can be no assurance that such measures will be effective in preventing all fraudulent transactions or deter illegal activities.

        Moreover, illegal, fraudulent or collusive activities by our employees could also subject us to liability or negative publicity. There were occasions where we found our employees accepting payments from merchants in exchange for preferential treatment on our platform, and we reported such behavior to the relevant government authorities.

        Although we implement a zero-tolerance policy towards these activities and have not been charged with any wrongdoing, there can be no assurance that our controls and policies will prevent all fictitious, fraudulent or illegal activities by merchants, users or our employees or that similar incidents will not occur in the future. Any inquiries, investigations and other governmental actions associated with and negative publicity and user sentiment resulting from similar incidents could divert significant management time and attention, severely diminish consumer confidence in us and the value of our brand, and would materially and adversely affect our business, financial condition and results of operations.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if property or people are harmed by the products and services sold on our platform. Additionally, new laws and regulations may impose additional requirements and other obligations on our business, which may materially and adversely affect our business, financial conditions and results of operations.

        The PRC government, media outlets and public advocacy groups have been increasingly focused on consumer protection in recent years. The products sold by third-party merchants on our platform may be defectively designed or manufactured, and offerings of defective products on our platform may expose us to liabilities associated with consumer protection laws. Operators of e-commerce platforms are subject to certain provisions of consumer protection laws even where the operator is not the manufacturer or provider of the products or services purchased by the consumer. For example, under applicable consumer protection laws in China, e-commerce platform operators may be held liable for consumer claims relating to damage if they are unable to provide consumers with the true name, address and contact details of merchants. In addition, if we do not take appropriate remedial action against merchants for actions they engage in that we know, or should have known, would infringe upon the rights and interests of consumers, we may be held jointly liable for infringement alongside the merchants. Moreover, applicable consumer protection laws in China provide that platforms will be held liable for failing to meet any undertakings that the platforms make to consumers with regard to products listed on their platforms. Furthermore, we are required to report to the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, or SAIC, or its local branches any violation of applicable laws, regulations or SAMR or SAIC rules by merchants, such as sales of goods without proper license or authorization, and we are required to take appropriate remedial measures, including ceasing to provide services to the relevant merchants. We may also be held jointly liable with merchants who do not possess the proper licenses or authorizations to sell goods or sell goods that do not meet product standards.

        We do not maintain product liability insurance for products transacted on our platform, and our rights of indemnity from the merchants on our platform may not adequately cover us for any liability we may incur. Even unsuccessful claims could result in significant expenditure of funds and diversion of management time and resources, which could materially and adversely affect our business, financial condition and prospects.

        In addition, the PRC government authorities may continue to promulgate new laws, regulations and rules governing the e-commerce industry, tighten enforcement of existing laws, rules and regulations, and impose additional requirements and other obligations on our business, including the operation of our e-commerce platform and our market promotion activities. Compliance with these laws, regulations and rules may be costly, and any incompliance or associated inquiries, investigations and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, or subject us to liabilities or administrative penalties. For example, in August 2018, the standing committee of the National People's Congress promulgated the E-Commerce Law, which took effect in January 2019. According to the E-Commerce Law, e-commerce platform operators who fail to take necessary actions when they know or should have known that the merchants on their platform infringe others' intellectual property rights or the products or services provided by the merchants do not meet the requirements for product safety, or otherwise infringe upon consumers' legitimate rights, will be held jointly liable with the merchants. Additionally, with respect to the products or services affecting consumers' life and health, the e-commerce platform operators will bear relevant responsibilities if they fail to review the qualifications of merchants or fail to safeguard the interests of the consumers.

        The E-Commerce Law also requires e-commerce platform operators to take necessary actions if merchants on the platform fail to display prominently on their respective platform web page the information contained in their business licenses or administrative permits relating to their operating businesses. According to the E-Commerce Law, all e-commerce operators, including individuals and entities carrying out their business online and e-commerce platform operators and merchants on these platforms, should register with the relevant local branches of SAMR. Individuals selling agricultural products or conducting certain transactions with minimum economic value and low volume are not subject to these registration requirements. In addition, e-commerce platform operators should provide identity information of merchants on their platform to local branches of SAMR and procure the merchants who fail to make such registrations to comply with the relevant registration requirements. We set clear requirements for all merchants on our platform to complete such registrations. As a result of such requirements, we may lose existing merchants who do not conduct or fail to conduct such registrations and we may fail to attract potential merchants who might not be willing to cooperate with us in full compliance with the E-Commerce Law. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to E-Commerce" in our 2019 Annual Report. Such new laws, regulations and rules may result in additional compliance obligations and increased costs or place restrictions upon our current or future operations, and may materially and adversely affect our business, financial condition and results of operations.

        In October 2020, the SAMR issued the Interim Provisions for Regulating Promotional Activities, which will take effect on December 1, 2020. Among other things, these interim provisions are designed to promote consumer protection and prohibit false or misleading commercial information used in promotional activities. As a platform operator, we are required by the interim provisions to design rules and procedures to foster fair and transparent merchandise promotional activities, and assist the authorities in their investigation of violations by platform merchants. Failure to comply with these provisions may subject us to penalties or other administrative actions by regulatory authorities. In early November 2020, the SAMR further published a draft Anti-monopoly Guidelines for the Platform Economy Sector that aims at enhancing anti-monopoly administration of businesses that operate under the platform model and the overall platform economy. These draft guidelines are now open for public comment and are pending finalization and enactment. Due to the uncertainties associated with the evolving legislative activities and varied local implementation practices of anti-monopoly and competition laws and regulations in the PRC, compliance with these laws, regulations, rules, guidelines and implementations may be costly, and any incompliance or associated inquiries, investigations and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, subject us to liabilities or administrative penalties, and/or materially and adversely affect our financial conditions, operations and business prospects.

We may face challenges in expanding our product offerings.

        The merchants on our platform carry a wide range of products, including apparel, shoes, bags, mother and childcare products, food and beverage, fresh produce, electronic appliances, furniture and household goods, cosmetics and other personal care items, sports and fitness items and auto accessories. Expansion of product offerings both in categories and items involve new risks and challenges. Our lack of familiarity with these products and lack of relevant buyer data relating to these products may make it more difficult for us to anticipate buyer demand and preferences and to inspect and control quality and ensure proper handling, storage and delivery by our merchants. Our merchants may experience higher return rates on new products, receive more buyer complaints about such products and face costly product liability claims as a result of selling such products, which would harm our brand and reputation as well as our financial performance. We may also be involved in disputes with the merchants in connection with these claims and complaints.

        As we broaden our product offerings, we will need to work with a large number of new merchants efficiently and establish and maintain mutually beneficial relationships with our existing and new merchants. To support our growth and our expansion, we will need to devote management, operating, financial and human resources which may divert our attention from existing businesses, incur upfront costs, and implement a variety of new and upgraded management, operating, financial and human resource systems, procedures and controls. There is no assurance that we will be able to implement all of these systems, procedures and control measures successfully or address the various challenges in expanding our future businesses and operations effectively. In addition, our newly launched initiatives such as livestreaming and Duo Duo Maicai may face risks and uncertainties and may not grow successfully.

Tencent provides services to us in connection with various aspects of our operations. If such services become limited, restricted, curtailed or less effective or more expensive in any way or become unavailable to us for any reason, our business may be materially and adversely affected.

        We collaborate with Tencent, one of our principal shareholders and owner of Weixin and QQ, with respect to various aspects of our business, including our mini-program within Weixin and the entry point to our mini-program in Weixin Pay, which serves as one of our access points to our platform, as well as services such as payment processing, advertising and cloud technology. We have entered into a strategic cooperation framework agreement with Tencent, pursuant to which we and Tencent have agreed to cooperate in a number of areas including payment solutions, cloud services and user engagement, and to explore and pursue additional opportunities for potential cooperation.

        If services provided by Tencent to us become limited, compromised, restricted, curtailed or less effective or become more expensive or unavailable to us for any reason, including the availability of our mini-program within Weixin and the entry point to our mini-program in Weixin Pay, our business may be materially and adversely affected. We may also encounter difficulties in implementing the Strategic Cooperation Framework Agreement, which may divert significant management attention from existing business operations. Failure to maintain our relationship with Tencent could materially and adversely affect our business and results of operations. See "Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions" in our 2019 Annual Report.

Impairment of long-lived assets could materially and adversely affect our results of operations and book value.

        We have accumulated long-lived assets as a result of our operations. We review these assets, including intangible assets with finite lives, for impairment annually and whenever events or changes in circumstances arise that will impact the future use of these assets. In the event that the book value of long-lived assets is impaired, such impairment would be charged to earnings in the period when such impairment is determined. Any future impairment of long-lived assets could have a material and adverse effect on our profitability, results of operations and book value. For more information on our impairment testing, see the consolidated financial statements included elsewhere in this prospectus supplement and incorporated by reference in the accompanying prospectus.

We rely on proper operation and maintenance of our mobile platform and internet infrastructure and telecommunications networks in China. Any malfunction, capacity constraint or operation interruption may have an adverse impact on our business.

        Currently, all of our sales of products are generated online through our Pinduoduo mobile platform. Therefore, the satisfactory performance, reliability and availability of our mobile platform are critical to our success and our ability to attract and retain buyers. Our business depends on the performance and reliability of the internet infrastructure in China. The reliability and availability of our mobile platform depends on telecommunications carriers and other third-party providers for communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into and renew agreements with these providers on acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our buyers could be adversely affected. Access to internet in China is maintained through state-owned telecommunications carriers under administrative control, and we obtain access to end-user networks operated by such telecommunications carriers and internet service providers to give buyers access to our mobile platform. The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of our mobile platform. Service interruptions prevent buyers from accessing our mobile platform and placing orders, and frequent interruptions could frustrate buyers and discourage them from attempting to place orders, which could cause us to lose buyers and harm our operating results. In addition, we have no control over the costs of the services provided by the telecommunications operators. If the prices that we pay for telecommunications and internet services rise significantly, our financial results could be adversely affected.

We may engage in acquisitions, investments or strategic alliances, which could require significant management attention and materially and adversely affect our business and results of operations.

        We may from time to time identify strategic partners to form strategic alliances, invest in or acquire additional assets, technologies or businesses that are complementary to our existing business. These transactions may involve minority investments in other companies, acquisitions of controlling stakes in other companies or acquisitions of selected assets.

        Any strategic alliances, investments or acquisitions and the subsequent integration of the new assets and businesses obtained or developed from such transactions into our own may divert management from their primary responsibilities and subject us to additional liabilities. In addition, the costs of identifying and consummating investments and acquisitions may be significant. We may also incur costs and experience uncertainties in completing necessary registrations and obtaining necessary approvals from relevant government authorities in China and elsewhere in the world. The costs and duration of integrating newly acquired assets and businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition, results of operations and cash flow.

        Our financial results could be adversely affected by our investments or acquisitions. The investments and acquired assets or businesses may not generate anticipated synergies with our business or achieve anticipated financial growth as we would expect. They could result in significant investments and goodwill impairment charges and amortization expenses for other intangible assets, which would adversely affect our financial condition and operating results.

Undetected programming errors or flaws or failure to maintain effective customer service could damage our reputation or even cause direct loss to us which would materially and adversely affect our results of operations.

        Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process and manage an immense amount of data and the ability of their operators to operate these complex systems properly. The software on which we rely may contain undetected programming errors or design defects, some of which may only be discovered after the code has been released. Improper operations or other human errors may also occur from time to time as a result of operating such software and complex systems. Programming errors or design defects within the software or human errors in connection with the operation of the software may result in negative experience to buyers using our platform, disruptions to the operations of our merchants, delay in introductions of new features or enhancements, unintended disclosure of confidential information of buyers, merchants and our platform or compromise in our ability to provide effective customer service and enjoyable user engagement or exploitation of loopholes by dishonest buyers or merchants. They could cause damage to our reputation, loss of buyers or merchants, or direct economic loss to us.

Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cyber security. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

        Our business generates and processes a large quantity of data. We face risks inherent in handling and protecting large volume of data. In particular, we face a number of challenges relating to data from transactions and other activities on our platforms, including:

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  protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees;

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  addressing concerns related to privacy and sharing, safety, security and other factors; and

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  complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to this data.

        The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. We may be required by Chinese governmental authorities to share personal information and data that we collect to comply with PRC laws relating to cybersecurity. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Internet Information Security and Privacy Protection" in our 2019 Annual Report. The law imposes heightened regulation and additional security and privacy protection obligations on operators of critical information infrastructure. The PRC National Security Law covers various types of national security, including technology security and information security. All the relevant laws and regulations may result in additional expenses to us and any non-compliance and misuse of or failure to secure personal information could have a negative impact on our financial results and may subject us to negative publicity, which could harm our reputation and negatively affect the trading price of our ADSs. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators, including the MIIT and the Cyberspace Administration of China, or the Cyberspace Administration, have been increasingly focused on regulation in the areas of data security and data protection. On November 28, 2019, the Secretary Bureau of the Cyberspace Administration of China, the General Office of the MIIT, the General Office of the Ministry of Public Security and the General Office of the State Administration for Market Regulation promulgated the Identification Method of Illegal Collection and Use of Personal Information Through App, which provides guidance for regulatory authorities to identify the illegal collection and use of personal information through mobile apps and for mobile app operators to conduct self-examination and self-correction. In July 2020, the Standing Committee of the National

People's Congress published for public comment a draft Data Security Law, which provided that at the national level, varying levels of data protective measures will be applied based on the level of importance of the data and a centralized mechanism for risk assessment, risk monitoring, early potential data security risk warning and emergency response will be established. The draft Data Security Law also set forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. In addition, the draft Anti-monopoly Guidelines for the Platform Economy Sector published by the SAMR for public comment in November 2020, if implemented under its current form, would also prohibit compulsory user information collection by online platforms operators. Compliance with these laws, regulations and rules may be costly, and any incompliance or associated inquiries, investigations and other governmental actions may divert significant management time and attention and our financial resources, bring negative publicity, or subject us to liabilities or administrative penalties and/or materially and adversely affect our financial conditions, operations and business prospects.

        The European Union General Data Protection Regulation ("GDPR"), which came into effect on May 25, 2018, includes operational requirements for companies that receive or process personal data of residents of the European Economic Area. The GDPR establishes new requirements applicable to the processing of personal data, affords new data protection rights to individuals and imposes penalties for serious data breaches. Individuals also have a right to compensation under the GDPR for financial or non-financial losses. Although we do not conduct any business in the European Economic Area, in the event that residents of the European Economic Area access our website or our mobile platform and input protected information, we may become subject to provisions of the GDPR.

        In addition, regulatory authorities around the world have recently adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that we change our data practices and policies, which could have an adverse effect on our business and results of operations.

        Furthermore, we expect that data security and data protection compliance will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

Failure to protect confidential information of buyers, merchants and our network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

        A significant challenge to the e-commerce industry is the secure storage of confidential information and its secure transmission over public networks. A majority of the orders and the payments for products offered on our platform are made through our mobile app. In addition, all online payments for products sold on our platform are settled through third-party online payment services. Maintaining complete security on our platform and systems for the storage and transmission of confidential or private information, such as buyers' personal information, payment-related information and transaction information, is essential to maintain consumer confidence in our platform and systems.

        We have adopted strict security policies and measures, including encryption technology, to protect our proprietary data and buyer information. However, advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect confidential information. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities through viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation or security breaches, from illegally obtaining such confidential or private information we hold with respect to buyers and merchants on our platform. Such individuals or entities obtaining confidential or private information may further engage in various other illegal activities using such information. The methods used by hackers and others engaging in illegal online activities are increasingly more sophisticated and constantly evolving. Significant capital, managerial and other resources, including costs incurred to deploy additional personnel and develop network protection technologies, train employees, and engage third-party experts and consultants, may be required to ensure and enhance information security or to address the issues caused by such security failure.

        In addition, we have limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which some of our buyers may choose to make payment for purchases. Any negative publicity on our platform's safety or privacy protection mechanisms and policies, and any claims asserted against us or fines imposed upon us as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations. Any compromise of our information security or the information security measures of our contracted third-party online payment service providers could have a material and adverse effect on our reputation, business, prospects, financial condition and results of operations.

We currently rely on commercial banks and third-party online payment service providers for payment processing and escrow services on our platform. If these payment services are restricted or curtailed in any way, are offered to us on less favorable terms, or become unavailable to us or our buyers for any reason, our business may be materially and adversely affected.

        All online payments for products sold on our platform are settled through third-party online payment service providers. Our business depends on the billing, payment and escrow systems of these payment service providers to maintain accurate records of payments of sales proceeds by buyers and collect such payments. If the quality, utility, convenience or attractiveness of these payment processing and escrow services declines, or we have to change the pattern of using these payment services for any reason, the attractiveness of our platform could be materially and adversely affected.

        Business involving online payment services is subject to a number of risks that could materially and adversely affect third-party online payment service providers' ability to provide payment processing and escrow services to us, including:

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  dissatisfaction with these online payment services or decreased use of their services by buyers and merchants;

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  increasing competition, including from other established Chinese internet companies, payment service providers and companies engaged in other financial technology services;

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  changes to rules or practices applicable to payment systems that link to third-party online payment service providers;

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  breach of buyers' personal information and concerns over the use and security of information collected from buyers;

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  service outages, system failures or failures to effectively scale the system to handle large and growing transaction volumes;

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  increasing costs to third-party online payment service providers, including fees charged by banks to process transactions through online payment channels, which would also increase our costs of revenues; and

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  failure to manage funds accurately or loss of funds, whether due to employee fraud, security breaches, technical errors or otherwise.

        Certain commercial banks in China impose limits on the amounts that may be transferred by automated payment from buyers' bank accounts to their linked accounts with third-party online payment services. We cannot predict whether these and any additional restrictions that could be put in place would have a material adverse effect on our platform.

        The commercial banks and third-party online payment service providers that we work with are subject to the supervision of the People's Bank of China, or the PBOC. The PBOC may publish rules, guidelines and interpretations from time to time regulating the operation of financial institutions and payment service providers that may in turn affect the pattern of services provided by such entities for us. For example, in November 2017, the PBOC published a notice, or the PBOC Notice, on the investigation and administration of illegal offering of settlement services by financial institutions and third-party payment service providers to unlicensed entities. The PBOC Notice intended to prevent unlicensed entities from using licensed payment service providers as a conduit for conducting the unlicensed payment settlement services, so as to safeguard the fund security and information security. We believe that our pattern of receiving settlement services from third-party online payment service providers is not in violation of the PBOC Notice because the relevant commercial bank opens an internal special account to receive payment from the buyers and we will submit to the bank materials verifying the truthfulness of the relevant transactions and the bank will also verify other information if it deems necessary before it distributes the payment to merchants and us. However, we cannot assure you that the PBOC or other governmental authorities will hold the same view with ours. If required by the PBOC or new legislation, our cooperative payment service providers will have to suspend their services or explore new models to offer their services to us, we may not be able to claim our ownership and exclusive control of the payments from the buyers in the bank accounts opened with the relevant commercial banks, and we may incur additional expenses or invest considerable resources in complying with the requirements. If the PBOC or other governmental authorities deem our cooperation with payment service providers to be violative of law, we may also have to suspend or terminate our cooperation with these payment service providers or explore new models for using their services, and our income derived from the accrued interests in the relevant bank accounts may be confiscated, and we may be subject to a fine of one to five times of such income.

        We cannot assure you that we will be successful in entering and maintaining amicable relationships with these commercial banks and online payment service providers. Identifying, negotiating and maintaining relationships with these providers require significant time and resources. Our current agreements with these service providers also do not prohibit them from working with our competitors. They could choose to terminate their relationships with us or propose terms that we cannot accept. Moreover, we cannot guarantee that the terms we negotiated with these payment service providers, including the payment processing fee rates, will remain as favorable. If the terms with these payment service providers become less favorable to us, such as the increase of payment processing fee rate, we may have to raise the transaction services fees for certain of our merchants, which may cause us to lose merchants, or absorb the additional costs by ourselves, both of which may materially and adversely affect our business, financial condition and results of operations. Furthermore, these service providers may not perform as expected under our agreements with them, and we may have disagreements or disputes with such payment service providers, any of which could adversely affect our brand and reputation as well as our business operations.

We do not control Shanghai Fufeitong and the majority of its equity interests is indirectly controlled by our executive officers. If any conflict arises between us and Shanghai Fufeitong and cannot be resolved in our favor, our business, financial condition, results of operations and prospects may be materially and adversely affected.

        In April 2020, Shanghai Xunmeng, a subsidiary of our VIE, entered into a business cooperation agreement with Shanghai Fufeitong Information Service Co., Ltd., or Shanghai Fufeitong, pursuant to which both parties agreed to conduct comprehensive business cooperation in payment services, technical resources and other related professional areas. As Shanghai Fufeitong is a company which Messrs. Lei Chen and Zhenwei Zheng, our executive officers, indirectly hold 50.01% of the equity interests in, the transaction constitutes our related party transaction. See "Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions—Loan to Ningbo Hexin and Business Cooperation Agreement with Shanghai Fufeitong" in our 2019 Annual Report for more details of the transactions.

        As Shanghai Fufeitong, which we do not have control over, also provides payment services to other parties from time to time, we cannot assure you that Shanghai Fufeitong's transactions with other parties or its pursuit of opportunities and development would not conflict with our interests. There can be no assurance that Messrs. Lei Chen and Zhenwei Zheng, in light of their control over Shanghai Fufeitong, would act in favor of our interests if any conflict arises between us and Shanghai Fufeitong. If the conflict cannot be resolved in our favor, our business, financial condition, results of operations and prospects may be materially and adversely affected.

        Moreover, due to our cooperation with Shanghai Fufeitong, any event that negatively affects Shanghai Fufeitong may also negatively affect the perception of our customers, merchants, regulators and other third parties on us and may further adversely and materially affect our reputation, business, results of operations and prospects.

Any lack of additional requisite approvals, licenses or permits or failure to comply with any requirements of PRC laws, regulations and policies may materially and adversely affect our daily operations and hinder our growth.

        Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the Ministry of Commerce, or MOFCOM, the Ministry of Industry and Information Technology, or the MIIT, the National Radio and Television Administration, or the NRTA, and other governmental authorities in charge of the relevant categories of products sold by us. Together, these government authorities promulgate and enforce regulations that cover many aspects of the operation of online retailing and related business, including entry into this industry, the scope of permissible business activities, licenses and permits for various business activities, and foreign investment. We are required to hold a number of licenses and permits in connection with our business operation, including the ICP license and approvals for the establishment of foreign-invested enterprises engaging in the sale of goods over the internet. We have in the past held and currently hold all material licenses and permits described above and may apply for certain additional licenses with the government authorities in the future to maintain compliance especially when we take on new business activities. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Foreign Investment" and "Item 4. Information on the Company—B. Business Overview—Regulation—Licenses, Permits and Filings" in our 2019 Annual Report.

        As of the date of this prospectus supplement, we have not been subject to penalties or other disciplinary action from the relevant governmental authorities regarding conducting our business without proper approvals, licenses and permits. However, we cannot assure you that we will not receive such notice of warning or be subject to penalties or other disciplinary actions in the future. As the online retail industry is still evolving in China, new laws and regulations may be adopted from time to time to require additional licenses and permits other than those we currently have, and to address new issues that arise from time to time. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to online retail and related businesses. If the PRC government considers us operating without proper approvals, licenses, filings, registrations or permits or promulgates new laws and regulations that require additional approvals, filings, registrations or licenses or impose additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these and other regulatory actions by the PRC governmental authorities, including issuance of official notices, change of policies, promulgation of regulations and imposition of sanctions, may adversely affect our business and have a material and adverse effect on our results of operations. In addition, if we were to use new or additional domain names to conduct our business, we would have to apply for the same set of government authorizations or amend the current ones. There is no assurance that we will be able to complete such procedures timely.

        PRC laws and regulations may also require e-commerce platform operators to take measures to protect consumer rights. Failure to do so may subject the e-commerce platform operators to rectification requirements and penalties. Although we endeavor to comply with the relevant laws and regulations, there is no assurance that we can timely react to the evolving requirements. If the competent governmental authorities deem that we fail to meet such requirements, we may receive warnings, be ordered to make rectifications, or subject to other administrative sanctions and/or penalties that may have a material adverse effect on our reputation, business, financial condition and results of operations. For example, in January 2019, we were ordered by the local regulatory authority to pay a fine of RMB30,000 for failure to comply with the legal requirements with respect to the display and update of individual merchants' identities and full disclosure of platform policies.

        We are required by PRC laws and regulations to comply with labor laws and regulations and pay overtime compensation and various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental contributions, that we are not in compliance with labor laws and regulations, or that we are subject to fines or other legal sanctions, such as order of timely rectification, our business, financial condition and results of operations may be adversely affected.

        Pursuant to the Individual Income Tax Law of the PRC, as amended on August 31, 2018, which became effective on January 1, 2019, an individual's taxable income shall be an amount equal to such individual's total annual income less a general deductible of RMB60,000 and various special deductibles permitted under relevant laws. Determination and calculation of such special deductibles in accordance with relevant laws may result in an increase of our operating costs and expenses. However, as these laws and implementing rules were only recently promulgated and their interpretations have not been entirely settled yet, our determination and calculation of the special deductibles based on our understanding may be different from how the tax authorities or our employees would do. These differences may result in inquiries or reassessment by the tax authorities, as well as disputes with our employees.

We may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and public dissemination of malicious reports or accusations about our business, all of which could severely damage our reputation and materially and adversely affect our business and prospects.

        We process an extremely large number of transactions on a daily basis on our platform, and the high volume of transactions taking place on our platform as well as publicity about our business create the possibility of heightened attention from the public, regulators and the media. Heightened regulatory and public concerns over consumer protection and consumer safety issues may subject us to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues, due to the large number of transactions that take place on our platform and the increasing scope of our overall business operations. In addition, changes in our services or policies have resulted and could result in objections by members of the public, the traditional, new and social media, social network operators, merchants on our platform or others. From time to time, these objections or allegations, regardless of their veracity, may result in consumer dissatisfaction, public protests or negative publicity, which could result in government inquiry or substantial harm to our brand, reputation and operations.

        Moreover, as our business expands and grows, both organically and through acquisitions of and investments in other businesses, domestically and internationally, we may be exposed to heightened public scrutiny in jurisdictions where we already operate as well as in new jurisdictions where we may operate. There is no assurance that we would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage our reputation as well as our business and prospects.

        Furthermore, our brand name and our business may be harmed by aggressive marketing and communication strategies by third parties. We may be subject to government or regulatory investigation or third-party claims as a result and we may be required to spend significant time and incur substantial costs to react to and address these consequences. There is no assurance that we will be able to effectively refute each of the allegations within a reasonable period of time, or at all. Additionally, public allegations, directly or indirectly, against us or the merchants on our platform, may be posted on internet forums, blogs or websites by anyone on an anonymous basis. The availability of information on social media platforms is virtually immediate, as is its impact. Social media platforms may not necessarily filter or check the accuracy of information before publishing them and we are often afforded little or no time to respond. As a result, our reputation may be materially and adversely affected and our ability to attract and retain customers and maintain our market share and profitability may suffer.

Our online marketing services constitute internet advertisement, which subjects us to laws, rules and regulations applicable to advertising.

        We derive a significant amount of our revenues from online marketing services and other related services. In July 2016, SAIC promulgated the Interim Administrative Measures on Internet Advertising, or the Internet Advertising Measures, effective September 2016, pursuant to which internet advertisements are defined as any commercial advertising that directly or indirectly promotes goods or services through internet media in any form including paid-for search results. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Internet Advertising Business" in our 2019 Annual Report. Under the Internet Advertising Measures, our online marketing services and other related services constitute internet advertisement.

        PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. In the nine months period ended September 30, 2020, 89.3% of our revenues were derived from online marketing services and others. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees and orders to cease dissemination of the advertisements. In circumstances involving serious violations, the PRC government may suspend or revoke a violator's business license or license for operating advertising business. In addition, the Internet Advertising Measures require paid-for search results to be distinguished from natural search results so that consumers will not be misled as to the nature of these search results. As such, we are obligated to distinguish from others the merchants who purchase online marketing and related services or the relevant listings by these merchants. Complying with these requirements and any penalties or fines for any failure to comply may significantly reduce the attractiveness of our platform and increase our costs and could have a material adverse effect on our business, financial condition and results of operations.

        In addition, for advertising content related to specific types of products and services, advertisers, advertising operators and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser's operating qualifications, proof of quality inspection of the advertised products, and, with respect to certain industries, government approval of the content of the advertisement and filing with the local authorities. Pursuant to the Internet Advertising Measures, we are required to take steps to monitor the content of advertisements displayed on our platforms. This requires considerable resources and time, and could significantly affect the operation of our business, while at the same time also exposing us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with these laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any further change in the classification of our online marketing and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

        We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. We have been, and from time to time in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by products offered by our merchants and our services or other aspects of our business. There could also be existing patents of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of patents purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such patents against us in China, the United States or any other jurisdictions. Further, the application and interpretation of China's patent laws and the procedures and standards for granting patents in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management's time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question. Finally, we use open source software in connection with our products and services. Companies that incorporate open source software into their products and services have, from time to time, faced claims challenging the ownership of open source software and compliance with open source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or noncompliance with open source licensing terms. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose our source code or pay damages for breach of contract could be harmful to our business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

        We regard our trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others, to protect our proprietary rights. We are aware of certain copycat websites that attempt to cause confusion or diversion of traffic from us at the moment, against which we are considering initiating lawsuits, and we may continue to become an attractive target to such attacks in the future because of our brand recognition in the online retail industry in China. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) our application for registration of trademarks, patents, and other intellectual property rights will be approved, (ii) any intellectual property rights will be adequately protected, or (iii) such intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Further, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

        Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our management and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Tightening of tax compliance efforts that affect merchants on our platform could materially and adversely affect our business, financial condition and results of operations.

        The e-commerce industry in China is still developing, and the PRC government may require e-commerce platform operators, such as our company, to assist in the collection of taxes with respect to income generated by merchants from transactions conducted on our platforms. Merchants operating businesses on our platform may be deficient in their tax registration. PRC tax authorities may enforce registration requirements that target these merchants on our platforms and may request our assistance in these efforts. As a result, these merchants may be subject to more stringent tax compliance requirements and liabilities and their business on our platforms could suffer or they could decide to terminate their relationship with us, which could in turn negatively affect us. According to the E-Commerce Law, the e-commerce platform operators shall submit the identity information and the information related to tax payment of the merchants on the platform to the tax authorities. We may also be requested by tax authorities to assist in the enforcement of tax regulations, such as disclosure of transaction records and bank account information of the merchants, and withholding against our merchants. If that occurs, we may lose existing merchants and potential merchants might not be willing to operate their business on our platforms. We may be subject to liabilities if we fail to cooperate with the relevant PRC tax authorities to assist in the enforcement as requested. Stricter tax enforcement by the PRC tax authorities may also reduce the activities by merchants on our platforms. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our business may be subject to seasonal sales fluctuations which could result in volatility or have an adverse effect on the market price of our ADSs.

        We experience seasonality in our business, reflecting a combination of seasonal fluctuations in internet usage and traditional retail seasonality patterns. For example, we generally experience less user traffic and purchase orders during the Chinese New Year holiday season in the first quarter of each year. Furthermore, online sales in China are significantly higher in the fourth quarter of each calendar year than in the preceding three quarters. Due to the foregoing factors, our financial condition and results of operations for future quarters may continue to fluctuate and our historical quarterly results may not be comparable to future quarters. As a result, the trading price of our ADSs may fluctuate from time to time due to seasonality.

We have granted and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.

        We adopted a global share incentive plan in 2015 (the "2015 Plan") and a share incentive plan in 2018 (the "2018 Plan") for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. Under each of the share incentive plans, we are authorized to grant options and other types of awards. The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the 2015 Plan is 581,972,860 Class A ordinary shares, subject to adjustment and amendment, and the maximum aggregate number of shares which may be issued pursuant to all awards under the 2018 Plan was initially 363,130,400 Class A ordinary shares, plus an annual increase on the first day of each fiscal year of our company during the term of the 2018 Plan commencing with the fiscal year beginning January 1, 2019, by an amount equal to the lessor of (i) 1.0% of the total number of shares issued and outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of shares as may be determined by our board of directors. See "Item 4. Information on the Company—B. Compensation" in our 2019 Annual Report for further details. We recognized substantial share-based compensation expenses in our consolidated financial statements in connection with these grants, and may continue to incur such expenses in the future.

        We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations. We may re-evaluate the vesting schedules, lock-up period, exercise price or other key terms applicable to the grants under our currently effective share incentive plans from time to time. If we choose to do so, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

If we fail to implement and maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ADSs may be adversely impacted.

        We are subject to the reporting requirements of the Exchange Act of 1934, or Exchange Act, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the rules and regulations of the Nasdaq Global Select Market. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ending December 31, 2019, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. In addition, as we have ceased to be an "emerging growth company" as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting beginning with our annual report for the fiscal year ending December 31, 2019. Our management has concluded that our internal control over financial reporting was effective as of December 31, 2019. See "Item 15. Controls and Procedures" in our 2019 Annual Report. If we fail to implement and maintain an effective system of internal control, we will not be able to conclude and our independent registered public accounting firm will not be able to report that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act in our future annual report on Form 20-F covering the fiscal year in which this failure occurs. Effective internal control over financial reporting is necessary for us to produce reliable financial reports. Any failure to maintain effective internal control over financial reporting could prevent us from identifying fraud and result in the loss of investor confidence in the reliability of our financial statements, which in turn could have a material and adverse effect on the trading price of our ADSs. Furthermore, we may need to incur additional costs and use additional management and other resources as our business and operations further expand or in an effort to remediate any significant control deficiencies that may be identified in the future.

If we cannot obtain sufficient cash when we need it, we may not be able to meet our payment obligations under our convertible notes.

        In September 2019, we issued US$1 billion in aggregate principal amount of the 2024 Notes. The 2024 Notes do not bear regular interest, and will mature on October 1, 2024. We may not have sufficient funds to fulfill our payment obligations under the 2024 Notes and the notes offered hereunder.

        We derive most of our revenues from, and hold most of our assets through, our subsidiaries. As a result, we may rely in part upon distributions and advances from our subsidiaries in order to help us meet our payment obligations under the notes, the 2024 Notes and our other obligations. Our subsidiaries are distinct legal entities and do not have any obligation, legal or otherwise, to provide us with distributions or advances. We may face tax or other adverse consequences, or legal limitations, on our ability to obtain funds from these entities. In addition, our ability to obtain external financing in the future is subject to a variety of uncertainties, including:

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  our financial condition, results of operations and cash flows;

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  general market conditions for financing activities by internet companies; and

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  economic, political and other conditions in the PRC and elsewhere.

        If we are unable to obtain funding in a timely manner or on commercially acceptable terms, we may not be able to meet our payment obligations under our convertible notes, which in turn may constitute a default under existing and future agreements governing our indebtedness.

Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.

        The U.S. government has recently proposed, among other actions, imposing new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by proposing new or higher tariffs on specified products imported from the United States. For example, in 2018, the United States announced three finalized tariffs that applied exclusively to products imported from China, totaling approximately US$250 billion, and in May 2019 the United States increased from 10% to 25% the rate of certain tariffs previously levied on Chinese products. Trade tension between China and the United States may intensify, and the United States may adopt even more drastic measures in the future. Although cross-border business may not be an area of our focus, if we plan to sell our products internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact the competitive position of our products or prevent us from being able to sell products in certain countries. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated such changes could have an adverse effect on our business, financial condition, results of operations. In addition, future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business.

        In addition, recent economic and trade sanctions threatened and/or imposed by the U.S. government on a number of China-based technology companies have raised concerns as to whether, in the future, there may be additional regulatory challenges or enhanced restrictions involving other China-based technology companies in areas such as data security, information technology or other business activities. For instance, in May 2019, the U.S. government announced an order effectively barring American firms from selling components and software to a Chinese company and its affiliates. This restriction, and similar or more expansive restrictions that may be imposed by the U.S. or other jurisdictions in the future, may materially and adversely affect our ability to acquire technologies, systems or devices that may be important to our technology infrastructure, service offerings and business operations.

We do not have any business insurance coverage.

        The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and financial condition.

        COVID-19 had a negative impact on the Chinese and the global economy in the first half of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. There was considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world's leading economies, including the United States and China, even before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Any severe or prolonged slowdown in the global economy may materially and adversely affect our business, results of operations and financial condition.

We and certain of our directors and officers have been named as defendants in several lawsuits, which could have a material adverse impact on our business, financial condition, results of operation, cash flows and reputation.

        Between August and December 2018, several putative shareholder class action lawsuits have been filed against us and certain of our directors and officers. See "Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings" in our 2019 Annual Report for more details. We are currently unable to estimate the potential loss, if any, associated with the resolution of the outstanding lawsuit, if it proceeds. We may continue to be a target for lawsuits in the future, including putative class action lawsuits brought by shareholders and lawsuits arising from contractual disputes in the ordinary course of our business. There can be no assurance that we will be able to prevail in our defense or reverse any unfavorable judgment on appeal, and we may decide to settle lawsuits on unfavorable terms. Any adverse outcome of these cases, including any plaintiffs' appeal of the judgment in these cases, could result in payments of substantial monetary damages or fines, or changes to our business practices, and thus have a material adverse effect on our business, financial condition, results of operation, cash flows and reputation. In addition, all or part of the defense costs, or any liabilities that may arise from these matters may not be covered by any insurance. The litigation process may utilize a significant portion of our cash resources and divert management's attention from the day-to-day operations of our company, all of which could harm our business. We may also be subject to claims for indemnification related to these matters, and we cannot predict the impact that indemnification claims may have on our business or financial results.

We are a "controlled company" within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

        We are a "controlled company" as defined under the Nasdaq Stock Market Rules because our founder and chairman of the board of directors, Mr. Zheng Huang, owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not plan to rely on these exemptions.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

        Foreign ownership of certain parts of our businesses including value-added telecommunications services ("VATS") is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider (excluding e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

        We are a Cayman Islands company and our PRC subsidiaries, namely our WFOEs, are considered foreign-invested enterprises. Accordingly, our WFOEs are not eligible to provide value-added telecommunications services. As a result, we currently conduct our e-commerce business activities through Shanghai Xunmeng, a subsidiary of our VIE, which holds a VATS License for (i) online data processing and transaction processing business (operating e-commerce), (ii) internet content-related services, (iii) domestic call center business, and (iv) information services. Shanghai Xunmeng is wholly owned by our VIE, namely Hangzhou Aimi, which has obtained and is currently renewing a VATS License covering online data processing and transaction processing business (operating commerce, excluding internet finance and e-hailing services) and internet content-related services (excluding information search and inquiry services and real-time interactive information services). We entered into a series of contractual arrangements with Hangzhou Aimi and its shareholders, which enable us to

(i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate its financial results and its subsidiary into our consolidated financial statements under U.S. GAAP. See "Item 4. Information on the Company—C. Organizational Structure" in our 2019 Annual Report for further details.

        In the opinion of our PRC legal counsel, (i) the ownership structures of our VIE in China and Hangzhou Weimi are not in violation of applicable PRC laws and regulations currently in effect; and (ii) the contractual arrangements between Hangzhou Weimi, our VIE and its shareholders governed by PRC law are legal, valid, binding and enforceable in accordance with its terms and applicable PRC laws. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

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  revoking the business license and/or operating license of such entities;

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  discontinuing or placing restrictions or onerous conditions on our operations;

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  imposing fines, confiscating the income from Hangzhou Weimi or our VIE, or imposing other requirements with which we or our VIE may not be able to comply;

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  requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE; or

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  restricting or prohibiting our use of the proceeds of offshore financing to finance our business and operations in China.

        The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We face uncertainties with respect to the implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

        On March 15, 2019, the National People's Congress approved the Foreign Investment Law, which has taken effect on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign Owned Enterprise Law, together with their implementation rules and ancillary regulations, to become the legal foundation for foreign investment in the PRC. The Foreign Investment Law embodies the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. Under the Foreign Investment Law, "foreign investment" refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other foreign entities in China. The Foreign Investment Law stipulates three forms of foreign investment, and does not explicitly stipulate contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law, which came into effect on January 1, 2020. The Implementation Regulations on the Foreign Investment Law does not stipulate whether contractual arrangements should be deemed as a form of foreign investment. Before clarification or confirmation by future laws, administrative regulations or provisions promulgated by the State Council on nature of contractual arrangements, there is no assurance that contractual arrangement would not be considered as foreign investment under the Foreign Investment Law. In addition, the Foreign Investment Law stipulates that activities constituting "foreign investment" includes foreign investors investing in China through "any other methods" under laws, administrative regulations, or provisions prescribed by the State Council. The State Council may in the future enact laws or issue administrative regulations or provisions to classify contractual arrangements as a form of foreign investment, at which time it would be uncertain as to regulation on such contractual arrangements and whether such contractual arrangements would be deemed to be in violation of the foreign investment restrictions. There is no guarantee that our contractual arrangements and our business will not be materially and adversely affected in the future due to changes in PRC laws and regulations. If future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be completed by companies with existing contractual arrangements, we may face substantial uncertainties as to the timely completion of such actions. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

The rights and functions of the Pinduoduo Partnership, once effective, may impact your ability to appoint executive directors and nominate the chief executive officer of the company, and the interests of the Pinduoduo Partnership may conflict with your interests.

        Under our currently effective articles of association, the Pinduoduo Partnership, upon and for so long as certain conditions are satisfied, will be entitled to nominate two executive directors (if there are no more than 5 directors on the board of directors) or three executive directors (if there are more than 5 but no more than 9 directors on the board of directors) and nominate the chief executive officer candidate of our company. Such executive director candidate duly nominated by the Pinduoduo Partnership shall be approved and appointed by our board of directors and serve as an executive director of our company until expiry of his or her terms (if any), removal by the Pinduoduo Partnership, the shareholders by an ordinary resolution or vacation of office if such executive director, among other things, resigns his office by notice in writing to us or dies or is found to be or becomes of unsound mind. The chief executive officer candidate nominated by the Pinduoduo Partnership shall stand for appointment by the nominating and corporate governance committee of the board of directors. If the candidate is not appointed by the nominating and corporate governance committee in accordance with the then effective articles of association of the company, the Pinduoduo Partnership may nominate a replacement nominee until the nominating and corporate governance committee appoints such nominee as chief executive officer, or if the nominating and corporate governance committee fails to appoint more than three candidates nominated by the Pinduoduo Partnership consecutively, the board of directors may then nominate and appoint any person to serve as our chief executive officer in accordance with the then effective articles of association of the company. See "Item 6. Directors, Senior Management and Employees—A. Directors and Senior Management—Pinduoduo Partnership" in our 2019 Annual Report. This governance structure and contractual arrangements will limit your ability to influence corporate matters, including the matters determined at the board level.

        In addition, the interests of the Pinduoduo Partnership may not coincide with your interests, including certain managerial decisions such as partner compensation. For example, each year, once an aggregate bonus pool is approved by the board of directors, the partnership committee of the Pinduoduo Partnership will make further determinations as to, among other things, the allocation of the current bonus pool among all partners and these allocations may not be entirely aligned with the interest of shareholders who are not partners. Because the partners may be largely comprised of members of our management team, the Pinduoduo Partnership and its executive director nominees may focus on the operational and financial results that may differ from the expectations and desires of shareholders. To the extent that the interests of the Pinduoduo Partnership differ from your interests on certain matters, you may be disadvantaged.

We rely on contractual arrangements with our VIE and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control.

        Our VIE contributed 100%, 77.3%, 58.5% and 61.2% of our consolidated total revenues in 2017, 2018, 2019 and the nine months ended September 30, 2020, respectively. We have relied and expect to continue to rely on contractual arrangements with our VIE and its shareholders to conduct our business. For a description of these contractual arrangements, see "Item 4. Information on the Company—C. Organizational Structure" in our 2019 Annual Report. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. For example, our VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests.

        If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIE and its shareholders of their obligations under the contracts to exercise control over our VIE. The shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIE. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See "Risks Related to Our Corporate Structure—Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business." Therefore, our contractual arrangements with our VIE may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

        Although the shareholders of our VIE hold equity interests on record in our VIE, each such shareholder has irrevocably authorized Hangzhou Weimi to exercise his rights as a shareholder of our VIE pursuant to the terms of the relevant shareholders' voting rights proxy agreement. However, if our VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective under PRC law. For example, if the shareholders of our VIE refuse to transfer their equity interest in our VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

        All of the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See "Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us." Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our business may be negatively affected.

The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

        Messrs. Lei Chen and Jianchong Zhu hold 86.6% and 13.4% equity interests in our VIE, respectively. They are employees of our company and have entered into a series of contractual arrangements with Hangzhou Weimi, pursuant to which we have control over and are the primary beneficiary of our VIE. The shareholders of our VIE may have potential conflicts of interest with us. See "Item 4. Information on the Company—C. Organizational Structure" in our 2019 Annual Report. These shareholders may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

        Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in the VIE to a PRC entity or individual designated by us, to the extent permitted by PRC law. We also rely on these shareholders to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. The shareholders of our VIE have executed shareholders' voting rights proxy agreement to appoint Hangzhou Weimi or a person designated by Hangzhou Weimi to vote on their behalf and exercise voting rights as shareholders of our VIE. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our variable interest entities, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

        The shareholders of our VIE may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in our VIE and the validity or enforceability of our contractual arrangements with the relevant entity and its shareholders. For example, in the event that any of the shareholders of our VIE divorces his spouse, the spouse may claim that the equity interest of our VIE held by such shareholder is part of their community property and should be divided between such shareholder and his spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder's spouse or another third party who is not subject to obligations under our contractual arrangements, which could result in a loss of the effective control over our VIE by us. Similarly, if any of the equity interests of our VIE is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our control over our VIE or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.

        Although under our current contractual arrangements, (i) to the extent applicable, the spouse of each of the shareholders of our VIE has executed a spousal consent letter, under which the spouse agrees not to raise any claim against the equity interest, and to take every action to ensure the performance of the contractual arrangements, and (ii) it is expressly provided that the rights and obligations under the contractual agreements shall be equally effective and binding on the heirs and successors of the parties thereto, or that our VIE shall not assign or delegate its rights and obligations under the contractual agreements to third parties without our prior consent, we cannot assure you that these undertakings and arrangements will be complied with or effectively enforced. In the case any of them is breached or becomes unenforceable and leads to legal proceedings, it could disrupt our business, distract our management's attention and subject us to substantial uncertainties as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.

        Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm's length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing Hangzhou Weimi's tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE's tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our VIE that are material to the operation of certain portion of our business if the VIE goes bankrupt or become subject to a dissolution or liquidation proceeding.

        As part of our contractual arrangements with our VIE, our VIE and its subsidiaries hold certain assets that are material to the operation of certain portion of our business, including intellectual property and premise and VATS licenses. If our VIE goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIE may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If our VIE undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of our PRC subsidiaries and our VIE are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

        In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and VIE are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Risks Related to Doing Business in China

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

        Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

        The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

        While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. According to the National Bureau of Statistics of China, China's real GDP growth rate was 6.9% in 2017, which slowed to 6.7% in 2018, and further slowed to 6.1% in 2019. There have also been concerns about the relationships among China and other Asian countries, the relationship between China and the United States, as well as the relationship between the United States and certain Asian countries such as North Korea, which may result in or intensify potential conflicts in relation to territorial, regional security and trade disputes. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. Any disruptions or continuing or worsening slowdown could significantly reduce domestic commerce activities in China, which could lead to significant reduction in merchants' demand for and spending on the various services we offer. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China could have a material adverse effect on business and consumer spending and, as a result, adversely affect our business, financial condition and results of operations. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. The growth rate of the Chinese economy has gradually slowed since 2010, and the impact of COVID-19 on the Chinese economy in 2020 is likely to be severe. Any prolonged slowdown in the Chinese economy may reduce the demand for our services and materially and adversely affect our business and results of operations.

        In addition, because we hold a significant amount of cash and cash equivalents and short-term investments, if financial institutions and issuers of financial instruments that we hold become insolvent or if the market for these financial instruments become illiquid as a result of a severe economic downturn, our business and financial condition could be materially and adversely affected.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

        We conduct our business primarily through our PRC subsidiaries and our VIE and one of its subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are subject to laws and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

        From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

        Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

        The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

        We only have contractual control over our Pinduoduo mobile app. We do not directly own the mobile app due to the restrictions on foreign investment in businesses providing value-added telecommunications services in China, including e-commerce services and internet content-related services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

        The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of the State Internet Information Office (with the involvement of the State Council Information Office, MIIT, and the Ministry of Public Security). The primary role of the State Internet Information Office is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

        The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MIIT in July 2006, prohibits domestic telecommunications service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunications services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunications services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Shanghai Xunmeng owns the relevant domain names and trademarks in connection with our online platform and has the necessary personnel to operate our online platform.

        The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect our financial condition and results of operations.

        Shanghai Xunmeng, a subsidiary of our VIE, was recognized as a "high and new technology enterprise" in November 2018 and was eligible for a preferential tax rate of 15% from 2018 to 2020. In April 2018, Shenzhen Qianhai Xinzhijiang Information Technology Co., Ltd., a subsidiary of ours located in Qianhai District, Shenzhen, Guangdong Province, was eligible for a preferential tax rate of 15% and has been applying such preferential tax rate since then. The preferential tax rate is available from 2014 to 2020 and is awarded to companies located in Qianhai District that operate in certain encouraged industries. Government subsidies and preferential tax treatments are subject to discretions of the relevant governmental authorities and our eligibility for them are therefore out of our control. Discontinuation of any preferential tax treatments or imposition of any additional taxes could adversely affect our financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in our 2019 Annual Report based on foreign laws.

        We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as most of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

        The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

        Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

        We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If any of our PRC subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries, each of which is a wholly foreign-owned enterprise may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to a staff welfare and bonus fund. These reserve fund and staff welfare and bonus fund cannot be distributed to us as dividends.

        Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their Renminbi revenues to pay dividends to us.

        The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

        In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        We are an offshore holding company conducting our operations in China. We may make loans to our PRC subsidiaries and VIE subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks' principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

        In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our offshore financing and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

        The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People's Bank of China. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China's political and economic conditions and by China's foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

        Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offerings, follow-on offering or any of our convertible senior notes offerings into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

        Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. As of September 30, 2020, we used some hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

        The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

        In light of the flood of capital outflows from China, the PRC government may from time to time impose more restrictive foreign exchange policies and step up scrutiny of major outbound capital movement. More restrictions and substantial vetting process may be required by SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

        Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise and involves any of the following circumstances: (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, PRC national security review rules that became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries' ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

        In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

        If our shareholders who are PRC residents fail to make the required registration or to update the previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we may also be prohibited from making additional capital contributions into our PRC subsidiaries. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

        All of our shareholders who we are aware of being subject to the SAFE regulations have completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular No. 37 or other related rules. The failure or inability of the relevant shareholders to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, on the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations as our company is an overseas-listed company. Failure to complete SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary's ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Foreign Exchange—Regulations on Stock Incentive Plans" in our 2019 Annual Report.

        In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities. See "Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Foreign Exchange—Regulations on Stock Incentive Plans" in our 2019 Annual Report.

Our use of some leased properties could be challenged by third parties or government authorities, which may cause interruptions to our business operations.

        Certain of our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving notice from the relevant PRC government authorities. In case of failure to register or file a lease, the parties to the unregistered lease may be ordered to make rectifications (which would involve registering such lease with the relevant authority) before being subject to penalties. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. The law is not clear as to which of the parties, the lessor or the lessee, is liable for the failure to register the lease. Although we have proactively requested that the applicable lessors complete or cooperate with us to complete the registration in a timely manner, we are unable to control whether and when such lessors will do so. In the event that a fine or a portion thereof is imposed on the lessee, and if we are unable to recover from the lessor any fine paid by us, such fine will be borne by us. Moreover, certain lessors have not provided us with valid ownership certificates or authorization of sublease for our leased properties. As a result, there is a risk that these lessors may not have the right to lease such properties to us, in which case the relevant lease agreements may be deemed invalid or we may face challenges from the property owners or other third parties regarding our right to occupy the premises. We are not aware of any actions, claims or investigations being initiated by third parties or competent governmental authorities with respect to the defects in our leased real properties. However, if we are unable to continue our operations on the current premises and cannot find a suitable replacement in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

        Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with "de facto management body" within the PRC is considered a "resident enterprise" and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term "de facto management body" as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect SAT's general position on how the "de facto management body" text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

        We believe that we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 10% in the case of non-PRC enterprises or a rate of 20% in the case of non-PRC individuals unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by SAT in 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the competent tax authority of the PRC resident enterprise this Indirect Transfer.

        In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Circular 7. SAT Circular 7 supersedes the rules with respect to the Indirect Transfer under SAT Circular 698, but does not touch upon the other provisions of SAT Circular 698, which remain in force. SAT Circular 7 has introduced a new tax regime that is significantly different from the previous one under SAT Circular 698. SAT Circular 7 extends its tax jurisdiction to not only Indirect Transfers set forth under SAT Circular 698 but also transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides clearer criteria than SAT Circular 698 for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

        In October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37. Effective December 2017, SAT Circular 37, among others, repealed the Circular 698 and amended certain provisions in SAT Circular 7. According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the Enterprise Income Tax, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. However, if the non-resident enterprise voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

        We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The audit report included in our 2019 Annual Report is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs.

        Our auditor is registered with the Public Company Accounting Oversight Board (United States), or the PCAOB. Pursuant to laws in the United States, the PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. Our auditor is also located in China, a jurisdiction which does not allow the PCAOB to conduct inspections without the approval of the Chinese authorities. As a result, we understand that our auditor is not currently inspected by the PCAOB.

        In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the

United States and the PRC. The PCAOB continued to discuss with the CSRC and the PRC Ministry of Finance on joint inspections in the PRC of PCAOB-registered audit firms that provide auditing services to Chinese companies that trade on U.S. stock exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risks of insufficient disclosures from companies in many emerging markets, including China, compared to those from U.S. domestic companies. In discussing the specific issues related to these risks, the statement again highlighted the PCAOB's inability to inspect audit work and practices of accounting firms in China with respect to U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President's Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms. On August 6, 2020, the PWG released the report. In particular, with respect to jurisdictions that do not grant the PCAOB sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommended that enhanced listing standards be applied to companies from NCJs for seeking initial listing and remaining listed on U.S. stock exchanges. Under the enhanced listing standards, if the PCAOB does not have access to work papers of the principal audit firm located in a NCJ for the audit of a U.S.-listed company as a result of governmental restrictions, the U.S.-listed company may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines that it has sufficient access to the firm's audit work papers and practices to inspect the co-audit. The report recommended a transition period until January 1, 2022 before the new listing standards apply to companies already listed on U.S. stock exchanges. Under the PWG recommendations, if we fail to meet the enhanced listing standards before January 1, 2022, we could face de-listing from the Nasdaq Global Select Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADS trading in the United States. There were recent media reports about the SEC's proposed rulemaking in this regard. It is uncertain whether the PWG recommendations will be adopted, in whole or in part, and the impact of any new rule on us cannot be estimated at this time.

        This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm's audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate auditor reports issued by foreign public accounting firms. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. stock exchanges of issuers included on the SEC's list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Kennedy Bill. On July 21, 2020, the U.S. House of Representatives approved its version of the National Defense Authorization Act for Fiscal Year 2021, which contains provisions comparable to the Kennedy Bill. If either of these bills is enacted into law, it would amend the Sarbanes-Oxley Act of 2002 to direct the

SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded "over-the-counter" if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of any of such legislations or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if and when any of such proposed legislations will be enacted.

Proceedings instituted by the SEC against Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        Starting in 2011, the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

        In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102 (e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms, including our independent registered public accounting firm. A first instance trial of the proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm's performance of certain audit work, commencement of a new proceeding against a firm, or in extreme cases the resumption of the current proceeding against all four firms. If additional remedial measures are imposed on the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

        In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, U.S.-listed companies and the market price of our ADSs may be adversely affected.

        If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of our ADSs from the Nasdaq Global Select Market or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

Risks Related to the Notes and this Offering

The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries and consolidated affiliated entities.

        The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated, including the 2024 Notes; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) of our subsidiaries and consolidated affiliated entities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

        The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our consolidated subsidiaries or our consolidated affiliated entities from incurring additional liabilities.

        As of September 30, 2020, our total consolidated indebtedness was RMB8,277.9 million (US$1,219.2 million), including the 2024 Notes. As of September 30, 2020, our consolidated affiliated entities and their subsidiaries had RMB64,236.2 million (US$9,461.0 million) of indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option), our total consolidated indebtedness as of September 30, 2020 would have been US$2,969.2 million.

The notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries and consolidated affiliated entities.

        The notes are exclusively our obligations and are not guaranteed by any of our operating subsidiaries or consolidated affiliated entities. A substantial portion of our consolidated assets is held by, and a substantial portion of our business is conducted through, our subsidiaries and consolidated affiliated entities. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and consolidated affiliated entities and upon the ability of such subsidiaries or consolidated affiliated entities to provide us with cash, whether in the form of dividends, loans, service fees or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries and consolidated affiliated entities are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans, service fees or other distributions to us from such subsidiaries or consolidated affiliated entities may be subject to regulatory contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ADSs underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on the ADSs in lieu of or in addition to short selling the ADSs.

        The SEC and other regulatory and self-regulatory authorities have in the past implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ADSs). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts or affects the ability of investors in, or potential purchasers of, the notes to effect short sales of the ADSs, borrow the ADSs or enter into swaps on the ADSs could adversely affect the trading price and the liquidity of the notes.

        In addition, the liquidity of the market for our ADSs and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of ADSs available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our ADSs with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or unfeasible. No assurance can be given that a sufficient number of ADSs will be available to borrow on commercial terms, or at all, to potential purchasers in this offering and/or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our ADSs could adversely impact the trading price of the notes.

        The capital markets in recent years have experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. Since our ADSs became listed on the Nasdaq Global Select Market on July 26, 2018, the trading price of our ADSs has ranged from

US$16.53 to US$155.61 per ADS. The market price of the ADSs could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement, the accompanying prospectus or the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our users, competitors or business partners regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of the ADSs would likely adversely impact the trading price of the notes. The market price of the ADSs could also be affected by possible sales of the ADSs by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the ADSs. This trading activity could, in turn, affect the trading prices of the notes.

        Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors beyond our control, we cannot assure you that changes in the interest rates or interest rate expectations will not adversely affect the price of the notes.

        Furthermore, the price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may take actions that could adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the price of the notes.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

        We and our subsidiaries and consolidated affiliated entities may be able to incur substantial additional debt in the future, some of which may be secured debt. We are not restricted under the terms of the indenture governing the 2024 Notes and we will not be restricted under the terms of the indenture governing the notes offered hereby, respectively, from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the relevant indentures that could have the effect of diminishing our ability to make payments on the notes and/or the 2024 Notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or the 2024 Notes in cash, to repurchase the notes or the 2024 Notes upon a fundamental change or upon a tax redemption or an optional redemption or on specified dates, and our future debt may contain limitations on our ability to pay cash upon conversion or upon required repurchase or redemption of the notes or the 2024 Notes.

        Holders of the notes will have the right to require us to repurchase their notes on December 1, 2023 or upon the occurrence of a fundamental change, in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, as described under "Description of the Notes—Repurchase of Notes by Us at the Option of the Holder" and "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely ADSs to settle such conversion (other than paying cash in lieu of delivering any fractional ADS), we will be required to make cash payments in respect of the notes being converted as described under "Description of the Notes—Conversion Rights—Settlement upon Conversion." The 2024 Notes contain similar protections concerning the holders' rights to require us to repurchase their notes on a specified date (October 1, 2022) and upon the occurrence of fundamental change (as defined in the terms of the 2024 Notes), as well as similar provisions related to our right to redeem the 2024 Notes and to pay cash to settle conversions of the 2024 Notes. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes and/or the 2024 Notes surrendered therefor or settle in cash the notes and/or the 2024 Notes being converted. In addition, our ability to repurchase the notes or the 2024 Notes or to pay cash upon conversions of the notes or the 2024 Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. There would be similar consequences under the indenture governing the 2024 Notes in case of a failure to repurchase such notes or pay the redemption price or to pay any required cash upon conversion. A default under the indenture governing the notes offered hereby would also be a default under the indentures for the 2024 Notes (and vice versa) and could also lead to a default under agreements governing any outstanding future indebtedness. If the repayment of the 2024 Notes or any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase or redeem the notes or make cash payments upon conversions thereof.

Any repurchase or conversion of the 2024 Notes may affect the value of the notes and our ADSs.

        We may repurchase the 2024 Notes, including upon the noteholders' exercise of their put option under the 2024 Notes on October 1, 2022. Any repurchase of the 2024 Notes could affect the trading price of ADSs and the value of the notes outstanding at the time.

        We expect that certain holders of the 2024 Notes, who sell those notes in any repurchase by us or convert their respective 2024 Notes, may terminate various derivative transactions with respect to our ADSs and/or purchase our ADSs in the market to terminate their existing hedge positions in connection with the 2024 Notes. Any repurchase of the 2024 Notes could have the effect of raising or maintaining the trading price of our ADSs above levels that would otherwise have prevailed, or preventing or slowing a decline in the trading price of our ADSs.

        To the extent that holders of the 2024 Notes purchase any new equity-linked securities of ours at the time of, or in conjunction with, any such repurchase, we expect certain of such holders to sell ADSs in the market and/or enter into various derivatives transactions with respect to our ADSs. This activity could have the effect of decreasing (or reducing the size of any increase in) the trading price of our ADSs below the level that would otherwise have prevailed.

This offering is not contingent on the consummation of the concurrent ADS Offering.

        The consummation of this offering and the consummation of the concurrent ADS Offering are not contingent upon each other. Accordingly, if you decide to purchase the notes in this offering, you should be willing to do so whether or not we complete the concurrent ADS Offering.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of the Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital. The 2024 Notes have a conditional conversion feature that is substantially the same as the conditional conversion feature of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes and the 2024 Notes, could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options ("ASC 470-20"), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes and the 2024 Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes and the 2024 Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component is required to be treated as original issue debt discount for purposes of accounting for the debt component of the notes and the 2024 Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes and the 2024 Notes to their face amount over, respectively, the term of the notes and the 2024 Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of the ADSs and the trading price of the notes or the 2024 Notes.

        In addition, we currently intend to account for convertible debt securities, such as the notes and the 2024 Notes, that may be settled entirely or partly in cash utilizing the if-converted method, the effect of which is that conversion will not be assumed for purposes of computing diluted earnings per share if the effect would be antidilutive. Under the if-converted method, for diluted earnings per share purposes, convertible debt is antidilutive whenever its interest, net of tax and nondiscretionary adjustments, per share of common equity obtainable on conversion exceeds basic earnings per share. Dilutive convertible securities will be assumed to have been converted at the beginning of the period (or at time of issuance, if later), and the resulting shares of common equity will be included in the denominator. Moreover, interest charges applicable to the convertible debt will be added back to the numerator. We cannot assure you that the accounting standards in the future will continue to permit the use of the if-converted method. If we are unable to use the if-converted method in accounting for the Class A ordinary shares underlying the ADSs issuable upon conversion of the notes or the 2024 Notes, then our diluted earnings per share may be affected.

        In August 2020, the Financial Accounting Standards Board, which we refer to as FASB issued an amendment of the FASB Accounting Standards Codification relating to the accounting for convertible instruments and contracts in an entity's own equity (the "Accounting Standards Amendments"). Under the Accounting Standards Amendments, an entity will no longer be required to separately account for the liability and equity components of convertible debt instruments, such as the notes and the 2024 Notes. This could have the impact of reducing non-cash interest expense, and thereby increasing net income. Additionally, once the Accounting Standards Amendments become effective for our financial statements, the treasury stock method for calculating earnings per share will no longer be allowed for convertible debt instruments whose principal amount may be settled using shares. Rather, taking into account the ability to settle the principal amount of the convertible debt instruments in shares, the if-converted method will be required in respect of the notes and the 2024 Notes, which would decrease our diluted net income per share. We cannot be sure whether the Accounting Standards Amendments, or other changes that may be made to the current accounting standards related to the notes and the 2024 Notes or otherwise, could have an adverse impact on our financial statements.

The sales of ADSs in past registered offerings and the concurrent ADS Offering, as well as future sales of Class A ordinary shares, ADSs or convertible securities in the public market, could lower the trading price for the ADSs, adversely impact the trading price of the notes and result in dilution to existing shareholders.

        Concurrently with this offering, we are offering 28,700,000 ADSs (or up to 33,005,000 ADSs if the underwriters of that offering exercise their over-allotment option in full), pursuant to a separate prospectus supplement. The ADSs that we offered through registered offerings in the past and in the concurrent ADS Offering have been or will be registered on a registration statement and as a result have or would become freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. In connection with this offering and the concurrent ADS Offering, we and our directors and executive officers have agreed, subject to certain exceptions, not to sell any of the ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs for 90 days following the date of this prospectus supplement.

        In addition, substantial numbers of Class A ordinary shares and ADSs are reserved for issuance upon conversion of the notes and the 2024 Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the ADSs. The issuance and sale of substantial amounts of ordinary shares or ADSs, or the perception that such issuances and sales may occur (including due to anticipated conversion of the 2024 Notes and/or the notes offered hereby, depending on the prevailing trading price of our ADSs at the time), could adversely affect the trading price of the notes and the trading price of the ADSs and impair our ability to raise capital through the sale of additional equity or equity-linked securities. Any current or future sales of Class A ordinary shares or ADSs in the public market by us and/or any future issuance of Chinese Depositary Receipts, or CDRs, by us, will result in dilution to our existing shareholders. In addition, if one or more holders of the notes or the 2024 Notes elect to convert the notes or the 2024 Notes, as applicable, unless we elect to satisfy our conversion obligations solely by paying cash, we expect that the settlement of such conversions will result in dilution to our existing shareholders.

Holders of notes will not be entitled to any rights with respect to the Class A ordinary shares or the ADSs, but will be subject to all changes made with respect to them to the extent our conversion obligation includes ADSs.

        Holders of the notes will not be entitled to any rights with respect to our Class A ordinary shares or the ADSs (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Class A ordinary shares) prior to the conversion date relating to such notes (if we elect to settle the relevant conversion by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ADSs in respect of the relevant conversion), but holders of the notes will be subject to all changes affecting our Class A ordinary shares or the ADSs. For example, if an amendment is proposed to our memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we elect to settle the relevant conversion by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ADSs in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class A ordinary shares or the ADSs.

The conditional conversion feature of the notes could result in your receiving less than the value of the ADSs into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding June 1, 2025, you may convert your notes only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, ADSs or a combination of cash and ADSs, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, holders may receive less valuable consideration than expected because the value of the ADSs may decline after holders exercise their conversion right and before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of the ADSs during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, ADSs, or a combination of cash and ADSs. If we elect to satisfy our conversion obligation in cash or a combination of cash and ADSs, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of the ADSs for each trading day in a 40-trading-day observation period described under "Description of the Notes—Conversion Rights—Settlement upon Conversion." Accordingly, if the price of the ADSs decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of the ADSs at the end of such period is below the average volume-weighted average price of the ADSs during such period, the value of any ADSs that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of ADSs that you will receive.

        If we elect to satisfy our conversion obligation solely in ADSs upon conversion of the notes, we will be required to deliver the ADSs, together with cash for any fractional ADS, as described in "Description of the Notes—Conversion Rights—Settlement upon Conversion." Accordingly, if the price of the ADSs decreases prior to our delivery of ADSs to you, the value of the ADSs that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries or consolidated affiliated entities.

        The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of the Notes—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change" and "Description of the Notes—Consolidation, Merger and Sale of Assets."

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or our election to redeem the notes for a change in tax law or to redeem the notes at our option may not adequately compensate you for any lost value of your notes as a result of such transaction or election.

        If a make-whole fundamental change occurs prior to the maturity date or we elect to redeem the notes upon a change in tax law or to redeem the notes at our option, under certain circumstances, we will increase the conversion rate by a number of additional ADSs for notes converted in connection with such make-whole fundamental change or such election. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or we deliver notice of such election and the price paid (or deemed to be paid) per ADS in such transaction or the average market price per ADS prior to such notice, as described below under "Description of the Notes—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change" or "—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or such an election may not adequately compensate you for any lost value of your notes as a result of such transaction or such an election. In addition, if the price paid (or deemed paid) per ADS in the transaction or the market price prior to such election is greater than US$700.00 per ADS or less than US$125.00 per ADS (in each case, subject to adjustment), no additional ADSs will be added to the conversion rate for the notes. Moreover, in no event will the conversion rate per US$1,000 principal amount of notes as a result of this adjustment exceed ADSs, subject to adjustments in the same manner as the conversion rate as set forth under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments."

Our obligation to increase the conversion rate in connection with a make-whole fundamental change or such an election could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on the Class A ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as repurchase of ADSs pursuant to an open market share repurchase program or other buy-back transaction, a third-party tender or exchange offer or an issuance of ordinary shares or ADSs for cash or other events, that may adversely affect the trading price of the notes or the ADSs. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

        Furthermore, holders would not have the right to require us to repurchase the notes in circumstances involving solely a significant change in the composition of our board.

We cannot assure you that an active or liquid trading market will develop for the notes.

        The notes are a new issue of securities for which there is currently no public market, and no active trading market (public or otherwise) might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our ADSs, our performance and other factors.

        We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Your investment in the Notes and our ADSs converted from the notes may be impacted if we are encouraged to issue CDRs in the future.

        The Chinese central government is currently proposing new rules that would allow Chinese technology companies listed outside China to list on the mainland stock market through the creation of CDRs. Once the CDR mechanism is in place, we might consider and be encouraged by the evolving Chinese governmental policies to issue CDRs and allow investors to trade our CDRs on Chinese stock exchanges. However, there are uncertainties as to whether a pursuit of CDRs in China would bring positive or negative impact on your investment in our ADSs converted from the notes.

        Relatedly, if (x) we pursue listing of securities representing our common equity on any of Singapore Exchange, Stock Exchange of Hong Kong or London Stock Exchange and (y) our ADSs cease to be listed on the NASDAQ Global Select Market (or, if applicable at the time, the New York Stock Exchange or the NASDAQ Global Market), then from and after the new listing reference date (as defined in "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), the notes will become convertible into such foreign-listed equity securities of ours in accordance with, and as contemplated under, the fifth paragraph under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes." To the extent such potential delisting from the United States exchange constitutes a "fundamental change" as defined in the indenture governing the notes, subject to certain conditions, holders may require us to repurchase for cash their notes (or a portion thereof) at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. The contents of any supplemental indenture that we will be required to execute with the trustee of the notes in connection with such foreign listing cannot be ascertained at this time, and no assurance can be given that they will be equivalent to, and not materially less beneficial to the holders of the notes (or certain categories of the holders) than, the terms of the indenture prior to the new listing reference date. There are numerous factors that affect investors' ability and willingness to make investments in the notes and our ADSs (or other security, as applicable), if any, issuable upon conversion of the notes, including but not limited to the taxation regime applicable to such investors and investments, fees and costs for executing trades in a security, and applicable legal and regulatory requirements. The impact of differences, if any, between such factors affecting the market for our ADSs in the United States and the market for our common equity in any potential foreign listing jurisdiction cannot be ascertained at this time, but may be significant.

Further, no assurance can be given that investors that engage in a convertible note arbitrage strategy will be able to orderly execute such strategy or an unwind thereof at or around the time of a new listing reference date and/or continue to execute such strategy in respect of such foreign-listed equity securities of ours.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date or we elect to redeem the notes upon a change in tax law or to redeem the notes at our option, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or such election. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Taxation—U.S. Federal Income Tax Considerations."

Because the notes will initially be issued in book-entry form, holders must rely on DTC's procedures to receive communications relating to the notes and exercise their rights and remedies.

        We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of the Notes—Book-Entry, Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely will receive any such communications.

Our management has broad discretion over the use of proceeds from this offering and the concurrent ADS Offering.

        Our management will have significant discretion in applying the net proceeds that we receive from this offering and (if completed) the concurrent ADS Offering. Although we intend to use the net proceeds from this offering and the concurrent ADS Offering as described in "Use of Proceeds," our management retains significant discretion with respect to the use of proceeds. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds from this offering may be used in a manner that does not generate favorable returns.

The fundamental change repurchase feature of the notes and the 2024 Notes may delay or prevent an otherwise beneficial takeover attempt of our company.

        The relevant indentures governing the notes and the 2024 Notes will require us to repurchase the notes or the 2024 Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change (as defined under the relevant indenture). A takeover of our company may trigger the requirement that we purchase the notes and/or the 2024 Notes and/or increase the conversion rate with respect to the notes and/or the 2024 Notes, which could make it more costly for a potential acquirer to engage in a takeover or other business combination transaction with us. Such additional costs may have the effect of delaying or preventing a takeover or other business combination transaction with our company that would otherwise be beneficial to investors.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC noteholders, shareholders or holders of ADSs.

        Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its "de facto management body" within the PRC is considered a "resident enterprise" and will be subject to PRC enterprise income tax on its global income at the rate of 25%. The implementation rules define the term "de facto management body" as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of all offshore enterprises.

        According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

        We believe we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." If the PRC tax authorities determine that Pinduoduo Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from interest, any redemption premium or dividends we pay to our noteholders and shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, our non-resident enterprise noteholders and shareholders (including our ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of the notes, ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, interest or dividends paid to our non-PRC individual noteholders and shareholders (including our ADS holders) and any gain realized on the sale and transfer of the notes, ADSs or Class A ordinary shares by such holders may be subject to PRC tax at a rate of 20% (which, in the case of interest, any redemption premium or dividends, may be withheld at source by us), if such gain is deemed to be from PRC sources. These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC noteholders or shareholders of Pinduoduo Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Pinduoduo Inc. is treated as a PRC resident enterprise. In addition, we may be required to withhold VAT on payments with respect to the notes. See "Taxation—PRC Taxation." Any such tax may reduce the returns on your investment in the notes or ADSs. If we are required to withhold PRC taxes from payments on the notes, the requirement to pay Additional Amounts with respect to any PRC tax withheld (subject to certain exceptions) will increase the cost of servicing the notes and will adversely affect our cash flows and financial positions.

There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our ADSs or Class A ordinary shares to significant adverse U.S. income tax consequences.

        We will be a "passive foreign investment company," or "PFIC," if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of "passive" income or (b) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the "asset test"). Although the law in this regard is unclear, we intend to treat our VIE (including its subsidiaries) as being owned by us for U.S. federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its results of operations in our consolidated financial statements. Assuming that we are the owner of our VIE (including its subsidiaries) for U.S. federal income tax purposes, we do not believe that we were a PFIC for the taxable year ended December 31, 2019 and based upon our current and expected income and assets (taking into account the expected proceeds from this offering), including good will, and the current and projected value of our ADSs, we do not presently expect to be or become a PFIC for the current taxable year or the foreseeable future.

        While we do not expect to be or become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ADSs, fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If it were determined that we do not own the stock of our VIE for U.S. federal income tax purposes, our risk of being a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

        If we are a PFIC in any taxable year, a U.S. holder (as defined in "Taxation—U.S. Federal Income Tax Considerations") may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the notes, ADSs or Class A ordinary shares and on the receipt of distributions on the notes, ADSs or Class A ordinary shares to the extent such gain or distribution is treated as an "excess distribution" under the U.S. federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our ADSs or Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our ADSs or Class A ordinary shares. For more information see "Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements for the years ended December 31, 2017, 2018 and 2019 and as of December 31, 2018 and 2019, and related notes, included in our 2019 Annual Report, information under "Item 5. Operating and Financial Review and Prospects" of our 2019 Annual Report and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2019 and 2020 and as of September 30, 2020 and related notes included in our current report on Form 6-K furnished to the SEC on November 16, 2020, including all exhibits thereto, which are incorporated into the accompanying prospectus by reference. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus supplement.

        The following table sets forth a summary of our consolidated results of operations for the periods presented, both in absolute amount and as a percentage of our revenues for the periods presented. This information should be read together with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the years ended December 31, 2017, 2018 and 2019 and as of December 31, 2018 and 2019, and related notes, included in our 2019 Annual Report, information under "Item 5. Operating and Financial Review and Prospects" of our 2019 Annual Report and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2019 and 2020 and as of September 30, 2020 and related notes included in our current report on Form 6-K furnished to the SEC on November 16, 2020, including all exhibits thereto, which are incorporated into the accompanying prospectus by reference. The results of operations in any period are not necessarily indicative of our future trends.

        As disclosed in "Selected Consolidated Financial and Operating Data," due to the loss of the EGC status, we adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, effective January 1, 2018 using the modified retrospective approach. There were no changes made to our revenue recognition policy as a result of the adoption of Topic 606. We also changed the classification and presentation of restricted cash on the consolidated statements of cash flows for each of the three years in the period ended December 31, 2018 due to the adoption of ASU No. 2016-18, Statement of Cash Flows: Restricted Cash. We adopted ASU No. 2016-02: Leases on January 1, 2019 using the modified retrospective transition method. ROU assets and lease liabilities (including current and non-current) for operating leases are presented on the face of the consolidated balance sheet as of December 31, 2019, while the consolidated balance sheet data for the years ended December 31, 2016, 2017 and 2018 have been prepared in accordance with ASC Topic 840, Accounting for Leases. We adopted ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective January 1, 2020 using the modified retrospective transition method. Upon adoption, we changed the impairment model to utilize a forward-looking current expected credit losses model in place of the incurred loss methodology for financial instruments measured at amortized cost.

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2017		2018		2019		2019		2020
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Revenues
Online marketing services and others	1,209,275	69.3	11,515,575	87.8	26,813,641	89.0	17,126,942	88.5	29,424,626	4,333,779	89.3
Transaction services	531,416	30.5	1,604,415	12.2	3,328,245	11.0	2,222,218	11.5	3,519,530	518,371	10.7
Merchandise sales	3,385	0.2	—	—	—	—	—	—	—	—	—

Total revenues	1,744,076	100.0	13,119,990	100.0	30,141,886	100.0	19,349,160	100.0	32,944,156	4,852,150	100.0
Costs of revenues(1)	(722,830)	(41.4)	(2,905,249)	(22.1)	(6,338,778)	(21.0)	(4,301,341)	(22.2)	(7,752,517)	(1,141,823)	(23.5)
Gross profit	1,021,246	58.6	10,214,741	77.9	23,803,108	79.0	15,047,819	77.8	25,191,639	3,710,327	76.5
Operating expenses
Sales and marketing expenses(1)	(1,344,582)	(77.1)	(13,441,813)	(102.5)	(27,174,249)	(90.2)	(17,901,713)	(92.5)	(26,482,073)	(3,900,388)	(80.4)
General and administrative expenses(1)	(133,207)	(7.6)	(6,456,612)	(49.2)	(1,296,712)	(4.3)	(951,030)	(4.9)	(1,101,727)	(162,267)	(3.3)
Research and development expenses(1)	(129,181)	(7.4)	(1,116,057)	(8.5)	(3,870,358)	(12.8)	(2,597,983)	(13.4)	(4,940,392)	(727,641)	(15.0)
Impairment of a long-term investment	(10,000)	(0.6)	—	—	—	—	—	—	—	—	—

Total operating expenses	(1,616,970)	(92.7)	(21,014,482)	(160.2)	(32,341,319)	(107.3)	(21,450,726)	(110.9)	(32,524,192)	(4,790,296)	(98.7)
Operating loss	(595,724)	(34.1)	(10,799,741)	(82.3)	(8,538,211)	(28.3)	(6,402,907)	(33.1)	(7,332,553)	(1,079,969)	(22.3)
Other income/(expenses)
Interest and investment gain, net	80,783	4.6	584,940	4.5	1,541,825	5.1	1,069,285	5.5	1,783,971	262,751	5.4
Interest expense	—	—	—	—	(145,858)	(0.5)	(6,150)	(0.0)	(479,190)	(70,577)	(1.5)
Foreign exchange (loss)/gain	(11,547)	(0.7)	10,037	0.1	63,179	0.2	76,416	0.4	76,191	11,222	0.2
Other income/(loss), net	1,373	0.1	(12,361)	(0.1)	82,786	0.3	55,608	0.3	112,553	16,577	0.3
Loss before income tax and share of results of equity investees	(525,115)	(30.1)	(10,217,125)	(77.9)	(6,996,279)	(23.2)	(5,207,748)	(26.9)	(5,839,028)	(859,996)	(17.7)

Share of results of equity investees	—	—	—	—	28,676	0.1	(8,218)	(0.0)	35,642	5,249	0.1
Income tax expenses	—	—	—	—	—	—	—	—	—	—	—

Net loss	(525,115)	(30.1)	(10,217,125)	(77.9)	(6,967,603)	(23.1)	(5,215,966)	(27.0)	(5,803,386)	(854,747)	(17.6)

Note:

(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Costs of revenues	796	3,488	23,835	16,579	22,368	3,294
Sales and marketing expenses	1,675	405,805	860,862	623,508	816,672	120,283
General and administrative expenses	108,141	6,296,186	786,641	562,118	714,515	105,237
Research and development expenses	5,893	136,094	886,368	556,829	1,126,258	165,880

Total	116,505	6,841,573	2,557,706	1,759,034	2,679,813	394,694

Nine months ended September 30, 2020 compared to nine months ended September 30, 2019

Revenues

        Our revenues increased by 70.3% from RMB19,349.2 million in the nine months ended September 30, 2019 to RMB32,944.2 million (US$4,852.2 million) in the nine months ended September 30, 2020. Online marketing services and other revenues increased by 71.8% from RMB17,126.9 million in the nine months ended September 30, 2019 to RMB29,424.6 million (US$4,333.8 million) in the nine months ended September 30, 2020. This increase was primarily attributable to our stronger brand and market position as a result of our branding campaigns, more active merchants offering greater breadth of products, better marketing products and tools for merchants, and the significant increase in the number of our active buyers and annual spending per active buyer. Revenues from transaction services increased 58.4% from RMB2,222.2 million in the nine months ended September 30, 2019 to RMB3,519.5 million (US$518.4 million) in the nine months ended September 30, 2020, primarily due to the increase in GMV.

Costs of revenues

        Our costs of revenues increased by 80.2% from RMB4,301.3 million in the nine months ended September 30, 2019 to RMB7,752.5 million (US$1,141.8 million) in the nine months ended September 30, 2020, primarily due to increases in bandwidths and server costs and other expenses directly attributable to the online marketing services and other revenues. The increase in bandwidths and server costs from RMB1,145.7 million in the nine months ended September 30, 2019 to RMB2,487.1 million (US$366.3 million) in the nine months ended September 30, 2020 was due to the increase in server capacity to keep pace with the growth of our online marketplace services. The increase in other expenses directly attributable to the online marketing services and other revenues was primarily due to the higher costs of call center and merchant support services.

Gross profit

        As a result of the foregoing, our gross profit increased to RMB25,191.6 million (US$3,710.3 million) in the nine months ended September 30, 2020, from RMB15,047.8 million in the nine months ended September 30, 2019. Our gross margin for the nine months ended September 30, 2020 was 76.5% as compared to 77.8% for the same period last year. The changes in our gross profit and our gross margin reflected the continued growth of our online marketplace model, offset by the disruptions caused by the pandemic during the first three months of 2020 and increase in our server costs.

Operating expenses

        Our total operating expenses increased by 51.6% from RMB21,450.7 million in the nine months ended September 30, 2019 to RMB32,524.2 million (US$4,790.3 million) in the nine months ended September 30, 2020 primarily due to the increases in sales and marketing expenses and research and development expenses.

        Sales and marketing expenses.    Our sales and marketing expenses increased by 47.9% from RMB17,901.7 million in the nine months ended September 30, 2019 to RMB26,482.1 million (US$3,900.4 million) in the nine months ended September 30, 2020, primarily attributable to increases of RMB8,227.4 million (US$1,211.8 million) in advertising expenses and promotion and coupon expenses. The increase in advertising expenses and promotion and coupon expenses were focused on building our brand awareness and driving user growth and engagement on our platform.

        General and administrative expenses.    Our general and administrative expenses increased from RMB951.0 million in the nine months ended September 30, 2019 to RMB1,101.7 million (US$162.3 million) in the nine months ended September 30, 2020. The increase was primarily attributable to an increase in headcount for administrative personnel, offset by not incurring certain expenses relating to our poverty alleviation initiatives in 2019.

        Research and development expenses.    Our research and development expenses increased by 90.2% from RMB2,598.0 million in the nine months ended September 30, 2019 to RMB4,940.4 million (US$727.6 million) in the nine months ended September 30, 2020, primarily due to an increase of RMB1,677.2 million in staff costs, and an increase of RMB609.2 million in R&D-related cloud services expenses. The increase in staff costs was primarily attributable to the increase in headcount and the recruitment of more experienced research and development personnel to execute our technology-related strategies of improving our platform.

Operating loss

        As a result of the foregoing, we incurred operating loss of RMB6,402.9 million and RMB7,332.6 million (US$1,080.0 million) in the nine months ended September 30, 2019 and 2020, respectively.

Other income/(expenses)

        Interest and investment gain, net.    Net interest and investment gain mainly represents interest earned on demand deposits, time deposits and wealth management products in financial institutions, as well as other long-term investments. We had net interest and investment gain of RMB1,069.3 million and RMB1,784.0 million (US$262.8 million) in the nine months ended September 30, 2019 and 2020, respectively. The increase was primarily attributable to the increase of our short-term investments and cash balance.

        Interest expense.    We had interest expense of RMB479.2 million (US$70.6 million) in the nine months ended September 30, 2020, compared to interest expense of RMB6.2 million in the nine months ended September 30, 2019, primarily due to the increase in interest expenses of RMB427.7 million related to the 2024 Notes' amortization to face value.

        Foreign exchange gain.    We had foreign exchange gain of RMB76.2 million (US$11.2 million) in the nine months ended September 30, 2020, compared to foreign exchange gain of RMB76.4 million in the nine months ended September 30, 2019, primarily due to the fluctuations of the exchange rates of Renminbi against the U.S. dollar.

        Other income, net.    We had other net income of RMB112.6 million (US$16.6 million) in the nine months ended September 30, 2020, compared to other net income of RMB55.6 million in the nine months ended September 30, 2019, primarily due to the increase of government grants, partially offset by the increase of our donation.

Income tax expenses

        We recorded nil in income tax expenses in the nine months ended September 30, 2019 and 2020.

Share of results of equity investees

        We had share of results of equity investees in gain of RMB35.6 million (US$5.2 million) in the nine months ended September 30, 2020, compared to a RMB8.2 million share of loss in the nine months ended September 30, 2019.

Net loss

        As a result of the foregoing, we incurred net loss of RMB5,803.4 million (US$854.7 million) in the nine months ended September 30, 2020, compared to net loss of RMB5,216.0 million in the nine months ended September 30, 2019.

Cash Flows and Working Capital

        As of September 30, 2020, our cash and cash equivalents were RMB5,715.7 million (US$841.8 million). Our cash and cash equivalents primarily consist of cash at banks. As of the same date, we had restricted cash of RMB38,813.1 million (US$5,716.5 million), mainly representing cash received from buyers and reserved in a bank supervised account for payments to merchants. Our short-term investments, comprising primarily of time deposits and wealth management products, were RMB39,859.1 million (US$5,870.6 million) as of September 30, 2020.

Operating activities

        Net cash generated from operating activities in the nine months ended September 30, 2020 was RMB13,250.1 million (US$1,951.5 million), as compared to net loss of RMB5,803.4 million (US$854.7 million) in the same period. The difference was primarily due to an increase of RMB10,383.2 million (US$1,529.3 million) in payable to merchants, an increase of RMB2,733.6 million (US$402.6 million) in merchant deposits, an increase of RMB2,027.0 million (US$298.5 million) in accrued expenses and other liabilities, and an increase of RMB1,795.9 million (US$264.5 million) in amounts due to related parties, and a decrease of RMB520.0 million (US$76.6 million) in receivables from online payment platforms, partially offset by an increase of RMB1,083.6 million (US$159.6 million) in amounts due from related parties and an increase of RMB706.3 million (US$104.0 million) in prepayments and other current assets. The increase in payables to merchants, merchant deposits and accrued expenses and other liabilities were attributable to our business expansion and the increased number of merchants on our platform. The principal non-cash items affecting the difference between our net loss and our net cash generated from operating activities in the nine months ended September 30, 2020 included RMB2,679.8 million (US$394.7 million) in share-based compensation expenses.

        Net cash generated from operating activities in the nine months ended September 30, 2019 was RMB5,223.0 million, as compared to net loss of RMB5,216.0 million in the same period. The difference was primarily due to an increase of RMB2,543.7 million in payables to merchants, an increase of RMB2,465.9 million in merchant deposits, an increase of RMB1,977.5 million in accrued expenses and other liabilities, and an increase of RMB1,607.5 million in amounts due to related parties, partially offset by an increase of RMB276.9 million in receivables from online payment platforms and an increase of RMB234.5 million in amounts due from related parties. The increase in payables to merchants, merchant deposits and accrued expenses and other liabilities were attributable to our business expansion and the increased number of merchants on our platform. The principal non-cash items affecting the difference between our net loss and our net cash generated from operating activities in the nine months ended September 30, 2019 included RMB1,759.0 million in share-based compensation expenses.

Investing activities

        Net cash used in investing activities in the nine months ended September 30, 2020 was RMB11,735.1 million (US$1,728.4 million), primarily due to purchase of short-term investments of RMB44,110.8 million (US$6,496.8 million), partially offset by proceeds from sales of short-term investments of RMB39,042.0 million (US$5,750.3 million).

        Net cash used in investing activities in the nine months ended September 30, 2019 was RMB16,857.8 million, primarily due to purchase of short-term investments of RMB31,036.9 million, partially offset by proceeds from sales of short-term investments of RMB14,371.8 million.

Financing activities

        Net cash generated from financing activities in the nine months ended September 30, 2020 was RMB9,624.2 million (US$1,417.5 million), primarily attributable to proceeds from the private placement of our Class A ordinary shares to certain long-term investors in April 2020.

        Net cash generated from financing activities in the nine months ended September 30, 2019 was RMB14,960.8 million, primarily attributable to net proceeds from our follow-on public offering and proceeds from issuance of convertible bonds.

Impact of COVID-19 on Our Operations and Financial Performance

        Substantially all of our revenues and workforce are concentrated in China. In early 2020, in response to the intensifying efforts to contain the spread of COVID-19, the Chinese government took a number of actions, which included extending the Chinese New Year holiday, quarantining individuals suspected of having COVID-19, asking residents in China to stay at home and to avoid public gathering, among other things. COVID-19 also resulted in temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories across China, and put significant strain on merchandise shipping and delivery. Many of the quarantine measures within China have since been significantly relaxed as of the date of this prospectus supplement. However, there remain significant uncertainties surrounding the COVID-19 outbreak and its further development as a global pandemic. Hence, the extent of the business disruption and the related impact on our financial results and outlook for 2020 and the periods beyond cannot be reasonably estimated at this time.

        As of September 30, 2020, we had cash and cash equivalents of RMB5,715.7 million (US$841.8 million) and short-term investments of RMB39,859.1 million (US$5,870.6 million). Our short-term investments mainly include time deposits and wealth management products in financial institutions, which are highly liquid. We believe this level of liquidity is sufficient to successfully navigate an extended period of uncertainty. See also "Risk Factors—Risks Related to Our Business and Industry—We face risks related to natural disasters, health epidemics and other outbreaks, most notably those related to the outbreak of COVID-19, which could significantly disrupt our operations."

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of US$1,730.8 million, or US$1,978.0 million if the underwriters exercise their option to purchase additional notes in full, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

        In addition, we expect to receive net proceeds from offering ADSs in the concurrent ADS Offering. The net proceeds that we will receive from the ADS Offering, if completed, are estimated to be approximately US$3,540.9 million (assuming no exercise by the underwriters in the ADS Offering of the over-allotment option) and US$4,072.0 million (assuming exercise by the underwriters in the ADS Offering of the over-allotment option in full), after deducting underwriting discounts and the estimated offering expenses payable by us. The completion of this offering is not conditional upon the completion of the ADS Offering, and the completion of the ADS Offering is not conditional upon the completion of this offering.

        We currently expect to use the net proceeds from this offering and the concurrent ADS Offering to further strengthen our balance sheet, providing us flexibility to fund our growth strategies that may include: expansion of our business operations, development of technology infrastructure, strategic investments in our supply chains and ecosystem, and future acquisitions and partnerships. Pending their use, we intend to invest the net proceeds from this offering and the ADS Offering in short-term, investment grade, interest-bearing instruments or hold them as cash.

        While we currently anticipate that we will use the net proceeds from this offering and the concurrent ADS Offering as outlined above based upon our present plans and business conditions, our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

        In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there is no statutory limit on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant filing and registration procedures. With respect to loans to the PRC subsidiaries by us, (i) if the relevant PRC subsidiaries determine to adopt the traditional foreign exchange administration mechanism, or the Current Foreign Debt mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiaries and there is, in effect, no statutory limit on the amount of loans that we can make to our PRC subsidiaries under this circumstance since we can increase the registered capital of our PRC subsidiaries by making capital contributions to them, subject to the completion of relevant registrations, and the difference between the total investment and the registered capital will increase accordingly; and (ii) if the relevant PRC subsidiaries determine to adopt the foreign exchange administration mechanism as provided in the PBOC Notice No. 9, or the Notice No. 9 Foreign Debt mechanism, which was further amended according to the Circular of the People's Bank of China and the State Administration of Foreign Exchange on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing promulgate by the PBOC on March 11, 2020, or PBOC Notice No. 64, the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in the PBOC Notice No. 9, shall not exceed 250% of the net assets of the relevant PRC subsidiary. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of the PBOC Notice

No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. In terms of capital contributions, it typically takes about eight weeks to complete the relevant filings and registrations. In terms of loans, the SAFE registration process typically takes about four weeks to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiaries, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries and consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business" of our 2019 Annual Report. It is likely that we will need to convert some of our net proceeds in U.S. dollars into Renminbi in order to use as proceeds as contemplated in this section. For details of PRC regulations governing foreign currency conversion, see "Item 4.B. Information on the Company—Business Overview—Regulation—Regulations on Foreign Exchange" of our 2019 Annual Report.

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2020:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect to the issuance and sale by us of US$1,750,000,000 aggregate principal amount of the notes (at an assumed issue price of 100%) pursuant to this prospectus supplement and the accompanying prospectus, assuming the underwriters do not exercise the option to purchase additional notes; and

  •
  on a pro forma as adjusted basis to give effect to (i) the issuance and sale by us of 114,800,000 Class A ordinary shares in the form of ADSs for estimated net proceeds of US$3,540.9 million in the concurrent ADS Offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us, assuming the underwriters therein do not exercise the option to purchase additional ADSs, and (ii) the issuance and sale by us of US$1,750,000,000 aggregate principal amount of notes (at an assumed issue price of 100%) pursuant to this prospectus supplement and the accompanying prospectus, assuming the underwriters do not exercise the option to purchase additional notes.

        The closing of the offering of the notes is not conditioned upon the closing of the concurrent ADS Offering, and the closing of the concurrent ADS Offering is not conditioned upon the closing of the offering of the notes offered hereby.

        You should read this table together with our audited consolidated financial statements and the related notes and "Item 5. Operating and Financial Review and Prospects" of our 2019 Annual Report.

	As of September 30, 2020
	Actual		Pro Forma		Pro Forma as Adjusted
	RMB	US$	RMB	US$	RMB	US$
	(in thousands, except for share data)
Current Liabilities
Short-term loans	2,773,023	408,422	2,773,023	408,422	2,773,023	408,422
Long-term loans, current portion	—	—	—	—	—	—
Non-Current Liabilities
Long-term loans, non-current portion
Convertible senior notes due 2024	5,504,873	810,780	5,504,873	810,780	5,504,873	810,780
Convertible senior notes due 2025(1)(2)	—	—	11,881,800	1,750,000	11,881,800	1,750,000
Shareholders' equity
Class A Ordinary Shares (US$0.000005 par value; 77,300,000,000 shares authorized, 3,380,761,000 shares issued and outstanding; 3,380,761,000 shares issued and outstanding on a pro forma basis; 3,495,561,000 shares issued and outstanding on a pro forma as adjusted basis)	109	17	109	17	113	17
Class B Ordinary Shares (US$0.000005 par value; 2,200,000,000 shares authorized, 1,409,744,080 shares issued and outstanding; 1,409,744,080 shares issued and outstanding on a pro forma and on a pro forma as adjusted basis, respectively)	44	6	44	6	44	6
Additional paid-in capital(2)	51,969,053	7,654,214	51,969,053	7,654,214	76,010,089	11,195,076
Accumulated deficits	(24,098,847)	(3,549,377)	(24,098,847)	(3,549,377)	(24,098,847)	(3,549,377)
Accumulated other comprehensive income	533,303	78,547	533,303	78,547	533,303	78,547
Total Pinduoduo Inc.'s shareholders' equity	28,403,662	4,183,407	28,403,662	4,183,407	52,444,702	7,724,269
Total capitalization(3)	99,410,926	14,641,645	111,292,726	16,391,645	135,333,766	19,932,507

Notes:

(1)
In accordance with ASC 470-20 (as currently in effect), a convertible debt instrument (such as the notes) that may be wholly or partially settled in cash is required to be separated into liability and equity components, such that non-cash interest expense reflects our non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amounts shown in the table above for the notes are the aggregate principal amounts of the notes without reflecting the debt discount or fees and expenses that we are required to recognize. Amounts of the notes shown in the table above do not reflect application of ASC 470-20.

(2)
The issuance of the notes (after giving effect to the application of ASC 470-20 as described in note (1) above) will result in an increase to additional paid-in capital and, therefore, an increase in total shareholders' equity. However, amounts shown in the table above do not reflect the application of ASC 470-20 to the notes including any tax impact.

(3)
Total capitalization equals the sum of total liabilities and total shareholders' equity.

DESCRIPTION OF THE NOTES

        We will issue the notes under a base indenture to be dated as of the date of the initial issuance of the notes between us and Deutsche Bank Trust Company Americas, as supplemented by a supplemental indenture with respect to the notes to be dated as of the date of the initial issuance of the notes. In this section, and throughout this prospectus supplement, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, supersedes the information in the "Description of Debt Securities" section in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the indenture from us as described under "Where You Can Find More Information About Us."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to Pinduoduo Inc. and not to its consolidated subsidiaries or its consolidated affiliated entities.

General

        The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of US$1,750,000,000 (or US2,000,000,000 if the underwriter's over-allotment option is exercised in full);

  •
  not bear regular interest, and the principal amount of the notes will not accrete;

  •
  be redeemable by us upon the occurrence of certain tax-related events as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction" at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but not including, the tax redemption date and any additional amounts with respect to such tax redemption date (unless the tax redemption date falls after a special interest record date but on or prior to the special interest payment date to which such special interest record date relates, in which case we will instead pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record on such special interest record date, and the redemption price will be equal to 100% of the principal amount of the notes to be repurchased);

  •
  be subject to repurchase by us at the option of the holders of the notes on December 1, 2023, and following a fundamental change (as defined below under "—Conversion Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date or the fundamental change repurchase date, as the case may be (unless the fundamental change repurchase date falls after a special interest record date but on or prior to the interest payment date to which such special interest record date relates, in which case we will instead pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record on such special interest record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased);

  •
  be redeemable by us at our option on or after December 6, 2023, subject to certain requirements as described under "—Optional Redemption by Us," at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the optional redemption date (as defined below), (unless the optional redemption date falls after a special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record as of the close of business on such special interest record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed);

  •
  mature on December 1, 2025, unless earlier converted, redeemed or repurchased;

  •
  be issued in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Settlement and Clearance."

        Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 5.2459 American depositary shares ("ADSs"), each representing as of the date of this prospectus supplement four Class A ordinary shares of Pinduoduo Inc., par value US$0.000005 per share, per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$190.63 per ADS). The conversion rate is subject to adjustment if certain events occur.

        We will settle conversions of notes by paying or delivering, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election, as described under "—Conversion Rights—Settlement upon Conversion." You will not receive any separate cash payment for special interest accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture will not limit the amount of debt that may be issued or incurred by us, our consolidated subsidiaries and our consolidated affiliated entities under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Conversion Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue price, issue date and special interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have a separate CUSIP number.

        No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

        References herein to the "close of business" refer to 5:00 P.M., New York City time, and to the "open of business" refer to 9:00 A.M., New York City time.

        The provisions described in the accompanying prospectus under the captions "Description of Debt Securities—Form, Exchange and Transfer" and "—Payment and Paying Agent" shall not apply to the notes and will be deemed to be replaced with the corresponding provisions described in this "Description of Notes" section.

Purchase and Cancellation

        We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries, consolidated affiliated entities or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether ourselves or through our subsidiaries or consolidated affiliated entities or through a private or public tender or exchange offer or through counterparties to private agreements. We will cause any notes so repurchased to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their cancellation. We may also enter into cash-settled swaps or other derivatives with respect to the notes. For the avoidance of doubt, any notes underlying such cash-settled swaps or other derivatives will not be required to be surrendered to the trustee for cancellation and will continue to be considered "outstanding" under the indenture.

Payments on the Notes; Paying Agent, Transfer Agent, Conversion Agent and Registrar; Transfer and Exchange

        We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of, and special interest, if any, on notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated Deutsche Bank Trust Company Americas as our paying agent, transfer agent and conversion agent and registrar (the "agents") and its office in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Special interest, if any, on certificated notes will be payable to each holder by wire transfer in immediately available funds to the account within the United States specified by the holder.

        A holder of certificated notes may transfer or exchange such notes at the office of Deutsche Bank Trust Company Americas in accordance with the indenture. The registrar and the transfer agent may require a holder, among other things, to offer indemnity, pre-funding and/or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the transfer agent or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion, redemption or repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "—Book-Entry, Settlement and Clearance."

        The registered holder of a note will be treated as its owner for all purposes.

No Regular Interest; Special Interest

        The notes will not bear regular cash interest, and the principal amount of the notes will not accrete. Any special interest will be payable semiannually in arrears on June 1 and December 1 of each year (each, an "special interest payment date") beginning on June 1, 2021.

        Any special interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15 (whether or not a business day), as the case may be, immediately preceding the relevant special interest payment date (each, a "special interest record date"). Any special interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

        If any special interest payment date, the maturity date, any redemption date or any required repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no special interest on such payment will accrue in respect of the delay. Notwithstanding anything to the contrary in "Description of the Debt Securities—Certain Definitions" section in the accompanying prospectus, the term "business day" means, with respect to any note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or the Cayman Islands are authorized or obligated by law or executive order to close.

        Unless the context otherwise requires, all references to special interest in this prospectus supplement refer solely to special interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Additional Amounts

        The "Description of Debt Securities—Payment of Additional Amounts" section of the accompanying prospectus shall not apply to the notes. All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including payments of principal (including, if applicable, the redemption price, the repurchase price and the fundamental change repurchase price), payments of special interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we are or any successor is, for tax purposes, organized or resident or doing business (each, as applicable, a "relevant taxing jurisdiction") or through which payment is made or deemed made (together with each relevant taxing jurisdiction, a "relevant jurisdiction," and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to the holder of each note such additional amounts (the "additional amounts") as may be necessary to ensure that the net amount received by the holders of the notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required; provided that no additional amounts will be payable:

  (1)
  for or on account of:

  (a)
  any tax, duty, assessment or other governmental charge that would not have been imposed but for:

  (i)
  the existence of any present or former connection between the relevant holder or beneficial owner of such note and the relevant jurisdiction, other than merely holding such note or the receipt of payments of the enforcement of rights thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

  (ii)
  the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the redemption price, the repurchase price and the fundamental change repurchase price, if applicable) and special interest, if any, on such note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for, unless the holder would have been entitled to such additional amounts on the last day of the 30-day period;

  (iii)
  the failure of the holder or beneficial owner to comply with a timely request from us or any successor, addressed to the holder, to the extent such holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, identity or connection with the relevant jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant jurisdiction in order to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable; or

  (iv)
  the presentation of such note (in cases in which presentation is required) for payment in the relevant jurisdiction, unless such note could not have been presented for payment elsewhere;

  (b)
  any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

  (c)
  any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the notes;

  (d)
  any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended ("FATCA"), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

  (e)
  any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c) or (d),

  (2)
  with respect to any payment of the principal of (including the redemption price, the repurchase price and the fundamental change repurchase price, if applicable) and special interest, if any, on such note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.

        As a result of these provisions, there are circumstances in which taxes could be withheld or deducted but additional amounts would not be payable with respect to notes held for some or all beneficial owners of notes.

        Whenever there is mentioned in any context the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of any note or the payment of principal of (including the redemption price, the repurchase price and the fundamental change repurchase price, if applicable) and special interest, if any, on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

        If we or our successor are required to make any deductions or withholding from any payments or deliveries with respect to the notes, we will deliver to the trustee, upon written request, official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, an officers' certificate evidencing the payment of any applicable taxes so deducted or withheld.

Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction

        The "Description of Debt Securities—Tax Redemption" section of the accompanying prospectus shall not apply to the notes.

        Other than as described in this section and under "—Optional Redemption by Us", the notes may not be redeemed by us at our option prior to maturity. If we have, or on the next special interest payment date would, become obligated to pay to the holder of any note additional amounts, as a result of:

  •
  any change or amendment on or after the date of this prospectus supplement or, in the case of a successor, after the date such successor assumes all of our obligations under the notes and the indenture, or in the case of a jurisdiction that becomes a relevant taxing jurisdiction on a date that is after the date of this prospectus supplement, after such date upon which such jurisdiction becomes a relevant taxing jurisdiction, in the laws or any rules or regulations of a relevant taxing jurisdiction; or

  •
  any change on or after the date of this prospectus supplement or, in the case of a successor, after the date such successor assumes all of our obligations under the notes and the indenture, or in the case of a jurisdiction that becomes a relevant taxing jurisdiction on a date that is after the date of this prospectus supplement, after such date upon which such jurisdiction becomes a relevant taxing jurisdiction, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a "change in tax law"), we may, at our option, redeem all but not part of the notes (except in respect of certain holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount plus accrued and unpaid special interest, if any, to, but excluding, the tax redemption date, including any additional amounts with respect to such redemption price; provided that we may only redeem the notes if:

  •
  we cannot avoid these obligations by taking commercially reasonable measures available to us (provided that changing the jurisdiction of incorporation of our company shall be deemed not to be a commercially reasonable measure); and

  •
  we deliver to the trustee an opinion of outside legal counsel or a tax advisor of recognized standing in the relevant taxing jurisdiction and an officers' certificate attesting to such change in tax law and obligation to pay additional amounts and to our determination that such obligation cannot be avoided by taking commercially reasonable measures to us.

        Notwithstanding anything to the contrary herein, neither we nor any successor person may redeem any of the notes in the case that additional amounts are payable in respect of PRC withholding tax at the Applicable PRC rate or less solely as a result of us or our successor person being considered a PRC tax resident under the PRC Enterprise Income Tax law.

        "Applicable PRC rate" means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of PRC value added tax (including any related local levies), 6.72%, or (iii) in the case of deduction or withholding of both PRC income tax and PRC value added tax (including any related local levies), 16.72%.

        If the tax redemption date occurs after a special interest record date and on or prior to the corresponding special interest payment date, we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, due on such special interest payment date to the record holder of the notes on the special interest record date corresponding to such special interest payment date, and the redemption price payable to the holder who presents a note for redemption will be equal to 100% of the principal amount of such note, including, for the avoidance of doubt, any additional amounts with respect to such redemption price.

        We will give holders of notes (with a copy to the trustee) not less than 45 scheduled trading days' nor more than 60 scheduled trading days' notice prior to the tax redemption date. Simultaneously with providing such notice, which will include the redemption price, the tax redemption date and the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such notice of redemption and before the close of business on the second business day immediately before the related tax redemption date, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. The tax redemption date must be a business day and cannot fall after the maturity date.

        Upon receiving such notice of redemption, each holder will have the right to elect to not have its notes redeemed, in which case we will not be obligated to pay any additional amounts on any payment with respect to such notes solely as a result of such change in tax law that resulted in the obligation to pay such additional amounts (whether upon conversion, required repurchase, maturity or otherwise, and whether in cash, ADSs, or a combination thereof, reference property or otherwise) after the tax redemption date (or, if we fail to pay the redemption price on the tax redemption date, such later date on which we pay the redemption price), and all future payments with respect to such notes will be subject to the deduction or withholding of such relevant taxing jurisdiction and taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a holder electing not to have its notes redeemed converts its notes in connection with our election to redeem the notes in respect of such change in tax law as described under "—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us," we will be obligated to pay additional amounts, if any, with respect to such conversion.

        Subject to the applicable procedures of DTC in the case of global notes, a holder electing to not have its notes redeemed must deliver to us, with a copy to the paying agent a written notice of election so as to be received by us and the paying agent or otherwise by complying with the requirements for conversion described under "—Conversion Rights—Conversion Procedures" prior to the close of business on the second business day immediately preceding the tax redemption date. A holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to us and the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the tax redemption date (or, if we fail to pay the redemption price on the tax redemption date, such later date on which we pay the redemption price). If no election is made, the holder will have its notes redeemed without any further action.

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) of our subsidiaries and consolidated affiliated entities. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of September 30, 2020, our total consolidated indebtedness was RMB8,277.9 million (US$1,219.2 million), including the 2024 Notes. As of September 30, 2020, our consolidated affiliated entities and their subsidiaries had RMB64,236.2 million (US$9,461.0 million) of indebtedness and other liabilities (excluding contract liabilities and intercompany obligations) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option), our total consolidated indebtedness as of September 30, 2020 would have been US$2,969.2 million.

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding June 1, 2025, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of Trading Price Condition," "—Conversion upon Notice of Redemption," and "—Conversion upon Specified Corporate Events." On or after June 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate in effect at any time irrespective of the foregoing conditions.

        The conversion rate will initially be 5.2459 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$ per 190.63 ADS). Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

        Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election, all as set forth below under "—Settlement upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ADSs, the amount of cash and ADSs, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "—Settlement upon Conversion"). Deutsche Bank Trust Company Americas will initially act as the conversion agent.

        In accordance with the deposit agreement dated as of July 25, 2018 among Pinduoduo Inc., Deutsche Bank Trust Company Americas, as ADS depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder (as it may be amended or modified from time to time, the "deposit agreement"), we will issue to the custodian thereunder such Class A ordinary shares, if any, required for the issuance of the ADSs to be delivered upon conversion of the notes, plus written delivery instructions (if requested by the ADS depositary or the custodian) for such ADSs and any other information or documentation as required by the ADS depositary or the custodian in connection with each issue of Class A ordinary shares and issuance and delivery of ADSs and will comply with the deposit agreement. The delivery of the ADSs by the ADS depositary to holders upon conversion of their notes or their designated transferees will be governed by the terms of the deposit agreement and by procedures agreed between us and the ADS depositary with respect to any ADSs issued upon conversion of the notes.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of US$1,000 principal amount.

        Upon conversion of your notes, you will not receive any separate cash payment for accrued and unpaid special interest, if any, except as described below. Our payment and causing the delivery, as the case may be, to you upon conversion of the full amount of cash and the full number of ADSs, if any, together with a cash payment for any fractional ADS, will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid special interest, if any, on the note to, but not including, the relevant conversion date.

        As a result, accrued and unpaid special interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and ADSs, accrued and unpaid special interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding two paragraphs, if notes are converted after the close of business on a special interest record date for the payment of special interest and prior to the open of business on the immediately following special interest payment date, holders of such notes at the close of business on such special interest record date will receive the full amount of special interest, if any, payable on such notes on the corresponding special interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any special interest record date to the open of business on the immediately following special interest payment date must be accompanied by an amount in U.S. dollars equal to the amount of special interest, if any, payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding special interest record date); provided that no such payment need be made:

  •
  for conversions following the special interest record date immediately preceding the maturity date;

  •
  if we have specified a tax redemption date or an optional redemption date that is after a special interest record date and on or prior to the second business day immediately succeeding the corresponding special interest payment date (or, if such special interest payment date is not a business day, the third business day immediately succeeding such special interest payment date);

  •
  if we have specified a fundamental change repurchase date that is after a special interest record date and on or prior to the business day immediately succeeding the corresponding special interest payment date (or, if such special interest payment date is not a business day, the second business day immediately succeeding such special interest payment date); or

  •
  to the extent of any overdue special interest, if any overdue special interest exists at the time of conversion with respect to such note.

        Neither the trustee nor the conversion agent (if other than the trustee) will have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.

        We will not cause to be delivered fractional ADSs upon conversion of notes. Instead, we will pay cash in lieu of any fractional ADS as described under "—Settlement upon Conversion."

Conversion upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding June 1, 2025, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the ADSs for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the sale price condition has been met, we will so notify in writing the holders, the trustee and the conversion agent (if other than the trustee).

        The "last reported sale price" of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If:

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  subject to the immediately succeeding bullet, the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization, and, if the ADSs are not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose; and

  •
  a fundamental change described in clause (4)(A) of the definition thereof has occurred and our newly listed equity (as defined below) has been accepted for listing on a permitted exchange (as defined below), the "last reported sale price" on the relevant date will be determined, in a commercially reasonable manner, by a nationally recognized independent investment banking firm retained by us for this purpose.

        "Trading day" means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded, and (ii) a last reported sale price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market. If the ADSs (or such other security) are not so listed or traded, "trading day" means a "business day."

Conversion upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding June 1, 2025, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any ten consecutive trading day period (the "measurement period") in which the "trading price" per US$1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for US$1,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per US$1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per US$1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each trading day of such failure.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per US$1,000 principal amount of notes unless we have requested such determination in writing; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per US$1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) in writing to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per US$1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per US$1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of the ADSs and the conversion rate. At such time as we direct the bid solicitation agent in writing to solicit bid quotations, we will provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we will direct those securities dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per US$1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of the ADSs and the conversion rate for such date, we will so notify the holders in writing, the trustee and the conversion agent (if other than the trustee).

        We will initially act as the bid solicitation agent. We may, by notice to the holders, appoint another bid solicitation agent.

Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption, holders may convert any or all of their notes at any time prior to the close of business on the second business day prior to the tax redemption date or optional redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert any or all of its notes until the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events

Certain Distributions

        If, prior to the close of business on the business day immediately preceding June 1, 2025, we elect to:

  •
  issue to all or substantially all holders of our Class A ordinary shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per share that is less than the average of the last reported sale prices of the ADSs, divided by the number of Class A ordinary shares then represented by one ADS, for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our Class A ordinary shares (directly or in the form of ADSs) our assets, securities or rights to purchase our securities, which distribution has a per share value, as determined by our board of directors or a committee thereof, exceeding 10% of (i) the last reported sale price of the ADSs on the trading day preceding the date of announcement for such distribution, divided by (ii) the number of Class A ordinary shares then represented by one ADS, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) in writing at least 45 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain Corporate Events

        If (i) a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") or a "make-whole fundamental change" (as defined under "—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change") occurs prior to the close of business on the business day immediately preceding June 1, 2025, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," or (ii) if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding June 1, 2025, in each case, pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the actual effective date of such transaction until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing as promptly as practicable following the date we publicly announce such transaction.

Conversion on or after June 1, 2025

        On or after June 1, 2025, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must:

  •
  comply with DTC's procedures for converting a beneficial interest in a global note;

  •
  if required, pay funds equal to special interest, if any, payable on the next special interest payment date to which you are not entitled; and

  •
  pay any taxes or duties for which you are responsible as described above;

        As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

        By converting a beneficial interest in a global note into ADSs, you are deemed to represent to us and to the ADS depositary that you are not an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended ("Rule 144")) of ours and have not been an "affiliate" (as defined in Rule 144) of ours during the three months immediately preceding the conversion date.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the duly completed conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay funds equal to special interest, if any, payable on the next special interest payment date to which you are not entitled.

        We will pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the ADSs upon conversion of the notes (or the issuance of the underlying Class A ordinary shares), unless the tax is due because the holder requests such ADSs (or the Class A ordinary shares) to be issued in a name other than the holder's name, in which case the holder will pay the tax. We will also pay and/or indemnify each holder and beneficial owners of notes and/or ADSs issuable upon conversion of the notes for applicable fees and expenses payable to, or withheld by, the ADS depositary (including, for the avoidance of doubt, by means of a reduction in any amounts or property payable or deliverable in respect of any ADSs or in the value of deposited amounts or property represent by any ADSs) for the issuance of all ADSs deliverable upon conversion.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under either "—Repurchase of Notes by Us at the Option of the Holder" or "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the second business day immediately preceding the relevant fundamental change repurchase date or repurchase date, as the case may be. If we have designated a tax redemption date as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction" or an optional redemption date as described under "—Optional Redemption by Us," a holder that complies with the requirements for conversion described above will be deemed to have delivered a notice of its election to not have its notes so redeemed.

        We will agree to take all such actions and obtain all such approvals and registrations with respect to the conversion of the notes into ADSs and the issuance, and deposit into the ADS facility, of the Class A ordinary shares represented by such ADSs. We will also undertake to maintain, as long as the notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the indenture, the notes and the deposit agreement upon conversion of the notes.

        For the avoidance of doubt, neither the trustee nor any of the agents shall have any responsibility to deliver ADSs to any person or deal with cash payments in relation to conversions, except for cash payments in lieu of any fractional ADSs.

Settlement upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), ADSs ("physical settlement") or a combination of cash and ADSs ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the close of business on the second business day prior to the related tax redemption date or optional redemption date, and all conversions for which the relevant conversion date occurs on or after June 1, 2025 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the close of business on the second business day prior to the related tax redemption date or optional redemption date, and any conversions for which the relevant conversion date occurs on or after June 1, 2025, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

        If we elect a settlement method, we will deliver a written notice to holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method so elected no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) after the date of issuance of a notice of redemption as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction" or "—Optional Redemption by Us" and prior to the close of business on the second business day prior to the related tax redemption date or optional redemption date, in such notice of redemption or (ii) on or after June 1, 2025, no later than June 1,

2025) (in each case, the "settlement method election deadline"). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per US$1,000 principal amount of notes will be equal to US$1,000 (such settlement method shall be the "default settlement method" initially elected by us). If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per US$1,000 principal amount of notes, such specified dollar amount will be deemed to be US$1,000.

        By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, prior to June 1, 2025, at our option, change the default settlement method to any settlement method that we are then permitted to elect or irrevocably elect to satisfy our conversion obligation with respect to the notes through any settlement method that we are then permitted to elect (including combination settlement with a specified dollar amount per $1,000 principal amount of the notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above any specific amount set forth in such election notice), in each case, that will apply for all conversion dates occurring subsequent to delivery of such notice. If we change the default settlement method or elect to irrevocably fix the settlement method, in either case, to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specified amount, we will, after the date of such change or election, as the case may be, inform holders converting their notes, the trustee and the conversion agent (if other than the trustee) in writing of such specified dollar amount in respect of the relevant conversion or conversions no later than the relevant settlement method election deadline for such conversion or conversions as described above, or, if we do not timely inform the noteholders, the trustee and the conversion agent of the specified dollar amount, such specified dollar amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such specified dollar amount will be deemed to be $1,000 per $1,000 principal amount of notes. If we change the default settlement method or irrevocably fix the settlement method as described above, then we will concurrently either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the SEC. Notwithstanding the foregoing, no such change in the default settlement method or irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this "—Settlement upon conversion" section. For the avoidance of doubt, such change of a default settlement method or an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (7) of the second paragraph as described under "—Modification and Amendment" below. However, we may nonetheless choose to execute such an amendment at our option.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each US$1,000 principal amount of notes being converted a number of ADSs equal to the conversion rate in effect on the conversion date for such conversion;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each US$1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each US$1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

        The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per US$1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of ADSs equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

        The "daily VWAP" means, for each of the 40 consecutive trading days during the relevant observation period, the per ADS volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "PDD <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ADS on such trading day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

  •
  subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to June 1, 2025, the 40 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date;

  •
  if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction" or "—Optional Redemption by Us" and prior to the close of business on the second business day prior to the relevant tax redemption date or optional redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such tax redemption date or optional redemption; and

  •
  subject to the immediately preceding bullet, if the relevant conversion date occurs on or after June 1, 2025, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in the ADSs generally occurs on the Nasdaq Global Select Market or, if the ADSs are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading. If the ADSs are not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

        Except as described under "—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method; provided that in respect of (x) all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the close of business on the second business day prior to the related tax redemption date or optional redemption date (as applicable) and (y) all conversions for which the relevant conversion date occurs on or after June 1, 2025, we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any ADSs shall be issuable upon such conversion will become the holder of record of such ADSs as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

        When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to deliver, on or prior to the business day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, ADSs, or a combination of cash and ADSs, at our election, that would otherwise be due upon conversion as described above under "—Settlement upon Conversion" or such other amount agreed to by the holder and the designated financial institution(s) (the "conversion consideration"). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

        Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

        Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Conversion Rate Adjustments

        As of the date of this prospectus supplement, each of the ADSs represents four Class A ordinary shares of Pinduoduo Inc. If the number of Class A ordinary shares represented by the ADSs is changed for any reason other than one or more of the events described below, we will make an appropriate adjustment to the conversion rate such that the number of Class A ordinary shares represented by the ADSs upon which conversion of the notes is based remains the same.

        Notwithstanding the adjustment provisions described below, if we distribute to holders of the Class A ordinary shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours (but excluding expiring rights (as defined below)) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Class A ordinary shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours, then a conversion rate adjustment described below will not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such conversion rate adjustment will be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A ordinary shares. However, in the event that we issue or distribute to all holders of the Class A ordinary shares any expiring rights, notwithstanding the immediately preceding sentence, we will adjust the conversion rate pursuant to the provisions set forth in clause (2) (in the case of expiring rights described in clause (2) below entitling holders of the Class A ordinary shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A ordinary shares or ADSs) or clause (3) (in the case of all other expiring rights) below. "Expiring rights" means any rights, options or warrants to purchase Class A ordinary shares or ADSs that expire on or prior to the maturity date of the notes.

        For the avoidance of doubt, if any event described below results in a change to the number of Class A ordinary shares represented by the ADSs, then such a change will be deemed to satisfy our obligation to effect the relevant conversion rate adjustment on account of such an event to the extent such change reflects what a corresponding change to the conversion rate would have been on account of such event.

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of ADSs equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder. Neither the trustee nor the conversion agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the conversion rate and the same shall be conclusive and binding on the holders, absent manifest error. Notice of such adjustment to the conversion rate will be given by us promptly in writing to the holders, the trustee and the conversion agent and shall be conclusive and binding on the holders, absent manifest error.

        (1)   If we exclusively issue Class A ordinary shares as a dividend or distribution on the Class A ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0	=
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=
the number of Class A ordinary shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable (before giving effect to any such dividend, distribution, split or combination); and
OS1	=	the number of Class A ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs) any rights (other than in connection with a stockholders rights plan), options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per Class A ordinary share that is less than the average of the last reported sale prices of the Class A ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A ordinary shares then represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such issuance;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0	=	the number of Class A ordinary shares outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of Class A ordinary shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and
Y	=
the number of Class A ordinary shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the last reported sale prices of the ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Class A ordinary shares then represented by one ADS.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for the ADSs for such issuance. To the extent that the Class A ordinary shares or the ADSs are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A ordinary shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if the ex-dividend date for the ADSs for such issuance had not occurred.

        For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per Class A ordinary share that is less than such average of the last reported sale prices of the Class A ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A ordinary shares represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Class A ordinary shares or ADSs, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs), excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Class A ordinary share (directly or in the form of ADSs) on the ex-dividend date for the ADSs for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for the ADSs for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of ADSs equal to the conversion rate in effect on the record date for the ADSs for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Class A ordinary shares (directly or in the form of ADSs) of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1	=	the conversion rate in effect immediately after the end of the valuation period;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Class A ordinary shares (directly or in the form of ADSs) applicable to one Class A ordinary share (determined by reference to the definition of last reported sale price set forth under "—Conversion upon Satisfaction of Sale Price Condition" as if references therein to the ADSs were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the valuation period.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day.

        (4)   If any cash dividend or distribution is made to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs), the conversion rate will be adjusted based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0	=
the last reported sale price of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per Class A ordinary share we distribute to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs).

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each US$1,000 principal amount of notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such holder would have received if such holder owned a number of ADSs equal to the conversion rate on the record date for the ADSs for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries or consolidated affiliated entities make a payment in respect of a tender or exchange offer for the Class A ordinary shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A ordinary share exceeds the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires, the conversion rate will be increased based on the following formula:

where,
CR0	=
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for Class A ordinary shares or ADSs, as the case may be, purchased in such tender or exchange offer;
OS0	=
the number of Class A ordinary shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of Class A ordinary shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of ADSs as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Notwithstanding the foregoing, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any fundamental or make-whole fundamental change, (ii) in the case of any note to which physical settlement applies, the relevant conversion date, and, in the case of any note to which cash settlement or combination settlement applies, each trading day of the applicable observation period, (iii) every one year anniversary of the first date of original issuance of the notes and (iv) on any redemption reference date (as defined under "—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us"). In addition, we shall not account for such deferrals when determining whether any of the conditions to the conversion have been satisfied or what number of shares of common stock a holder would have held on a given day had it converted its notes.

        Except as stated herein, we will not adjust the conversion rate for the issuance of Class A ordinary shares or ADSs or any securities convertible into or exchangeable for Class A ordinary shares or ADSs or the right to purchase Class A ordinary shares or ADSs or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A ordinary shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A ordinary shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        To the extent permitted by law and the rules of the Nasdaq Global Select Market and any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest, and we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of the Class A ordinary shares or the ADSs or rights to purchase Class A ordinary shares or ADSs in connection with a dividend or distribution of Class A ordinary shares or ADSs (or rights to acquire Class A ordinary shares or ADSs) or similar event.

        If we have a rights plan in effect upon conversion of the notes into ADSs, you will receive, in addition to the ADSs received in connection with such conversion, the rights under the rights plan (either directly or in respect of the Class A ordinary shares underlying such ADSs). However, if, prior to any conversion, the rights have separated from the Class A ordinary shares underlying the ADSs in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of the Class A ordinary shares, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Except as contemplated in the fifth paragraph under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes", if the Class A ordinary shares cease to be represented by ADSs issued under the deposit agreement, each reference herein to the ADSs related to the terms of the notes will be deemed to have been replaced by a reference to the number of Class A ordinary shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Class A ordinary shares and as if such Class A ordinary shares and other property had been distributed to holders of the ADSs on that day. In addition, all references to the "last reported sale price" of the ADSs will be deemed to refer to the "last reported sale price" of the Class A ordinary shares, and other appropriate adjustments, including adjustments to the conversion rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

        Subject to the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any Class A ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Class A ordinary shares or ADSs under any plan;

  •
  upon the issuance of any Class A ordinary shares or ADSs or options or rights to purchase those Class A ordinary shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our consolidated subsidiaries and our consolidated affiliated entities;

  •
  upon the repurchase of any shares of common stock pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (5) above;

  •
  upon the issuance of any Class A ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued (other than any rights under a rights plan);

  •
  solely for a change in the par value of the Class A ordinary shares; or

  •
  for accrued and unpaid special interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of an ADS.

Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares

        In the case of:

  •
  any recapitalization, reclassification or change of the ADSs or the Class A ordinary shares (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger, combination or similar transaction involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries and consolidated affiliated entities substantially as an entirety, or

  •
  any statutory share exchange,

        in each case, as a result of which the ADSs or the Class A ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the transaction, the right to convert each US$1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon Conversion" will continue to be payable in cash, (y) any ADSs that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of ADSs would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one ADS would have received in such transaction. If the transaction causes the ADSs or Class A ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

        The supplemental indenture will also (i) provide for anti-dilution and other adjustments that are as nearly equivalent as practicable to the adjustments described under "—Conversion Rate Adjustments" above (it being understood that no such adjustments shall be required with respect to any portion of the reference property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the board of directors (or an authorized committee thereof) determines in good faith are appropriate to preserve the economic interests of the holders and to give effect to the provisions described above. If the reference property in respect of any such transaction or event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing company, as the case may be, in such transaction or event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, and the right of holders to require us to repurchase their notes on December 1, 2023 as described under "—Repurchase of Notes by Us at the Option of the Holder" below, as the board of directors (or an authorized committee thereof) considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, the daily settlement amounts, the "ADS prices" for purposes of a make-whole fundamental change or the "redemption reference price" for purposes of our election to redeem the notes in connection with changes in tax laws or to redeem the notes as described under "—Optional Redemption by Us" over a span of multiple days, our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs at any time during the period when such last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts or ADS prices are to be calculated.

Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change

        If a "fundamental change" described in clause (1), (2), (4) or (5) of the definition thereof under"—Fundamental Change Permits Holders to Require Us to Repurchase Notes" (determined after giving effect to any exceptions to or exclusions from such definition, including in the paragraph immediately succeeding clause (5) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs (the "additional ADSs"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the second business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Settlement upon Conversion." However, if the consideration for the ADSs in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "ADS price" (as defined below) for the transaction and will be deemed to be an amount of cash per US$1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such ADS price.

        The number of additional ADSs, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "ADS price") paid (or deemed to be paid) per ADS in the make-whole fundamental change. If the holders of the ADSs receive in exchange for their ADSs only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the ADS price shall be the cash amount paid per ADS. Otherwise, the ADS price shall be the average of the last reported sale prices of the ADSs over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The ADS prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADS prices will equal the ADS prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional ADSs will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional ADSs to be received per US$1,000 principal amount of the notes for each ADS price and effective date set forth below:

	ADS price
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
Effective date
November 20, 2020	$125.00	$150.00	$190.63	$225.00	$247.81	$300.00	$350.00	$400.00	$450.00	$500.00	$600.00	$700.00
December 1, 2020	2.7541	1.9285	1.1496	0.7748	0.6060	0.3583	0.2238	0.1425	0.0915	0.0587	0.0228	0.0072
December 1, 2021	2.7541	1.9035	1.0814	0.7004	0.5340	0.2979	0.1759	0.1056	0.0634	0.0376	0.0117	0.0022
December 1, 2022	2.7541	1.8311	0.9714	0.5960	0.4387	0.2257	0.1227	0.0671	0.0361	0.0186	0.0034	0.0000
December 1, 2023	2.7541	1.6287	0.8145	0.4648	0.3238	0.1446	0.0673	0.0306	0.0129	0.0045	0.0000	0.0000
December 1, 2024	2.7541	1.5227	0.6221	0.2875	0.1724	0.0537	0.0166	0.0041	0.0004	0.0000	0.0000	0.0000
December 1, 2025	2.7541	1.4207	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact ADS prices and effective dates may not be set forth in the table above, in which case:

  •
  If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the ADS price is greater than US$700.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

  •
  If the ADS price is less than US$125.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the notes exceed 8 (eight) ADSs, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments." Our obligation to satisfy the additional ADSs requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error.

Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us

        If you elect to convert your notes in connection with our election to (i) redeem the notes in respect of a change in tax law as described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction," or (ii) redeem the notes at our option as provided for under "—Optional Redemption by Us", in each case, the conversion rate will be increased by a number of additional ADSs as described below. We will settle conversions of notes as described above under "—Settlement upon Conversion" and, for the avoidance of doubt, pay additional amounts, if any, with respect to any such conversion.

        A conversion shall be deemed to be in connection with our election to redeem the notes in respect of a change in tax law or redeem the notes at our option if such conversion occurs during the period from, and including, the date we provide the related notice of redemption to holders until the close of business on the second business day immediately preceding the tax redemption date or the optional redemption date, as the case may be (or, if we fail to pay the redemption price, such later date on which we pay the redemption price).

        Simultaneously with providing such notice of redemption, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        The number of additional ADSs by which the conversion rate will be increased in the event we elect to redeem the notes in respect of a change in tax law or redeem the notes at our option will be determined by reference to the table under "—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change," based on the redemption reference date and the redemption reference price (each as defined below), but determined for purposes of this section as if (x) the holder had elected to convert its notes in connection with a make-whole fundamental change, (y) the applicable redemption reference date were the "effective date" and (z) the applicable redemption reference price were the "ADS price" (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

        "Redemption reference date" means the date we deliver the relevant redemption notice.

        "Redemption reference price" means, for any conversion in connection with our election to redeem the notes in respect of a change in tax law or redeem the notes at our option, as the case may be, the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the day immediately preceding the date we deliver the relevant redemption notice.

Optional Redemption by Us

        We may not redeem the notes prior to December 6, 2023, except under the circumstances described under "—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction." On or after December 6, 2023, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately prior to the date we provide notice of redemption and (ii) the trading day immediately preceding the date we send such notice.

        In the case of any optional redemption, we will provide not less than 45 nor more than 60 scheduled trading days' notice before the optional redemption date to the trustee, the conversion agent, the paying agent and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest, if any, to, but excluding, the optional redemption date (unless the optional redemption date falls after a special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record as of the close of business on such special interest record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The optional redemption date must be a business day. We will send to each noteholder written notice of the redemption containing certain information set forth in the indenture, including the redemption price, the optional redemption date and the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such notice of redemption and before the close of business on the second business day immediately before the related optional redemption date.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate and, in the case of a global note, in accordance with, and subject to, DTC's applicable procedures.

        If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the optional redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Repurchase of Notes by Us at the Option of the Holder

        Holders of the notes have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to US$1,000 or a multiple of US$1,000, on December 1, 2023 (the "repurchase date").

        The repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date (unless the repurchase date falls after a special interest record date but on or prior to the immediately succeeding special interest payment date, in which case we will pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, the holder of record as of the close of business on such special interest record date, and the repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        On or before the 20th business day prior to the repurchase date, we will provide to the trustee, the paying agent and to all holders of the notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the repurchase price;

  •
  the repurchase date;

  •
  the name and address of the conversion and paying agents; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the repurchase right on the repurchase date, you must deliver a written repurchase notice to the paying agent during the period beginning at any time from the open of business on the date that is 20 business days prior to the repurchase date until the close of business on the second business day immediately preceding the repurchase date. Each repurchase notice must state:

  •
  if certificated notes have been issued, the certificate numbers of the notes or, if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be US$1,000 or a multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any repurchase notice (in whole or in part) by a duly completed written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        Holders must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price.

        We will be required to repurchase the notes on the repurchase date. Holders who have exercised the repurchase right will receive payment on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the repurchase price of the notes on the repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

  •
  the notes will cease to be outstanding and special interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the repurchase price).

        In connection with any repurchase of notes on the repurchase date, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "—Repurchase of Notes by Us at the Option of the Holder" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased at the option of holders on the repurchase date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the repurchase price with respect to such notes).

        Our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk Factors—Risks Related to the Notes and this Offering—We may not have the ability to raise the funds necessary to settle conversions of the notes or the 2024 Notes in cash, to repurchase the notes or the 2024 Notes upon a fundamental change or upon a tax redemption or an optional redemption or on December 1, 2023, and our future debt may contain limitations on our ability to pay cash upon conversion or upon required repurchase or redemption of the notes or the 2024 Notes." In addition, our ability to repurchase the notes for cash on the repurchase date may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes and this Offering—We may not have the ability to raise the funds necessary to settle conversions of the notes or the 2024 Notes in cash, to repurchase the notes or the 2024 Notes upon a fundamental change or upon a tax redemption or an optional redemption or on December 1, 2023, and our future debt may contain limitations on our ability to pay cash upon conversion or upon required repurchase or redemption of the notes or the 2024 Notes." If we fail to repurchase the notes when required, we will be in default under the indenture.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to US$1,000 or a multiple of US$1,000. The fundamental change repurchase date will be a business day notified in writing by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

        The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a special interest record date but on or prior to the special interest payment date to which such special interest record date relates, in which case we will instead pay on the special interest payment date the full amount of accrued and unpaid special interest, if any, to the holder of record on such special interest record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  Except as described in clause (2) below, (A) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries, our and their employee benefit plans or any permitted holder (as defined below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of our ordinary share capital or (B) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of our then outstanding Class A ordinary shares (including Class A ordinary shares held in the form of ADSs); provided, however, that for purposes of clause (B), in calculating the beneficial ownership percentage of the Class A ordinary shares held by any permitted holder, any Class A ordinary shares (including Class A ordinary shares held in the form of ADSs) issued or issuable on conversion of Class B ordinary shares, or conversion, exchange or exercise of other securities, in any such case beneficially owned directly or indirectly by any permitted holder on the date hereof or issued or issuable by us to any permitted holder after the date hereof pursuant to rights attached to, or a dividend or other distribution on, any such Class B ordinary shares or other securities so owned on the date hereof (or any Class A ordinary shares into which they may convert or be exchanged or exercised) shall be excluded from both the numerator and denominator;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of the Class A ordinary shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A ordinary shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us, or any similar transaction, pursuant to which the Class A ordinary shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, to any person other than one of our wholly-owned subsidiaries or one of our consolidated affiliated entities in which we have the right to exercise, directly or indirectly, 100% of the equity holders' voting rights and where such sale, lease or transfer to such consolidated affiliated entity does not result in us ceasing to derive substantially the same economic benefits from the sold, leased or transferred business operations as we derived from such business operations prior to such sale, lease or transfer; provided, however, that a transaction described in clause (B) in which the holders of all classes of our ordinary share capital immediately prior to such transaction are entitled to exercise, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as their respective ownership of our voting securities immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  (3)
  our shareholders approve any plan or proposal for the liquidation or dissolution of us;

  (4)
  the ADSs (or Class A ordinary shares or other common equity or ADSs in respect of reference property) cease to be listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and none of the ADSs, Class A ordinary shares, other common equity and ADSs in respect of reference property is listed or quoted on one of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) within one trading day of such cessation; or

  (5)
  any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a "change in law") that results in (x) us, our subsidiaries and our consolidated affiliated entities (collectively, the "company group") (as in existence immediately subsequent to such change in law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the company group (as in existence immediately prior to such change in law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) our being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the company group (as in existence immediately prior to such change in law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter.

        Notwithstanding the foregoing, a transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common equity or ADSs in respect of common equity that are listed or quoted on one of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional ADSs, becomes the reference property for the notes.

        If a fundamental change described in clause (4) of the definition thereof has occurred and our Class A ordinary shares, other common equity or the reference property referred to herein have been accepted for listing on a permitted exchange (such shares, other common equity or the reference property, the "newly listed equity"), then, from and after the later to occur of (x) the date of such acceptance for listing on a permitted exchange or (y) the effective date of such fundamental change (the "new listing reference date"), the provisions described under "—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares" will be deemed to apply mutatis mutandis as if the reference property for the notes were the newly listed equity. No later than five business days after the new listing reference date, we will execute with the trustee a supplemental indenture containing such provisions that our board of directors (or an authorized committee thereof) determines in good faith are appropriate to preserve the economic interests of the holders and are necessary to reflect the replacement of the ADSs (or Class A ordinary shares or other common equity or ADSs in respect of reference property then underlying the notes) with the newly listed equity. We will notify holders and the conversion agent (if other than the trustee) in writing as promptly as reasonably practicable following the date we execute such supplemental indenture and will substantially concurrently with such notice either post such supplemental indenture on our website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the SEC.

        The term "permitted holder" means (i) any holder or beneficial owner of the Class B ordinary shares as of the date hereof and permitted transferees of such holder or beneficial owner under the terms of the Class B ordinary shares as of the date hereof and (ii) any "group" within the meaning of Section 13(d) of the Exchange Act consisting of one or more permitted holders.

        The term "permitted exchange" means Singapore Exchange, Stock Exchange of Hong Kong or London Stock Exchange (or any of their respective successors).

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee and the paying agent (if other than the trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change and whether such transaction or event is also a make-whole fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change repurchase right, you must deliver, on or before the second business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        Holders may withdraw any fundamental change repurchase notice (in whole or in part) by a duly completed written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with applicable DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the fundamental change repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

  •
  the notes will cease to be outstanding and special interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right of such holder to receive the fundamental change repurchase price and the right of the holder on the applicable special interest record date to receive previously accrued and unpaid special interest, if any, upon delivery or transfer of the notes to the extent not included in the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        Notwithstanding anything to the contrary herein, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture, and such third party purchases all notes properly surrendered, and not validly withdrawn, under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to settle conversions of the notes or to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes and this Offering—We may not have the ability to raise the funds necessary to settle conversions of the notes or the 2024 Notes in cash, to repurchase the notes or the 2024 Notes upon a fundamental change or upon a tax redemption or an optional redemption or on December 1, 2023, and our future debt may contain limitations on our ability to pay cash upon conversion or upon required repurchase or redemption of the notes or the 2024 Notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

        Notwithstanding anything to the contrary, to the extent that provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to repurchase the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

Consolidation, Merger and Sale of Assets

        The "Description of Debt Securities—Consolidation, Merger and Sale of Assets" section of the accompanying prospectus shall not apply to the notes. The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries and our consolidated affiliated entities, taken as a whole, to another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as set forth above under "—Additional Amounts"); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

        The "Description of Debt Securities—Events of Default and Remedies" section of the accompanying prospectus shall not apply to the notes. Each of the following is an event of default with respect to the notes:

          (1)   default in payment of any special interest (including any additional amounts) on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in payment of principal of any notes when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

          (3)   default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right and such default is not cured or such conversion is not rescinded within five business days;

          (4)   our failure to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

          (5)   default in our notice obligations under "—Conversion Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change," "—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us" or notice of a specified corporate transaction as described under "—Conversion Rights—Conversion upon Specified Corporate Events", in each case, when due and such default continues for a period of five business days;

          (6)   our failure for 60 days after written notice from the trustee or by the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

          (7)   default by us or any of our "significant subsidiaries" as defined in Article 1, Rule 1-02 of Regulation S-X in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of US$60 million (or its equivalent in any other currency or currencies) or more in the aggregate of our company and/or any such significant subsidiary of our company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) from a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise, and in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

          (8)   failure by us or any of our "significant subsidiaries" as defined in Article 1, Rule 1-02 of Regulation S-X to pay final judgments aggregating in excess of US$60 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

          (9)   certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries (which means any subsidiary of ours which is, or any group of subsidiaries that, if they were one entity, would be, a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC")).

        For the avoidance of doubt, each of our consolidated affiliated entities will be deemed to be a "subsidiary" for purposes of the definition of "significant subsidiary" in Article 1, Rule 1-02 of Regulation S-X.

        The trustee shall not be deemed to have knowledge of an event of default unless a responsible officer of the trustee receives written notification of such event of default describing the circumstances of such, and identifying the circumstances constituting such event of default.

        Subject to the provisions of the following paragraph, if an event of default occurs and is continuing, the trustee by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders accompanied by security, pre-funding and/or indemnity satisfactory to the trustee and otherwise subject to the limitations set forth in the indenture shall, declare 100% of the principal of and accrued and unpaid special interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid special interest, if any, on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid special interest, if any, will automatically be due and payable immediately without any action on part of the trustee. If an event of default occurs and is continuing, the trustee may at its sole discretion and without further notice pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and special interest, if any, on the notes or to enforce the performance of any provision of the notes or the indenture. The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding.

        The supplemental indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below will, for the first 360 days after the occurrence of such an event of default (which occurrence will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (6) above), consist exclusively of the right to receive special interest on the notes at a rate equal to:

  •
  0.25% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such an event of default first occurs and ending on the earlier of (i) the date on which such event of default is cured or validly waived or

    (ii) the 180th day immediately following, and including, the date on which such event of default first occurred; and

  •
  if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (i) the date on which such event of default is cured or validly waived or (ii) the 360th day immediately following, and including, the date on which such event of default first occurred.

        In no event shall special interest accrue on any day under the terms of the indenture at an annual rate accruing in excess of 0.50%, in the aggregate, for any violation or default caused by our failure to be current in respect of our Exchange Act reporting obligations.

        If we so elect, such special interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations under the indenture is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in the preceding two paragraphs will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the special interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the special interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the special interest as the sole remedy during the first 180 days or 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture in accordance with the third preceding paragraph, we must notify in writing all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day or 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or special interest, if any, with respect to the failure to repurchase any notes when required or with respect to the failure to deliver or cause to be delivered, as the case may be, the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing events of default, other than the nonpayment of the principal of and special interest, if any, on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) we have paid or deposited with the trustee a sum sufficient to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the redemption price, the repurchase price and the fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid special interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the notes or the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity, pre-funding and/or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or special interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee written notice that an event of default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security, pre-funding and/or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or if it is not provided with security, pre-funding and/or indemnity to its satisfaction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. In addition, the trustee will not be required to expend its own funds under any circumstances.

        The indenture will provide that in the event an event of default has occurred and is continuing, and if the trustee has written notice or actual knowledge of such event, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. Prior to taking any action under the indenture, the trustee will be entitled to security and/or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action. It may not be possible for the trustee to take certain actions notwithstanding the provision of indemnity, security and/or pre-funding to it and accordingly, in such circumstances, it will be for the holders to take such actions directly.

        The indenture will provide that if an event of default occurs and is continuing and is notified in writing to the trustee, the trustee shall send to each holder notice of the default within 90 days after it receives written notice or obtains such knowledge. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating that we have fulfilled our obligations under the indenture, and whether our authorized officers thereof know of any default that occurred during the previous year that is then continuing. We are also required to deliver to the trustee, within 30 days after the occurrence thereof if such events are then continuing, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

        Payments of the redemption price, the repurchase price, any fundamental change repurchase price, or the principal and special interest, if any, that are not made when due will accrue per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

        The "Description of the Debt Securities—Modification or Waiver" section of the accompanying prospectus shall not apply to the notes.

        Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may:

  (1)
  reduce the amount of notes whose holders must consent to an amendment or waiver;

  (2)
  reduce the rate of or extend the stated time for payment of special interest, if any, on any note;

  (3)
  reduce the principal of or extend the stated maturity of any note;

  (4)
  make any change that adversely affects the conversion rights of any notes;

  (5)
  reduce the repurchase price, the fundamental change repurchase price or the redemption price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (6)
  make any note payable in money other than U.S. dollars;

  (7)
  change the ranking of the notes;

  (8)
  impair the right of any holder to receive payment of principal and special interest, if any, on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (9)
  change our obligation to pay additional amounts on any note; or

  (10)
  make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

        Notwithstanding the foregoing, we and the trustee may amend or supplement the indenture and the notes without prior notice to or the consent of any holder of the notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation of our obligations under the indenture;

  (3)
  add guarantees with respect to the notes;

  (4)
  secure the notes;

  (5)
  add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  (6)
  upon the occurrence of any transaction or event described in the list of bullets under the heading "—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares" above, (x) provide that the notes are convertible into reference property, subject to "—Conversion Rights—Settlement upon Conversion" above, and (y) effect the related changes to the terms of the notes described under "Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares" above, in each case, in accordance with the applicable provisions of the indenture;

  (7)
  make any change that does not adversely affect the rights or interests of any holder in any material respect;

  (8)
  make changes in connection with an acceptance for listing on a permitted exchange, as contemplated in the fifth paragraph under "—Conversion Rights—Fundamental Change Permits Holders to Require Us to Repurchase Notes";

  (9)
  conform the provisions of the indenture to the "Description of the Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet; or

  (10)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Voting

        In determining whether the holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture, notes that are owned by us, by any of our consolidated subsidiaries and our consolidated affiliated entities or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our consolidated subsidiaries and our consolidated affiliated entities shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such notes and that the pledgee is not us, one of our consolidated subsidiaries and our consolidated affiliated entities or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us, our consolidated subsidiaries and our consolidated affiliated entities. Within five days of acquisition of the notes by any of the above described persons or entities, we shall furnish to the trustee promptly an officers' certificate listing and identifying all notes, if any, known by us to be owned or held by or for the account of any of the above described persons or entities.

Discharge

        The "Description of Debt Securities—Legal Defeasance and Covenant Defeasance" and "Description of Debt Securities—Satisfaction and Discharge" sections of the accompanying prospectus shall not apply to the notes.

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, on a tax redemption date, on an optional redemption date, on a repurchase date, on any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) ADSs sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the ADS price, the last reported sale prices of the ADSs, the daily VWAPs, the daily conversion values, the daily settlement amounts, any special interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the paying agent and conversion agent, and each of the trustee, the paying agent and conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any registered holder of notes upon the request of that holder.

Reports

        The indenture will provide that a copy of any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be provided by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents or reports filed by us with the SEC via the EDGAR system or any successor thereof will be deemed to be provided to the trustee as of the time such documents are filed via EDGAR or such successor, it being understood that the trustee shall not be responsible for determining whether such filings have been made. If the notes become convertible into reference property consisting in whole or in part of shares of capital stock of any parent company of ours pursuant to the terms of the indenture described under "—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares" and such parent company provides a full and unconditional guarantee of the notes, the SEC reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of the indenture. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act. Delivery of the above reports to the trustee is for informational purposes only and the trustee's receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee will be entitled to rely exclusively on officer's certificates that are delivered).

Trustee

        Deutsche Bank Trust Company Americas is the trustee, the registrar, paying agent, transfer agent and conversion agent. Neither the trustee nor any of the agents assumes any responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

        The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the agents nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and special interest, if any, with respect to the notes represented by a global note will be made by the paying agent (to the extent funded by us) to DTC's nominee as the registered holder of the global note. Neither we nor the trustee nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

PRINCIPAL SHAREHOLDERS

        Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Class A and Class B ordinary shares as of September 30, 2020 by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to beneficially own more than 5% of our total outstanding ordinary shares.

        The calculations in the table below are based on 3,380,761,000 Class A ordinary shares and 1,409,744,080 Class B ordinary shares outstanding as of September 30, 2020.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of September 30, 2020, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

						Ordinary Shares Beneficially Owned After This Offering***
	Ordinary Shares Beneficially Owned Prior to This Offering***
										% of Aggregate Voting Power†
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares	% of Beneficial Ownership	% of Aggregate Voting Power†	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares	% of Beneficial Ownership
Directors and Executive Officers**:
Lei Chen(1)	*	—	*	*	*	*	—	*	*	*
Zheng Huang(2)	—	1,409,744,080	1,409,744,080	29.4%	80.7%	—	1,409,744,080	1,409,744,080	28.9%	80.3%
Anthony Kam Ping Leung	—	—	—	—	—	—	—	—	—	—
Haifeng Lin(3)	*	—	*	*	*	*	—	*	*	*
Qi Lu	—	—	—	—	—	—	—	—	—	—
Nanpeng Shen(4)	192,356,912	—	192,356,912	4.0%	1.1%	192,356,912	—	192,356,912	3.9%	1.1%
George Yong-Boon Yeo(5)	*	—	*	*	*	*	—	*	*	*
Jing Ma	—	—	—	—	—	—	—	—	—	—
Junyun Xiao(6)	*	—	*	*	*	*	—	*	*	*
Zhenwei Zheng(7)	*	—	*	*	*	*	—	*	*	*
Jianchong Zhu(8)	*	—	*	*	*	*	—	*	*	*
All Directors and Executive Officers as a Group	239,930,812	1,409,744,080	1,649,674,892	34.4%	82.0%	239,930,812	1,409,744,080	1,649,674,892	33.8%	81.6%
Principal Shareholders:
Entities affiliated with Zheng Huang(9)	—	1,409,744,080	1,409,744,080	29.4%	80.7%	—	1,409,744,080	1,409,744,080	28.9%	80.3%
Entities affiliated with Tencent(10)	781,015,144	—	781,015,144	16.3%	4.5%	783,217,772	—	783,217,772	16.0%	4.4%
Banyan Partners Funds(11)	371,152,772	—	371,152,772	7.7%	2.1%	371,152,772	—	371,152,772	7.6%	2.1%
Entities affiliated with Pinduoduo Partnership(12)	370,772,220	—	370,772,220	7.7%	2.1%	370,772,220	—	370,772,220	7.6%	2.1%
Sequoia Funds(13)	334,191,580	—	334,191,580	7.0%	1.9%	334,191,580	—	334,191,580	6.9%	1.9%

Notes:

†
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

*
Less than 1% of our total outstanding shares.

**
Except as indicated otherwise below, the business address of our directors and executive officers is 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, People's Republic of China.

***
Beneficial ownership information disclosed herein represents direct and indirect holdings of entities owned, controlled or otherwise affiliated with the applicable holder as determined in accordance with the rules and regulations of the SEC. Beneficial ownership information after this offering is calculated assuming the completion of the concurrent ADS Offering.

(1)
Represents Class A ordinary shares that Mr. Lei Chen may purchase upon exercise of options within 60 days of September 30, 2020.

(2)
Represents (i) 1,134,932,140 Class B ordinary shares directly held by Walnut Street Investment, Ltd., a business company limited by shares incorporated in the British Virgin Islands, and (ii) 274,811,940 Class B ordinary shares directly held by Walnut Street Management, Ltd., a business company limited by shares incorporated in the British Virgin Islands. Each of Walnut Street Investment, Ltd. and Walnut Street Management, Ltd. is controlled by Steam Water Limited, a business company limited by shares incorporated in the British Virgin Islands, which is beneficially owned by Mr. Zheng Huang through a trust established under the laws of the British Virgin Islands. Mr. Huang is the settlor of the trust, and Mr. Huang and his family members are the trust's beneficiaries.

(3)
Represents the ADSs held by Mr. Haifeng Lin. The business address of Mr. Lin is 44/F, Tencent Binhai Towers, No.33 Haitian 2nd Road, Nanshan District, Shenzhen, People's Republic of China.

(4)
Represents (i) 181,830,600 Class A ordinary shares directly held by SCC Growth IV Holdco A, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands; (ii) 2,397,631 ADSs, representing 9,590,524 Class A ordinary shares, directly held by Sequoia Capital China Growth Fund V, L.P., an exempted partnership with limited liability formed under the laws of the Cayman Islands; (iii) 131,316 ADSs, representing 525,264 Class A ordinary shares, directly held by Sequoia Capital China Growth Partners Fund V, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands; and (iv) 102,631 ADSs, representing 410,524 Class A ordinary shares, directly held by Sequoia Capital China Growth V Principals Fund, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands. SCC Growth IV Holdco A, Ltd. is wholly owned by Sequoia Capital China Growth Fund IV, L.P. The general partner of Sequoia Capital China Growth Fund IV, L.P. is SC China Growth IV Management, L.P., whose general partner is SC China Holding Limited. The general partner of each of Sequoia Capital China Growth Fund V, L.P., Sequoia Capital China Growth Partners Fund V, L.P. and Sequoia Capital China Growth V Principals Fund, L.P. is SC China Growth V Management L.P., whose general partner is SC China Holding Limited. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, which in turn is wholly owned by Mr. Nanpeng Shen. The business address of Mr. Shen is Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong.

(5)
Represents the ADSs held by Mr. George Yong-Boon Yeo. The business address of Mr. Yeo is Suite 6219, Cape Mansions, 62 Mount Davis Road, Hong Kong.

(6)
Represents Class A ordinary shares that Mr. Junyun Xiao may purchase upon exercise of options within 60 days of September 30, 2020.

(7)
Represents Class A ordinary shares that Mr. Zhenwei Zheng may purchase upon exercise of options within 60 days of September 30, 2020.

(8)
Represents Class A ordinary shares that Mr. Jianchong Zhu may purchase upon exercise of options within 60 days of September 30, 2020.

(9)
Represents (i) 1,134,932,140 Class B directly held by Walnut Street Investment, Ltd., a business company limited by shares incorporated in the British Virgin Islands, and (ii) 274,811,940 Class B ordinary shares directly held by Walnut Street Management, Ltd., a business company limited by shares incorporated in the British Virgin Islands. Each of Walnut Street Investment, Ltd., and Walnut Street Management, Ltd. is controlled by Steam Water Limited, a business company limited by shares incorporated in the British Virgin Islands, which is beneficially owned by Mr. Zheng Huang through a trust established under the laws of the British Virgin Islands. Mr. Huang is the settlor of the trust, and Mr. Huang and his family members are the trust's beneficiaries. Walnut Street Investment, Ltd.,Walnut Street Management, Ltd. and Steam Water Limited are collectively referred to as entities affiliated with Mr. Huang. The registered address of each of Walnut Street Investment, Ltd. and Walnut Street Management, Ltd. is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. The registered address of Steam Water Limited is Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

(10)
Represents (i) 752,759,908 Class A ordinary shares directly held by Tencent Mobility Limited, a limited liability company incorporated in Hong Kong, prior to this offering, and 1,599,968 Class A ordinary shares subscribed by Tencent Mobility Limited in the concurrent ADS Offering, (ii) 27,781,280 Class A ordinary shares held by Chinese Rose Investment Limited, a limited liability company incorporated in the British Virgin Islands, (iii) 602,660 Class A ordinary shares subscribed in the concurrent ADS Offering by Distribution Pool Limited, a limited liability company incorporated in the British Virgin Islands and (iv) 473,956 Class A ordinary directly held by TPP Follow-on GP I, Ltd., a limited liability company incorporated in the Cayman Islands. Tencent Mobility Limited, TPP Follow-on GP I, Ltd. and Chinese Rose Investment Limited are investing entities either directly or beneficially owned by Tencent Holdings Limited, and are collectively referred to as entities affiliated with Tencent. Tencent Holdings Limited is a limited liability company incorporated in the Cayman Islands and is listed on the Hong Kong Stock Exchange. The registered address of Tencent Mobility Limited is 29/F, Three Pacific Place, No. 1 Queen's Road East, Wanchai, Hong Kong. The registered address of Chinese Rose Investment Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The registered address of Distribution Pool Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The registered address of TPP Follow-on GP I, Ltd. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(11)
Represents (i) 353,034,992 Class A ordinary shares directly held by Banyan Partners Fund II, L.P., an exempted limited partnership formed under the law of the Cayman Islands, as reported in a Schedule 13G/A filed by Banyan Partners Fund II, L.P. on February 5, 2020, (ii) 15,400,109 Class A ordinary shares directly held by Banyan Partners Fund III, L.P., an exempted limited partnership formed under the law of the Cayman Islands, as reported in a Schedule 13G/A filed by Banyan Partners Fund II, L.P. on February 5, 2020, and (iii) 2,717,671 Class A shares directly held by Banyan Partners Fund III-A, L.P., an exempted limited partnership formed under the law of the Cayman Islands, as reported in a Schedule 13G/A filed by Banyan Partners Fund II, L.P. on February 5, 2020. The general partner of Banyan Partners Fund II, L.P. is Banyan Partners II Ltd., a Cayman Islands company. The general partner of each of Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. is Banyan Partners III Ltd., a Cayman Islands company. Messrs. Zhen Zhang, Bin Yue and Xiang Gao are the shareholders of each of Banyan Partners II Ltd. and Banyan Partners III Ltd. Banyan Partners Fund II, L.P., Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. are collectively referred to as Banyan Partners Funds. The registered address of Banyan Partners Fund II, L.P. is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The registered address of each of Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(12)
Represents 370,772,220 Class A ordinary shares directly held by Quantum Dot Limited, a business company limited by shares incorporated in the British Virgin Islands. Quantum Dot Limited is a wholly-owned subsidiary of Qubit Partners L.P., an exempted limited partnership formed under the laws of the Cayman Islands. Qubit GP Limited, an exempted company with limited liability incorporated under the law of the Cayman Islands, is the general partner of Qubit Partners L.P. Mr. Zheng Huang is the sole director of Qubit GP Limited and the sole director of Quantum Dot Limited. Quantum Dot Limited, Qubit GP Limited and Qubit Partners L.P. are collectively referred to as entities affiliated with Pinduoduo Partnership. The principal address of the entities affiliated with Pinduoduo Partnership is 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, People's Republic of China.

(13)
Represents (i) 181,830,600 Class A ordinary shares directly held by SCC Growth IV Holdco A, Ltd., an exempted company with limited liability incorporated under the law of the Cayman Islands, (ii) 120,782,040 Class A ordinary shares held by SC GGFII Holdco, Ltd., an exempted company with limited liability incorporated under the law of the Cayman Islands, (iii) 2,397,631 ADSs, representing 9,590,524 Class A ordinary shares, directly held by Sequoia Capital China Growth Fund V, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands, (iv) 5,154,210 ADSs, representing 20,616,840 Class A ordinary shares, directly held by Sequoia Capital Global Growth Fund III—Endurance Partners, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands, (v) 131,316 ADSs, representing 525,264 Class A ordinary shares, directly held by Sequoia Capital China Growth Partners Fund V, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands, (vi) 102,631 ADSs, representing 410,524 Class A ordinary shares, directly held by Sequoia Capital China Growth V Principals Fund, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands, and (vii) 108,947 ADSs, representing 435,788 Class A ordinary shares, directly held by Sequoia Capital Global Growth Fund III—Endurance Partners Principals Fund, L.P., an exempted partnership with limited liability formed under the law of the Cayman Islands.

SCC Growth IV Holdco A, Ltd. is wholly owned by Sequoia Capital China Growth Fund IV, L.P. The general partner of Sequoia Capital China Growth Fund IV, L.P. is SC China Growth IV Management, L.P., whose general partner is SC China Holding Limited. The general partner of each of Sequoia Capital China Growth Fund V, L.P., Sequoia Capital China Growth Partners Fund V, L.P. and Sequoia Capital China Growth V Principals Fund, L.P. is SC China Growth V Management, L.P., whose general partner is SC China Holding Limited. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, which in turn is wholly owned by Mr. Nanpeng Shen. Mr. Shen, together with SCC Growth IV Holdco A, Ltd., Sequoia Capital China Growth Fund IV, L.P., SC China Growth IV Management, L.P., Sequoia Capital China Growth Fund V, L.P., Sequoia Capital China Growth Partners Fund V, L.P. and Sequoia Capital China Growth V Principals Fund, L.P., SC China Growth V Management, L.P., SC China Holding Limited and SNP China Enterprises Limited, are collectively referred to as Sequoia Capital China. SC GGFII Holdco, Ltd. is owned by Sequoia Capital Global Growth Fund II, L.P. and Sequoia Capital Global Growth II Principals

  Fund, L.P., whose general partner is SC Global Growth II Management, L.P. The general partner of SC Global Growth II Management, L.P. is SC US (TTGP), Ltd. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the shares held by SC GGFII Holdco, Ltd. are Messrs. Roelof Botha and Douglas Leone. The general partner of each of Sequoia Capital Global Growth Fund III—Endurance Partners, L.P. and Sequoia Capital Global Growth Fund III—Endurance Partners Principals Fund, L.P. is SCGGF III—Endurance Partners Management, L.P. The general partner of SCGGF III—Endurance Partners Management, L.P. is SC US (TTGP), Ltd. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the shares held by each of Sequoia Capital Global Growth Fund III—Endurance Partners, L.P., and Sequoia Capital Global Growth Fund III—Endurance Partners Principals Fund, L.P. are Messrs. Botha and Leone. Messrs. Botha and Leone, together with SC GGFII Holdco, Ltd., Sequoia Capital Global Growth Fund II, L.P., Sequoia Capital Global Growth II Principals Fund, L.P., SC Global Growth II Management, L.P., Sequoia Capital Global Growth Fund III—Endurance Partners, L.P., Sequoia Capital Global Growth Fund III—Endurance Partners Principals Fund, L.P., SCGGF III—Endurance Partners Management, L.P. and SC US (TTGP), Ltd., are collectively referred to as Sequoia Capital Global Growth. Sequoia Capital China and Sequoia Capital Global Growth may be deemed to be a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to their ownership of our shares, and are collectively referred to as Sequoia Funds. The registered address of SCC Growth IV Holdco A, Ltd., Sequoia Capital China Growth Fund V, L.P., Sequoia Capital China Growth Partners Fund V, L.P. and Sequoia Capital China Growth V Principals Fund, L.P. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the address for each of the Sequoia Capital Global Growth entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA, the United States of America.

        To our knowledge, as of September 30, 2020, a total of 1,194,031,072 Class A ordinary shares are held by one record holder in the United States, representing approximately 24.9% of our total outstanding shares. The holder is Deutsche Bank Trust Company Americas, the depositary of our ADS program. None of our outstanding Class B ordinary shares are held by record holders in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

TAXATION

        The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our notes, ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement,, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our notes, ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, PRC and the United States.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands.

        Payments of interest and principal on the notes and dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the notes or shares, as the case may be, nor will gains derived from the disposal of the notes or shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

        No stamp duty is payable in respect of the issue of the notes. The notes themselves will be stampable if they are executed in or brought into the Cayman Islands.

        The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

  Taxation of the Company and Intra-group Dividend and Interest Payments

        The PRC enterprise income tax is calculated based on the taxable income determined under the PRC laws and accounting standards. Under the PRC Enterprise Income Tax Law effective on January 1, 2008, as amended on February 24, 2017 and further amended on December 29, 2018, and its implementation rules effective on January 1, 2008 (the "EIT Law"), all domestic and foreign-invested companies in China are subject to a uniform enterprise income tax at the rate of 25% and dividends from a PRC subsidiary to its foreign parent company are subject to a withholding tax at the rate of 10%, unless such foreign parent company's jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax, or the tax is otherwise exempted or reduced pursuant to the PRC tax laws. Some of our subsidiaries in China are considered FIEs and are directly held by our subsidiaries in Hong Kong. According to the currently effective tax treaty between China and Hong Kong, dividends payable by an FIE in China to its holding company in Hong Kong which directly holds at least 25% of the equity interests in the FIE will be subject to withholding tax at a rate of no more than 5%. In February 2009, the SAT issued a new notice ("Notice No. 81"). According to Notice No. 81, in order to enjoy the preferential treatment on dividend withholding tax rates, an enterprise must be the "beneficial owner" of the relevant dividend income, and no enterprise is entitled to enjoy preferential treatment pursuant to any tax treaties if such enterprise qualifies for such preferential tax rates through any transaction or arrangement, the major purpose of which is to obtain such preferential tax treatment. The tax authority in charge has the right to make adjustments to the applicable tax rates, if it determines that any taxpayer has inappropriately enjoyed preferential treatment under tax treaties as a result of such transaction or arrangement. In February 2018, the SAT issued another notice on this matter ("Notice No. 9") to provide guidance on the criteria to determine whether an enterprise qualifies as the "beneficial owner" of the PRC sourced income for the purpose of obtaining preferential treatment under tax treaties. Pursuant to Notice No. 9, the PRC tax authorities will review and grant preferential tax treatment on a case-by-case basis. Notice No. 9 specifies that a beneficial owner should generally carry out substantial business activities and own and have control over the income, the assets or other rights generating the income. Therefore, an agent or a conduit company will not be regarded as a beneficial owner of such income. Since the two notices were issued, it has remained unclear how the PRC tax authorities will implement them in practice and to what extent they will affect the dividend withholding tax rates for dividends distributed by our subsidiaries in China to our Hong Kong subsidiaries. If the relevant tax authority determines that our Hong Kong subsidiary is a conduit company and does not qualify as the "beneficial owner" of the dividend income it receives from our PRC subsidiaries, the higher 10% withholding tax rate may apply to such dividends. In addition, our PRC subsidiaries are also required to withhold a 10% (or 7% if paid to a Hong Kong resident who qualifies for the benefits of the tax treaty between China and Hong Kong) tax on interest paid under any cross-border shareholder loan. Prior to the payment of any interest and principal on any such shareholder loan, our PRC subsidiaries must present evidence of registration with SAFE regarding any such shareholder loan and may be required to provide evidence of payment of withholding tax on the interest payable on that.

        Under the EIT Law, an enterprise established outside of China with its "de facto management body" within China is considered a PRC resident enterprise and will be subject to enterprise income tax at the rate of 25% on its worldwide income. The "de facto management body" is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. We believe that Pinduoduo Inc. is not a PRC resident enterprise for PRC tax purposes. Pinduoduo Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Pinduoduo Inc. meets all of the conditions above. Pinduoduo Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours ever having been deemed a PRC "resident enterprise" by the PRC tax authorities. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body."

        If the PRC tax authorities determine that Pinduoduo Inc. should be classified as a PRC resident enterprise, our global income will be subject to enterprise income tax at a uniform rate of 25%, which may have a material adverse effect on our financial condition and results of operations. Notwithstanding the foregoing provision, the EIT Law also provides that, if a resident enterprise directly invests in another PRC resident enterprise, the dividends received by the investing PRC resident enterprise from the invested enterprise are exempted from enterprise income tax, subject to certain conditions. However, it remains unclear how the PRC tax authorities will interpret the PRC tax resident treatment of an offshore company, like us, having indirect ownership interests in PRC enterprises through intermediary holding vehicles.

  Taxation of Non-resident Note Holders

        If we are considered a PRC resident enterprise under the EIT Law, holders of notes who are nonresident enterprises may be subject to PRC withholding tax on interest and any redemption premium paid by us and PRC enterprise income tax on any gains realized from the transfer of notes, if such income or gain is considered to be derived from sources within the PRC, at a rate of 10%. Furthermore, if we are considered a PRC resident enterprise and the relevant PRC tax authorities consider interest we pay on the notes or any gains realized from the transfer of notes to be income derived from sources within the PRC, such interest and any redemption premium earned by non-PRC resident individuals may be subject to PRC withholding tax and such gain realized by non-PRC resident individuals may be subject to PRC individual income tax, in each case at a rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether in practice if we are considered a PRC resident enterprise, holders of notes will be able to claim the benefit of income tax treaties between China and other countries. If we are not deemed a PRC resident enterprise, non-PRC resident enterprise and non-PRC resident individual holders of the notes will not be subject to PRC income tax on any payments of interest on, or gains from the transfer of, the notes.

        On March 23, 2016, the Ministry of Finance and the SAT issued Circular 36, amended on July 1, 2017, January 1, 2018 and April 1, 2019, which introduced a VAT from May 1, 2016. VAT is applicable where entities or individuals provide services within the PRC. If we are treated as a PRC tax resident and if PRC tax authorities take the view that the holders of the notes are providing loans within the PRC, we will be obliged to withhold VAT at the rate of 6% from the interest payments under the notes. In addition, we will also be obliged to withhold local levies at approximately 12% of the VAT payment and consequently, the combined rate of VAT and local levies would be around 6.72%.

        Where a holder of the notes who is an entity or individual located outside of the PRC resells the notes to an entity or individual located outside of the PRC and derives any gain, since neither the service provider nor the service recipient is located in the PRC, the VAT should not apply and we should not have the obligation to withhold the VAT or local levies. However, there is uncertainty as to the applicability of VAT if either the seller or buyer of notes is located within the PRC. Circular 36 together with other laws and regulations pertaining to VAT are relatively new, the interpretation and enforcement of such laws and regulations involve uncertainties.

        No PRC stamp duty will be imposed on non-PRC note-holders either upon issuance of the notes or upon a subsequent transfer of notes or upon a conversion.

  Taxation of Non-resident ADS Holders and Shareholders

        If we are considered a PRC resident enterprise, foreign ADS holders or shareholders that are non-PRC resident enterprises may be subject to a 10% PRC withholding tax on dividends paid by us and 10% tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is considered as income derived from within China. In addition, foreign ADS holders or shareholders that are non-PRC resident individuals may be subject to a 20% withholding tax on dividends paid by us and 20% tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is considered as income derived from within China.

        Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether in practice if we are considered a PRC resident enterprise, holders of our ADSs or Class A ordinary shares will be able to claim the benefit of income tax treaties between China and other countries.

U.S. Federal Income Tax Considerations

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership, conversion and disposition of our notes, ADSs or Class A ordinary shares by a U.S. holder (as defined below) that acquires our ADSs notes in this offering and holds our notes, ADSs or Class A ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their notes, ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our notes, ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-U.S., alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in our notes, ADSs or Class A ordinary shares.

General

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of our notes, ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our notes, ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our notes, ADSs or Class A ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in our notes, ADSs or Class A ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. In addition, the following discussion assumes that the notes are not issued with original issue discount for United States federal income tax purposes.

        For U.S. federal income tax purposes, a U.S. holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. holder of our ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Tax Treatment of the Notes

Interest on the notes

        Interest paid on the notes (including any amounts withheld in respect of any non-U.S. taxes) will be taxable to a U.S. holder as ordinary income at the time such holder receives or accrues such amounts, in accordance with such holder's regular method of accounting. Interest income on the notes generally will constitute foreign-source income and will be treated as "passive category income" or, in the case of certain U.S. holders, as "general category income," for foreign tax credit limitation purposes. In the event that we are deemed to be a PRC resident enterprise under the PRC EIT Law, a U.S. holder may be subject to PRC withholding taxes on interest paid on the notes. In this event, the amount of interest taxable as ordinary interest income will include the interest received as well as the amounts withheld in respect of PRC taxes and any additional amounts paid in respect of the notes. PRC taxes withheld from interest income at a rate not exceeding the rate provided by the United States-PRC income tax treaty generally will be creditable against a U.S. holder's U.S. federal income tax liability, subject to a number of complex limitations. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes.

Sale, exchange or repurchase of the notes

        Upon a sale, taxable exchange, repurchase or other taxable disposition of the notes (other than a conversion into ADSs, the consequences of which are described under "Tax treatment of the notes—Conversion of the notes" below), a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on such sale, exchange or repurchase (other than to the extent, if any, attributable to accrued interest, which generally will be treated as interest income to the extent not already included in income by such holder) and (2) such holder's tax basis in the notes. A U.S. holder's tax basis in the notes generally will equal such holder's cost of the notes. Subject to the PFIC rules discussed under "—Tax treatment of ADSs and Class A ordinary shares—Passive Foreign Investment Company Considerations" below, such gain or loss generally will be long-term capital gain or loss if the holding period of the notes is more than one year at the time of such sale, exchange or repurchase. Long-term capital gain of non-corporate taxpayers is generally subject to tax at a lower tax rate than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes. If, however, any PRC tax is imposed upon a disposition of a note and a U.S. holder is eligible for the benefits of the United States-PRC income tax treaty, gain or loss from such disposition might be resourced as non-U.S. source gain or loss. If such gain is not treated as PRC-source gain, however, a U.S. holder will not be able to obtain a U.S. foreign tax credit for any PRC tax withheld or imposed unless such U.S. holder has other foreign-source income in the appropriate category for the applicable tax year. U.S. holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on the disposition of the notes, including the application of the foreign tax credit rules to their particular circumstances.

Conversion of the notes

        Subject to the PFIC rules discussed under "—Tax treatment of ADSs and Class A ordinary shares—Passive Foreign Investment Company Considerations" below, if a U.S. holder surrenders any notes for conversion and receives from us solely ADSs (plus cash in lieu of a fractional ADS), such holder generally will not recognize any income, gain or loss upon such conversion except with respect to cash received in lieu of such fractional ADS. A U.S. holder's tax basis in the ADSs received on conversion of notes generally will be the same as such holder's tax basis in the notes at the time of conversion (reduced by any basis allocable to any fractional ADS). A U.S. holder's holding period for such ADSs generally will include the holding period of the notes converted.

        The fair market value of any ADSs received that are attributable to accrued interest will generally be treated as interest income to the extent not already included in income by a U.S. holder. A U.S. holder's tax basis in any such ADSs will generally also be equal to such fair market value and the holding period for any such ADSs will generally not include the holding period of the notes converted.

        The tax treatment of a conversion of a note into a mix of cash and ADSs is uncertain and will generally depend on whether the notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Code or in the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a security depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities. However, the convertibility of a debt instrument into stock of the issuer may argue in favor of "security" treatment because of the possible equity participation in the issuer. U.S. holders are urged to consult their tax advisors regarding the appropriate status of the notes for U.S. federal income tax purposes.

        We intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion of notes will be treated as a "recapitalization" for U.S. federal income tax purposes. Under this characterization, a U.S. holder would recognize gain equal to the lesser of (i) the excess of the fair market value of the ADSs (including any fractional ADS) and cash received (excluding any amounts received that are attributable to accrued but unpaid interest, which, to the extent not previously included in income, would be taxable as such) over such U.S. holder's tax basis in the notes, and (ii) the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional ADS). A U.S. holder would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional ADS). A U.S. holder's adjusted tax basis in the ADSs received in the recapitalization (excluding any ADSs attributable to accrued but unpaid interest, the tax basis of which would equal the fair market value of such ADSs) would equal the U.S. holder's tax basis in the corresponding notes (reduced by any basis allocable to a fractional ADS), less the amount of cash received (excluding cash attributable to accrued but unpaid interest and any cash received in lieu of a fractional ADSs), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional ADS). A U.S. holder's holding period for the ADSs received would include the holding period for the corresponding notes surrendered in the conversion, except that the holding period of any ADSs received with respect to accrued but unpaid interest would commence on the day after the date of receipt.

        Alternatively, if the receipt of cash and ADSs upon conversion of the notes is not treated as a recapitalization, the cash payment generally would be treated as the proceeds from the redemption of a portion of the notes and taxed as described above under "Tax treatment of the notes—Sale, exchange or repurchase of the notes," and the ADSs received would be treated as received upon a conversion of the notes, which generally would not be taxable except to the extent of any ADSs received with respect to accrued but unpaid interest. In such case, a U.S. holder's basis in the ADSs received would equal a proportionate part (based on the relative fair market values of the ADSs and the amount of cash received in the conversion) of the basis of the corresponding notes surrendered in the conversion, and the holding period of the ADSs received would include the period during which such holder held such notes, except that the holding period of any ADSs received with respect to accrued but unpaid interest would commence on the day after the date of receipt.

        Any cash received in lieu of a fractional ADS upon conversion will generally be treated as a payment in exchange for such fractional ADS as described above under "—Sale, exchange or repurchase of the notes." The receipt of cash in lieu of a fractional ADS will generally result in capital gain or loss (measured by the difference between the cash received for such fractional ADS and a U.S. holder's tax basis in such fractional ADS). A U.S. holder's tax basis in a fractional ADS will be determined by allocating such holder's tax basis in the corresponding notes between the ADSs received upon conversion and the fractional ADS, in accordance with their respective fair market values.

        If a U.S. holder surrenders notes for exchange and we direct the notes to be offered to a financial institution that accepts the notes and delivers ADSs in exchange for the notes, the U.S. holder will be taxed on the transfer as a sale or exchange of the notes, as described above under "—Tax treatment of the notes—Sale, exchange or repurchase of the notes." In such case, a U.S. holder's tax basis in any ADSs received will equal the fair market value of the ADSs on the date of the exchange, and the U.S. holder's holding period in any ADSs received will begin the day after receipt.

Adjustment of conversion rate

        The conversion rate of the notes will be adjusted in certain circumstances, as described under "Description of the Notes—Conversion rights—Conversion rate adjustments." In the event of an adjustment in the conversion rate of the notes as a result of taxable dividends to holders of the ADSs or Class A ordinary shares or certain other events, a U.S. holder may be treated as having received a constructive distribution from us for U.S. federal income tax purposes even if such holder does not receive any cash or other property in connection with the adjustment and do not exercise such holder's conversion rights. Similarly, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder's proportionate interest in us could be treated as a constructive distribution to such holder. In addition, as described under "Description of the Notes—Conversion rights—Fundamental change permits holders to require us to repurchase notes," "—Conversion rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws or an Optional Redemption by Us" and "—Conversion rights—Adjustment to ADSs delivered upon conversion upon a make-whole fundamental change," if a make-whole fundamental change occurs, on or prior to the maturity date or we elect to redeem the notes upon a change in tax law, under some circumstances the conversion rate will be increased for notes converted in connection with the make-whole fundamental change or change in tax law. Such increase may also be treated as a constructive distribution to a U.S. holder.

        Any such constructive distribution will be taxable to a U.S. holder as a dividend to the extent of our current and accumulated earnings and profits. As discussed below, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. holder should expect that any such constructive distribution will generally be treated as a dividend and taxed in the manner described below under "Tax treatment of ADSs and Class A ordinary shares—Dividends." It is not clear whether any such dividend will be eligible for the reduced tax rate available to certain non-corporate U.S. holders with respect to "qualified dividend income" as discussed below under "Tax treatment of ADSs and Class A ordinary shares—Dividends."

Tax Treatment of ADSs and Class A Ordinary Shares

Passive Foreign Investment Company Considerations

        A non-U.S. corporation, such as our company, will be a "passive foreign investment company," or "PFIC," for U.S. federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Cash is categorized as a passive asset and the company's unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

        Although the law in this regard is unclear, we intend to treat our VIE (including its subsidiaries) as being owned by us for U.S. federal income tax purposes, and we treat it that way, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its results of operations in our consolidated financial statements. Assuming that we are the owner of our VIE (including its subsidiaries) for U.S. federal income tax purposes, we do not believe that we were a PFIC for the taxable year ended December 31, 2019 and based upon our current and expected income and assets (taking into account the expected proceeds from this offering) and the current and projected value of our ADSs, we do not presently expect to be or become a PFIC for the current taxable year or the foreseeable future.

        While we do not expect to be or become a PFIC in the current or future taxable years, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market price of our ADSs from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our current and anticipated market capitalization. Among other matters, if subsequently declines, we may be or become a PFIC for the current or future taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were treated as not owning our variable interest entities for U.S. federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder holds our notes, ADSs or Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our ADSs or Class A ordinary shares.

        If we are a PFIC for any taxable year during which a U.S. holder holds our ADSs or Class A ordinary shares (and under proposed Treasury regulations, the notes), and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder's holding period for the ADSs or Class A ordinary shares) (see the discussion above under "—Conversion of the notes" for the holding period of the ADSs received upon conversion of the notes), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or Class A ordinary shares. In addition, under proposed Treasury regulations, if we are a PFIC for any taxable year in which you hold the notes, upon a sale, exchange (other than a conversion into ADSs) or repurchase of a note, any gain recognized in such transaction will be subject to the PFIC rules as if the gain were from the sale of shares or ADSs. Under the PFIC rules:

  (i)
  .  such excess distribution and/or gain will be allocated ratably over the U.S. holder's holding period for the ADSs or Class A ordinary shares (and under proposed Treasury regulations, the notes);

  (ii)
  .  such amount allocated to the current taxable year and any taxable years in the U.S. holder's holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

  (iii)
  .  such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

  (iv)
  .  an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

        If we are a PFIC for any taxable year during which a U.S. holder holds our ADSs or Class A ordinary shares (and under proposed Treasury regulations, the notes) and any of our non-U.S. subsidiaries or other entities in which we own (or are deemed to own) an equity interest is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        As an alternative to the foregoing rules, a U.S. holder of "marketable stock" in a PFIC may make a mark-to-market election with respect to our ADSs, provided that the ADSs are regularly traded on the Nasdaq Global Select Market. Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our ADSs will generally continue to be subject to the foregoing rules with respect to such U.S. holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

        If a U.S. holder makes a mark-to-market election with respect to our ADSs, the U.S. holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder's adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. Further, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. It should also be noted that only the ADSs and not the Class A ordinary shares are listed on the Nasdaq Global Select Market. Consequently, if a U.S. holder holds Class A ordinary shares that are not represented by ADSs, such holder generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC. A mark-to-market election will not be available in respect of the notes.

        If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

        We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

        If a U.S. holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

        The discussion below under "Dividends" and "Sale or Other Disposition of ADSs or Class A Ordinary Shares" is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes.

Dividends

        Any cash distributions paid on our ADSs or Class A ordinary shares (including the amount of any tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we will generally report any distribution paid as a dividend for U.S. federal income tax purposes. Dividends received on the ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

        Individuals and other non-corporate U.S. holders will generally be subject to tax at the lower capital gain tax rate applicable to "qualified dividend income," provided that certain conditions are satisfied, including that (1) our ADSs are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs are considered to be readily tradable on the Nasdaq Global Select Market, which is an established securities market in the United States. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years. Since we do not expect that our Class A ordinary shares will be listed on established securities markets, we do not believe that dividends that we pay on our Class A ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate. However, in the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case, we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A ordinary shares as well as our ADSs. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ADSs or Class A ordinary shares.

        Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC "resident enterprise" under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our ADSs or Class A ordinary shares. See "Taxation—PRC Taxation." In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ADSs or Class A ordinary shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Class A Ordinary Shares

        A U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder's adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of individuals and other non-corporate U.S. holders are generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

        In the event that we are treated as a PRC "resident enterprise" under the Enterprise Income Tax Law and gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC-source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as PRC-source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC-source.

 THE CONCURRENT ADS OFFERING

        Concurrently with this offering of the notes, we are offering, pursuant to a separate prospectus supplement and accompanying prospectus, 28,700,000 ADSs (or up to 33,005,000 ADS if the underwriters of that offering fully exercise their over-allotment option), which we refer to as the "ADS Offering". We estimate that the net proceeds to us from the concurrent ADS Offering will be approximately $3,540.9 million (or approximately $4,072.0 million if the underwriters of the concurrent ADS Offering fully exercise their over-allotment option), after deducting the underwriting discounts and our estimated offering expenses,

        This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs being offered in the concurrent ADS Offering. We cannot assure you that the Concurrent Offering will be completed or, if completed, on what terms any of them will be completed. The completion of this offering is not contingent on the completion of the concurrent ADS Offering (nor is the completion of the concurrent ADS Offering contingent on the completion of this offering).

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes (including any interest in a note) by (i) an "employee benefit plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a "plan" described in and subject to Section 4975 of the Code, including, without limitation, an individual retirement account and an individual retirement annuity ("IRA"), (iii) an entity deemed to hold "plan assets" of any of the foregoing for purposes of ERISA by reason of an employee benefit plan's or plan's investment in such entity, or (iv) a governmental plan, church plan or non-U.S. plan subject to applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code ("Similar Law"). Each of the foregoing is referred to herein as a "Plan."

General Fiduciary Matters

        ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA, and ERISA and the Code prohibit certain transactions involving the assets of a Plan that is subject to ERISA and/or Section 4975 of the Code (a "Covered Plan") and certain "parties in interest," within the meaning of Section 3(14) of ERISA, or "disqualified persons," within the meaning of Section 4975(e)(2) of the Code. Under ERISA and the Code, any person who exercises authority or control over the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. Neither we, the underwriters or any of our or their affiliates or agents (the "Transaction Parties") will undertake to provide impartial investment advice, or to give advice in a fiduciary capacity to any Covered Plan in connection with the Plan's acquisition, holding or disposition of any notes (including the exercise of conversion rights) or any ADS.

        In considering whether to invest the assets of any Plan in a note and the exercise of conversion rights, a fiduciary of a Plan should determine, among other things, whether the investment is in accordance with the documents and instruments governing such Plan and the applicable provisions of ERISA, the Code or any provisions of Similar Law relating to a fiduciary's duties to such Plan, including, without limitation, to the extent applicable, the prudence, diversification, delegation of control, conflict of interest and prohibited transaction provisions of ERISA, the Code and any Similar Law.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving "plan assets" with persons or entities who are parties in interest or disqualified persons with respect thereto, unless an exemption is available. For example, a Covered Plan is prohibited from lending money (or otherwise extending credit) to a party in interest or disqualified person, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, any fiduciary who authorizes such a transaction may be subject to personal liability, and any such transaction may need to be reversed or otherwise corrected. In addition, if the Plan involved in certain non-exempt prohibited transactions is an IRA, the IRA could lose its tax-exempt status. The acquisition and/or holding of a note (including any interest in a note), and the receipt and holding of the ADSs deliverable upon conversion of the note, by a Covered Plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, for example, where we or the underwriters are considered to be a party in interest or a disqualified person with respect to such Plan, unless the investment is acquired and held in accordance with an applicable statutory or administrative prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that potentially may apply to the acquisition and holding of a note (including any interest in a note) and the receipt and holding of the ADSs deliverable upon conversion of the note. These class exemptions include, without limitation, PTCE 84-14, relating to transactions effected by independent qualified professional asset managers, PTCE 90-1, relating to investments by insurance company pooled separate accounts, PTCE 91-38, relating to investments by bank collective investment funds, PTCE 95-60, relating to investments by life insurance company general accounts, and PTCE 96-23, relating to transactions directed by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person with respect to that Plan (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control, or renders investment advice with respect to, the Plan assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that, in connection with the transaction, the Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to an otherwise prohibited transaction resulting from a Covered Plan's acquisition and holding of a note (including any interest in a note) or the acquisition of and investment in ADSs issuable upon conversion of the note, or that all of the conditions of any such exemptions will be satisfied.

        Governmental plans, church plans and non-U.S. plans that are subject to Similar Law may purchase or hold a note (including any interest in a note) only in compliance with such Similar Law, including any applicable statutory or administrative prohibited transaction exemption available under such Similar Law.

Representation

        Because of the foregoing, the notes (including any interest in a note) may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding (and conversion to, and holding of, ADSs) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any Similar Law. Accordingly, each purchaser of a note (including any interest in a note) will be deemed to, and may be required to, represent and warrant that either (i) it is not using assets of a Plan to purchase or hold a note or an ADS, or (ii) its purchase and holding of a note and throughout the period that it holds the note, and the receipt and holding of the ADSs deliverable upon conversion thereof, will not result in a violation of the fiduciary rules under ERISA or a prohibited transaction under ERISA or Section 4975 of the Code, or will be exempt pursuant to one or more statutory or administrative prohibited transaction exemptions, and will not violate any applicable Similar Law.

Consultation with Counsel

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed on persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering investing in an on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be necessary and applicable to such investment.

        The sale of ADSs (including any interest therein) to a Plan is in no respect a representation or advice by a Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or recommended for Plans generally or for any particular Plan.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman Sachs (Asia) L.L.C. and BofA Securities, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the following respective principal amounts of the notes:

Underwriter	Principal Amount of the notes
Goldman Sachs (Asia) L.L.C.	US$	1,057,439,845
BofA Securities, Inc.	US$	617,028,738
China Renaissance Securities (Hong Kong) Limited	US$	75,531,417

Total	US$	1,750,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all notes in the offering if any are purchased, other than those notes covered by the over-allotment option. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. All sales of the notes in the United States will be made by U.S. registered broker-dealers.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to an additional US$250,000,000 aggregate principal amount of the notes from us at the public offering price listed on the cover of this prospectus supplement, less the underwriting discount, solely to cover over-allotments. To the extent the option is exercised, each underwriter will become severally obligated, subject to certain conditions, to purchase additional principal amount of the notes approximately proportionate to each underwriter's initial amount reflected in the table above.

        The underwriters initially propose to offer part of the notes directly to the public at the offering prices described on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Paid by Us
	No Exercise		Full Exercise
Total	US$	19,250,000	US$	22,000,000

        The underwriters will reimburse us for our expenses incurred in connection with this offering in an amount of up to US$2.0 million.

        We have agreed that we will not (a) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, (b) enter into any swap, hedge or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs, (c) file with the SEC a registration statement under the Securities Act relating to, any ADSs, our ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or our ordinary shares, or (d) publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Goldman Sachs (Asia) L.L.C. and BofA Securities, Inc. and subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement.

        Our directors and executive officers have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs, our ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or our ordinary shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or our ordinary shares, whether any of these transactions are to be settled by delivery of ADSs or our ordinary shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Goldman Sachs (Asia) L.L.C. and BofA Securities, Inc. for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, including, among others, (a) the issuance of ADSs or ordinary shares upon the exercise of any outstanding options, (b) the issuance of ADSs to settle conversions of the 2024 Notes, and (c) the sale of ADSs or ordinary shares held by Sequoia and its affiliated entities.

        Concurrently with this offering, we are offering 28,700,000 ADSs, assuming no exercise of the underwriters' over-allotment option (or up to 33,005,000 ADSs if the underwriters of that offering exercise their over-allotment option in full), in an underwritten offering pursuant to a separate prospectus supplement and accompanying prospectus. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy the ADSs being offered in the concurrent ADS Offering. We cannot assure you that the concurrent ADS Offering will be completed or, if completed, on what terms any of them will be completed. The completion of this offering of the notes is not contingent upon the completion of the concurrent ADS Offering (nor is the completion of the ADS Offering contingent on the completion of this offering of the notes).

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        The notes are new securities, and there is currently no public market for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated quotation system. Our ADSs are listed on the Nasdaq Global Select Market under the symbol "PDD."

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the principal amount of notes over-allotted by the underwriters is not greater than the principal amount of notes that they may purchase in the option to purchase additional notes. In a naked short position, the principal amount of notes involved is greater than the principal amount of notes in the option to purchase additional notes. The underwriters may close out any covered short position by either exercising their option to purchase additional notes and/or purchasing notes in the open market.

  •
  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option to purchase additional notes. If the underwriters sell more notes than could be covered by the option to purchase additional notes, a naked short position, the position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when notes originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of notes or preventing or retarding a decline in the market price of notes. As a result the price of notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

        This prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplement and accompanying prospectus electronically. The representatives may agree to allocate certain principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queens Road, Central, Hong Kong. The address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036, United States. The address of China Renaissance Securities (Hong Kong) Limited is Units 8107-08, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Selling Restrictions

        No action may be taken in any jurisdiction other than the United States that would permit a public offering of the notes or the possession, circulation or distribution of this prospectus supplement or any other offering material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the notes may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia

        This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

  (i)
  "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

    (ii)
    "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

    (iii)
    person associated with the company under section 708(12) of the Corporations Act; or

    (iv)
    "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act;

    and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

  (b)
  you warrant and agree that you will not offer any of the notes issued to you pursuant to this document for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Bermuda

        notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

British Virgin Islands

        The notes are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The notes may be offered to companies incorporated under the British Virgin Islands Business Companies Act, 2004, or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

        This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the notes, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any notes in the Cayman Islands.

Dubai International Finance Center

        This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

European Economic Area

        In relation to each Member State of the European Economic Area (each a "Relevant State"), no notes have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and our company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any notes being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

        The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea.

        Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the notes, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People's Republic of China

        This prospectus supplement has not been and will not be circulated or distributed in the PRC, and notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Qatar

        In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the "SFA"). Accordingly, (1) our notes have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such notes in Singapore and (2) this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our notes have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor as specified in Section 274 of the SFA, (b) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

        The notes will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to our company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

        The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

        This prospectus supplement is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates, or the UAE. The notes have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

        The offering, the notes and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

        In relation to its use in the UAE, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

        This prospectus supplement is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by King & Wood Mallesons with respect to legal matters of PRC law. The underwriters are being represented by Kirkland & Ellis International LLP and Latham & Watkins LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Jingtian & Gongcheng with respect to legal matters of PRC law. The validity of the debt securities offered in this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for the underwriters by Kirkland & Ellis International LLP and Latham & Watkins LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and King & Wood Mallesons with respect to matters governed by PRC law. Kirkland & Ellis International LLP and Latham & Watkins LLP may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC's website at www.sec.gov. You can also find information on our website http://investor.pinduoduo.com/. The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

Pinduoduo Inc.

Class A Ordinary Shares

Debt Securities

        We may from time to time in one or more offerings offer and sell our debt securities or Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 44 of this prospectus.

        The ADSs are listed on the Nasdaq Global Select Market under the symbol "PDD." On November 13, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$151.29 per ADS.

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2020

i

ABOUT THIS PROSPECTUS

        We are a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC's website as described under "Where You Can Find More Information About Us."

        In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADRs" are to the American depositary receipts that evidence our ADSs;

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  "ADSs" are to our American depositary shares, each of which represents four Class A ordinary shares, par value US$0.000005 each;

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  "China" or the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "Pinduoduo," "we," "us," "our company" and "our" are to Pinduoduo Inc., its subsidiaries and its consolidated affiliated entities;

  •
  "shares" or "ordinary shares" refers to our Class A and Class B ordinary shares, par value US$0.000005 per share; and

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  "US$," "U.S. dollars," "$," and "dollars" are to the legal currency of the United States.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

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  our growth strategies;

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  our future business development, financial conditions and results of operations;

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  the trends in the e-commerce industry in China;

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  our expectations regarding demand for and market acceptance of our products and services;

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  our expectations regarding our relationships with buyers and merchants;

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  competition in our industry; and

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  relevant government policies and regulations relating to our industry.

        The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.

        We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

 CORPORATE INFORMATION

        Our principal executive offices are located at 28/F, No. 533 Loushanguan Road, Changning District, Shanghai, People's Republic of China. Our telephone number at this address is +86 21-52661300. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities and notes registered by the registration statement of which this prospectus is a part.

        The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://investor.pinduoduo.com/. The information contained on our website is not a part of this prospectus.

 RISK FACTORS

        Please see the factors set forth under "Item 3. Key Information—D. Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the prospectus supplements.

        The specific allocations of the proceeds we receive from the sale of our securities will be described in the prospectus supplements.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Law (as amended) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

        As of the date of this prospectus, the authorized share capital of our company is US$400,000 divided into 80,000,000,000 shares comprising of (i) 77,300,000,000 Class A Ordinary Shares of a par value of US$0.000005 each, (ii) 2,200,000,000 Class B Ordinary Shares of a par value of US$0.000005 each and (iii) 500,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as the board of directors may determine in accordance with the ninth amended and restated memorandum and articles of association of our company.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

        Objects of Our Company.    Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

        Ordinary Shares.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

        Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person other than Mr. Zheng Huang or any entity which is not ultimately controlled by Mr. Zheng Huang, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Under the laws of the Cayman Islands, our company may declare and pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

        Voting Rights.    Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our memorandum and articles of association. In respect of matters requiring shareholders' vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman.

        A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than a majority of all votes attaching to all of our shares in issue and entitled to vote present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least ten calendar days is required for the convening of our annual general meeting and other shareholders meetings.

        An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting. Our articles of association provide that a special resolution shall be required, and that for the purposes of any such special resolution, the affirmative vote of no less than 95% of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our articles of association that relate to or have an impact upon: (i) the right of the Pinduoduo Partnership to appoint executive directors and nominate the chief executive officer candidate of our company as described under "Item 6. Directors, Senior Management and Employees—A. Directors and Senior Management—Pinduoduo Partnership—Executive Director Appointment and CEO Nomination Right" in our annual report on Form 20-F for the year ended December 31, 2019 and (ii) the procedures regarding the election, appointment and removal of directors or size of the board. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes that will affect the rights, preferences, privileges or powers of the preferred shareholders.

        General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

        Shareholders' general meetings may be convened by the chairman or a majority of our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders' meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, representing not less than a majority of all votes attaching to all of our shares in issue and entitled to vote.

        The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

        Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing, and shall be executed by or on behalf of the transferor, and if in respect of a nil or partly paid up share, or the directors so require, shall also be executed by the transferee.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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  a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, after compliance with any notice required of the Nasdaq Global Select Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

        Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors, or by the shareholders by special resolutions. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our Company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class), may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of the class by the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Issuance of Additional Shares.    Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series;

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  the dividend rights, dividend rates, conversion rights, voting rights; and

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  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

        Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

        Anti-Takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

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  authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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  limit the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Exempted Company.    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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  does not have to file an annual return of its shareholders with the Registrar of Companies;

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  is not required to open its register of members for inspection;

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  does not have to hold an annual general meeting;

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  may issue negotiable or bearer shares or shares with no par value;

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  may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  may register as an exempted limited duration company; and

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  may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Registered Office and Objects

        Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.

Board of Directors

        Our board of directors consists of seven directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided (a) such director has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may from time to time at their discretion exercise all the powers of the company to raise or borrow money, mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

        We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

Differences in Corporate Law

        The Companies Law is modeled after that of England but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a "parent" of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such officers and directors, other than by reason of such officer's or director's own dishonesty, willful default or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such officer and director in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

        Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

        Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class by holders of two-thirds of the issued shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

        Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

        The following is a summary of our securities issuances in the past three years.

Ordinary Shares

        We were incorporated in the Cayman Islands in April 2015. In February 2017, we repurchased 2,821,509 ordinary shares (equivalent to 56,430,180 ordinary shares if the recapitalization steps in connection with the Series D financing were similarly applied) from Pure Treasure Limited at a consideration of US$20,000,000.00. In March 2018, in connection with the Series D financing, we effected certain recapitalization steps and repurchased an aggregate of 87,938,491 ordinary shares from Walnut Street Investment, Ltd., Walnut Street Management, Ltd., Chak Man Wu, Pure Treasure Limited, IDG China Venture Capital Fund IV L.P. and IDG China IV Investors L.P. at par value of US$0.0001 per share, and reissued an aggregate of 42,486,360 Class A ordinary shares and 1,716,283,460 Class B ordinary shares at par value of US$0.000005 to effect a change of authorized share capital. In addition, in April 2018, we issued 254,473,500 Class A ordinary shares to Walnut Street Investment, Ltd. at par value of US$0.000005.

        Immediately prior to the completion of our initial public offering on July 30, 2018, (i) 1,031,241,400 ordinary shares, 40,221,800 Series A-1 preferred shares and 63,468,940 Series B-1 preferred shares held by Walnut Street Investment, Ltd., (ii) 388,360,860 ordinary shares held by Walnut Street Management, Ltd., and (iii) 551,154,700 ordinary shares held by Pure Treasure Limited were re-designated as Class B ordinary shares on a one-for-one basis, and all of the remaining ordinary shares and preferred shares that were issued and outstanding at the time were converted and re-designated as Class A ordinary shares on a one-for one basis.

        In July 2018, at the first closing of our initial public offering, we issued and sold a total of 342,400,000 Class A ordinary shares, represented by ADSs at a public offering price of US$19.00 per ADS.

        In August 2018, we issued and sold an additional 24,543,308 Class A ordinary shares represented by ADSs at a public offering price of US$19.00 per ADS, in connection with the underwriters' exercise of their option to purchase additional ADSs.

        In February 2019, we issued and sold 193,740,000 Class A Ordinary Shares represented by ADSs at a public offering price of US$25.00 per ADS, including the shares sold to the underwriters upon the full exercise of its over-allotment option.

        In early April 2020, we completed a private placement and issued 135,426,300 Class A ordinary shares to certain long-term investors for total proceeds net of issuance costs of US$1.1 billion.

Convertible Notes

        In September 2019, we completed an offering of US$1 billion in aggregate principal amount of convertible senior notes due 2024, which included the exercise in full by the initial purchasers of their option to purchase up to an additional US$125 million in aggregate principal amount of the notes. The notes will not bear regular interest and will mature on October 1, 2024. The initial conversion rate of the notes was 23.4680 of our company's ADSs per US$1,000 principal amount of Notes.

Preferred Shares

        On March 5, 2018, we effected a 1-to-20 share subdivision, following which each of our previously issued Series A-1 preferred shares, Series A-2 preferred shares, Series B-1 preferred shares, Series B-2 preferred shares, Series B-3 preferred shares, Series B-4 preferred shares, Series C-1 preferred shares, Series C-2 preferred shares and Series C-3 preferred shares was subdivided into 20 Series A-1 preferred shares, Series A-2 preferred shares, Series B-1 preferred shares, Series B-2 preferred shares, Series B-3 preferred shares, Series B-4 preferred shares, Series C-1 preferred shares, Series C-2 preferred shares and Series C-3 preferred shares, respectively.

        In March 2018, we sold an aggregate of 551,174,340 Series D preferred shares to Tencent Mobility Limited, Image Frame Investment (HK) Limited, SC GGFII Holdco, Ltd., Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. for an aggregate consideration of US$1,368,670,321.00. The consideration paid by Tencent consisted of both cash and certain business and strategic cooperation pursuant to and as specified in the Strategic Cooperation Framework Agreement between us and an affiliate of Tencent, dated February 27, 2018.

        Immediately prior to the completion of our initial public offering on July 30, 2018, all preferred shares that were issued and outstanding at the time were converted into our ordinary shares on a one-for-one basis.

Option Grants

        We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees.

Shareholders Agreement

        We entered into our seventh amended and restated shareholders agreement on March 5, 2018 with our then shareholders. Pursuant to this shareholders agreement, we have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the agreement.

Registration Rights

        We entered into our seventh amended and restated shareholders agreement on March 5, 2018 with our then shareholders. Pursuant to this shareholders agreement, we have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the agreement.

        Demand Registration Rights.    Holders holding at least 30% or more of the issued and outstanding registrable securities (on an as converted basis) held by the preferred shareholders, the Class B ordinary shareholders and Class A ordinary shareholders have the right to demand in writing that we file a registration statement covering the registration of at least 25% of their registrable securities. We have the right to defer filing of a registration statement for a period of not more than 90 days if we determine in good faith that filing of a registration statement in the near future will be materially detrimental to us or our shareholders, but we cannot exercise the deferral right for more than once during any twelve-month period and cannot register any other securities during such 90-day period. We are not obligated to effect more than two demand registrations. Further, if the registrable securities are offered by means of an underwritten offering, and the underwriters advise us that marketing factors require a limitation of the number of securities to be underwritten, the number of registrable securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the holders of registrable securities on a pro rata basis according to the number of registrable securities requested by each holder, provided that all other equity securities are first excluded and 25% of shares of registrable securities requested by the holders are included.

        Registration on Form F-3.    Any holder may request us to file a registration statement on Form F-3 if we qualify for registration on Form F-3. The holders are entitled to an unlimited number of registrations on Form F-3 so long as such registration offerings are in excess of US$500,000. We, however, are not obligated to consummate a registration if we have consummated two registrations within any twelve-month period. We have the right to defer filing of a registration statement for a period of not more than 60 days if we determine in good faith that filing of a registration statement in the near future will be materially detrimental to us or our shareholders, but we cannot exercise the deferral right for more than once during any twelve-month period and cannot register any other securities during such 60-day period.

        Piggyback Registration Rights.    If we propose to register for a public offering or our securities other than relating to any share incentive plan or a corporate reorganization, we must notify all holders of registrable securities and offer them an opportunity to be included in such registration. If the managing underwriter determines in good faith that market factors require a limitation of the number of registrable securities to be underwritten, the managing underwriter may decide to exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to us, second, to each of the holders requesting inclusion of their registrable securities on a pro rata basis based on the total amount of registrable securities requested by each such holder, and third, to holders of other securities of our company, provided that all other equity securities are first excluded and 25% of shares of registrable securities requested by the holders are included.

        Expenses of Registration.    We will bear all registration expenses, other than the underwriting discounts and commissions, fees for special counsel for the holders participating in such registration and certain excepted expenses as described in the shareholders agreement, incurred in connection with registrations, filings or qualification pursuant to the shareholders agreement.

        Termination of Obligations.    We have no obligation to effect any demand, piggyback or Form F-3 registration upon (i) the fifth anniversary from the date of closing of a Qualified Initial Public Offering (as defined in the shareholders agreement), (ii) upon the termination, liquidation or dissolution of our company or a Liquidation Event (as defined in the shareholders agreement), or (iii) all registrable securities proposed to be sold by a holder may then be sold without registration in any 90-day period under Rule 144 of the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of four Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See "—Jurisdiction and Arbitration."

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find Additional Information."

Holding the ADSs

How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

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  Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "Taxation." It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any Class A ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A ordinary shares (rather than ADSs). U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place. There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A ordinary shares or be able to exercise such rights.

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  Other Distributions.  Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the Class A ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•

To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended . If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to our company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

        The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal courts.

Jury Trial Waiver

        The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. By agreeing to this jury trial waiver provision, however, holders or beneficial owners of ADSs will not be deemed to have waived our or the depositary's compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:

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  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our Class A ordinary shares;

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  when you owe money to pay fees, taxes and similar charges;

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any Class A ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act". The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and any limit on the aggregate principal amount of the debt securities;

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  whether the debt securities will be secured or unsecured;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

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  whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

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  the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

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  redemption or early repayment provisions;

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  authorized denominations if other than denominations of $1,000 and multiples of $1,000 in excess thereof;

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  the form of the debt securities;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  any provisions for the defeasance of the particular debt securities being issued in whole or in part;

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  any addition or change in the provisions related to satisfaction and discharge;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

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  place or places where notices and demands relating to the debt securities and the indentures may be made;

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

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  any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

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  any provisions relating to compensation and reimbursement of the trustee;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

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  any other terms of the debt securities.

General

        We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as outstanding debt securities issued hereunder unless the additional debt securities are fungible with such outstanding debt securities of the relevant series for U.S. federal income tax or securities law purposes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

        The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

        The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

        You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

        If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar's records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the "record date" and will be stated in the applicable prospectus supplement.

        We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called "paying agents." We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent.

        Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Additional Amounts

        All payments of principal, premium and interest made by or on behalf of us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or within Bermuda, the British Virgin Islands, Cayman Islands, Hong Kong, the PRC or any jurisdiction where we or our paying agent are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

          (i)  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

         (ii)  in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

        (iii)  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

        (iv)  in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

         (v)  in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

        (vi)  to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

       (vii)  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

      (viii)  any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

        (ix)  any combination of Taxes referred to in the preceding items (i) through (viii) above.

        In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 10 business days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officers' certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officers' certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officers' certificate. The trustee and each paying agent shall be entitled to rely on the fact that any officers' certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss, liability or reasonable expenses without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officers' certificate furnished pursuant to this paragraph or on the fact that any officers' certificate contemplated by this paragraph has not been furnished.

        If we or our successor is required to make any deduction or withholding from any payments or deliveries with respect to the notes, it shall deliver to the trustee, the paying agent and the holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

        Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

        The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us or its paying agent is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

        Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Tax Redemption

        Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became a successor to us pursuant to the applicable provisions of the indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction is not a reasonable measure for purposes of this section.

        Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of external legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officers' certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it. The trustee shall be entitled to rely conclusively upon such certificate and opinion as sufficient evidence of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders.

        Notice of redemption of debt securities as provided above shall be given to the holders not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Open Market Purchases

        We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

        The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:

          (i)  change the Stated Maturity of any debt security;

         (ii)  reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;

        (iii)  change any obligation of ours to pay Additional Amounts with respect to any debt security;

        (iv)  change the currency of payment of the principal of, premium (if any) or interest on any debt security;

         (v)  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

        (vi)  impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;

       (vii)  reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

      (viii)  reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

        (ix)  modify the provisions of the indenture with respect to modification and waiver;

         (x)  amend, change or modify any provision of the indenture or the related definition affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

        (xi)  reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under "—Tax Redemption" or as described in the applicable prospectus supplement.

        The holders of not less than a majority in principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.

        Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:

          (i)  cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders;

         (ii)  evidence the succession of another corporation to our company, or successive successions, and the assumption by such successor of the covenants and obligations of our company contained in the debt securities of one or more series and in this indenture or any supplemental indenture;

        (iii)  comply with the rules of any applicable depositary;

        (iv)  secure any series of debt securities;

         (v)  add to the covenants and agreements of our company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon our company;

        (vi)  make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;

       (vii)  evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

      (viii)  conform the text of the indenture or any series of the debt securities to any provision of this "Description of Debt Securities" to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officers' certificate;

        (ix)  make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

         (x)  change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

        (xi)  make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

       (xii)  add guarantors or co-obligors with respect to any series of debt securities; and

      (xiii)  establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder's debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

          (i)  any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of Bermuda, the British Virgin Islands, Cayman Islands or Hong Kong and such Person expressly assumes by indentures supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

         (ii)  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

        (iii)  we have delivered to the trustee an officers' certificate and an opinion of external legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Payments for Consent

        We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

        Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:

          (i)  failure to pay principal or premium in respect of any debt securities of that series by the due date for such payment (whether at Stated Maturity or upon acceleration, repurchase, redemption or otherwise);

         (ii)  failure to pay interest on any debt securities of that series within 30 days after the due date for such payment;

        (iii)  we default in the performance of or breach our obligations under the "—Consolidation, Merger and Sale of Assets" covenant;

        (iv)  we default in the performance of or breach any covenant or agreement in the indenture or under the debt securities of that series (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of that series;

         (v)  (1) there occurs with respect to any of our indebtedness or indebtedness of any of our "significant subsidiaries," as defined in Article 1, Rule 1-02 of Regulation S-X, whether such indebtedness now exists or shall hereafter be created, (A) an event of default that has resulted in the holder thereof declaring the principal of such indebtedness to be due and payable prior to its stated maturity or (B) a failure to make a payment of principal, interest or premium when due (after giving effect to the expiration of any applicable grace period therefor, a "Payment Default") and (2) the outstanding principal amount of such indebtedness, together with the outstanding principal amount of any other indebtedness of such Persons under which there has been a Payment Default or the maturity of which has been so accelerated, is equal to or exceeds US$60,000,000, and in each case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;

        (vi)  one or more final judgments or orders for the payment of money are rendered against us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, and are not

paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons (net of any amounts that our insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed US$60,000,000, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

       (vii)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any of our significant subsidiaries bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any of our significant subsidiaries under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our significant subsidiaries or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

      (viii)  the commencement by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any significant subsidiary to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any significant subsidiary, or the filing by us or any significant subsidiary of a petition or answer or consent seeking reorganization or relief with respect to us or any of our significant subsidiaries under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any significant subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any of our significant subsidiaries or of any substantial part of their respective property pursuant to any such law, or the making by us or any of our significant subsidiaries of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any of our significant subsidiaries in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any of our significant subsidiaries that resolves to commence any such action;

        (ix)  the debt securities of that series or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the indenture; and

         (x)  any other event of default described in the applicable prospectus supplement.

        However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of that series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clauses (vii) and (viii) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice as provided in the indenture may, and the trustee, upon instructions from holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding and subject to receipt of pre-funding, security and/or indemnity to its satisfaction, shall declare the unpaid principal amount of such debt securities and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in clause (v) above shall occur, the declaration of acceleration of the debt securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (v) shall be remedied or cured by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the debt securities of that series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium (if any) or interest on the debt securities of that series that became due solely because of the acceleration of the debt securities of that series, have been cured or waived. If an Event of Default in clauses (vii) or (viii) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of defaults, see "—Modification and Waiver."

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on such debt security on or after the applicable due date specified in such debt security.

Legal Defeasance and Covenant Defeasance

        The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series ("Legal Defeasance") except for:

          (1)   the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

          (2)   our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

        The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings "Consolidation, Merger and Sale of Assets" and "Payments for Consents") that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "—Events of Default" will no longer constitute an Event of Default.

        The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   we must irrevocably deposit with the trustee or the paying agent, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, we must deliver to the trustee an opinion of external legal counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of external legal counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, we must deliver to the trustee an opinion of external legal counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5)   we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (6)   we must deliver to the trustee an officers' certificate and an opinion of external legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

          (1)   either:

            (a)   all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

            (b)   all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee or the paying agent as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the paying agent for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

          (3)   we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

          (4)   we have delivered irrevocable instructions to the trustee or the paying agent (as the case may be) under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

        In addition, we shall deliver an officers' certificate and an opinion of external legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        The trustee under the indenture is Deutsche Bank Trust Company Americas. Pursuant to the indenture, the trustee will be designated by us as the initial paying and transfer agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 60 Wall Street, 24th Floor, New York, New York, 10005, Attention: Global Transaction Banking—Pinduoduo.

        The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

        Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with our company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

        To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Notices

        Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register.

Governing Law and Consent to Jurisdiction

        The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon which process may be served in any such action.

        We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.

Certain Definitions

        Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

        "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in The City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

        "Company" means Pinduoduo Inc.

        "Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

        "Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "holder" in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the applicable series of securities.

        "Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

        "PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

        "Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

        "significant subsidiary" means a Subsidiary of our company that meets the definition of "significant subsidiary" in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of our company's consolidated affiliated entities will be deemed to be a "subsidiary" for the purposes of the definition of "significant subsidiary" in Article 1, Rule 1-02 of Regulation S-X.

        "Stated Maturity" means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of our company.

        "Total Equity" as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on our consolidated balance sheet for the most recent fiscal quarter.

        "U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

        We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

        Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

        Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a competent foreign court with jurisdiction to give the judgment, (ii) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws of the United States will be determined by the courts of the Cayman Islands as penal or punitive in nature. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

        King & Wood Mallesons, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

        In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 TAXATION

        Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.

        If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We or any selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

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  to or through underwriters or dealers;

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  directly to one or more purchasers;

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  through agents; or

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  through a combination of any of these methods of sale.

        The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

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  the name or names of any underwriters or agents;

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  any public offering price;

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  the proceeds from such sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at prices relating to prevailing market prices at the time of sale;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

By Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

        If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

        If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

        We may also sell securities directly without using agents, underwriters, or dealers.

General Information

        We may enter into agreements with underwriters, dealers, and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers, or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

 LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. The validity of the debt securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and King & Wood Mallesons with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of Pinduoduo Inc. (formerly known as Walnut Street Group Holding Limited) appearing in Pinduoduo Inc.'s annual report on Form 20-F for the year ended December 31, 2019, and the effectiveness of Pinduoduo Inc.'s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The offices of Ernst & Young Hua Ming LLP are located at Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC's website at www.sec.gov. You can also find information on our website http://investor.pinduoduo.com/. The information contained on our website is not a part of this prospectus.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents:

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  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on April 24, 2020;

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  all exhibits to our current report on Form 6-K furnished to the SEC on November 16, 2020;

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  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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  the description of the securities contained in our registration statement on Form 8-A filed on July 16, 2018 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Pinduoduo Inc.
28/F, No. 533 Loushanguan Road, Changning District
Shanghai, 200051
People's Republic of China
Tel: +86-21-52661300
Attention: Jianchong Zhu

        You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.